Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF MARCH 6, 2020

by and among

Bluerock residential holdings, L.P.,

AS Parent BORROWER,

Bluerock residential GROWTH REIT, INC.,

AS REIT GUARANTOR,

CERTAIN SUBSIDIARIES OF THE parent BORROWER FROM TIME TO TIME PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

AND

OTHER LENDERS THAT MAY BECOME PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

AS AGENT,

KEYBANC CAPITAL MARKETS INC. AND SUNTRUST ROBINSON HUMPHREY, INC.,
AS CO- LEAD ARRANGERS AND BOOK RUNNERS,

AND

TRUIST BANK, AS SYNDICATION AGENT

TABLE OF CONTENTS

§1.	DEFINITIONS AND RULES OF INTERPRETATION		1

	§1.1	Definitions	1
	§1.2	Rules of Interpretation	32
	§1.3	Divisions	34
	§1.4	Rates	34
	§1.5	Amendment and Restatement; Reallocation of Lender Pro Rata Shares; No Novation	35

§2.	THE CREDIT FACILITY		36

	§2.1	Loans	36
	§2.2	Record	36
	§2.3	Notes	36
	§2.4	Facility Unused Fee	36
	§2.5	Reduction and Termination of the Commitments	37
	§2.6	Interest on Loans	37
	§2.7	Requests for Loans	38
	§2.8	Funds for Loans	38
	§2.9	Use of Proceeds	39
	§2.10	Letters of Credit	39
	§2.11	Increase in Total Commitment	42
	§2.12	Extension of Maturity Date	44
	§2.13	Defaulting Lenders	44

§3.	REPAYMENT OF THE LOANS		47

	§3.1	Stated Maturity	47
	§3.2	Mandatory Prepayments	47
	§3.3	Optional Prepayments	48
	§3.4	Partial Prepayments	48
	§3.5	Effect of Prepayments	48

§4.	CERTAIN GENERAL PROVISIONS		48

	§4.1	Conversion Options	48
	§4.2	Fees	49
	§4.3	Funds for Payments	49
	§4.4	Computations	53
	§4.5	Suspension of LIBOR Rate Loans	53
	§4.6	Illegality	54
	§4.7	Additional Interest	54
	§4.8	Additional Costs, Etc.	54
	§4.9	Capital Adequacy	55
	§4.10	Breakage Costs	55
	§4.11	Default Interest; Late Charge	55
	§4.12	Certificate	56
	§4.13	Limitation on Interest	56
	§4.14	Certain Provisions Relating to Increased Costs and Non-Funding Lenders	57
	§4.15	Effect of Benchmark Transition Event	57

§5.	COLLATERAL SECURITY		61

	§5.1	Collateral	61
	§5.2	Appraisals; Adjusted Value	61
	§5.3	Addition of Collateral Properties	62
	§5.4	Release of Collateral Property	63
	§5.5	Additional Subsidiary Credit Parties	63
	§5.6	Release of Certain Subsidiary Credit Parties	64
	§5.7	Release of Collateral	64

§6.	REPRESENTATIONS AND WARRANTIES		64

	§6.1	Corporate Authority, Etc.	64
	§6.2	Governmental Approvals	65
	§6.3	Title to Collateral Properties	65
	§6.4	Financial Statements	65
	§6.5	No Material Changes	66
	§6.6	Franchises, Patents, Copyrights, Etc.	66
	§6.7	Litigation	66
	§6.8	No Material Adverse Contracts, Etc.	66
	§6.9	Compliance with Other Instruments, Laws, Etc.	66
	§6.10	Tax Status	66
	§6.11	No Event of Default	67
	§6.12	Investment Company Act; EEA Financial Institution	67
	§6.13	Absence of UCC Financing Statements, Etc.	67
	§6.14	Setoff, Etc.	67
	§6.15	Certain Transactions	67
	§6.16	Employee Benefit Plans	67
	§6.17	Disclosure	68
	§6.18	Trade Name; Place of Business	68
	§6.19	Regulations T, U and X	68
	§6.20	Environmental Compliance	68
	§6.21	Subsidiaries; Organizational Structure	70
	§6.22	Leases	70
	§6.23	Property	71
	§6.24	Brokers	74
	§6.25	Other Debt	74
	§6.26	Solvency	74
	§6.27	No Bankruptcy Filing	74
	§6.28	No Fraudulent Intent	74
	§6.29	Transaction in Best Interests of Borrowers; Consideration	75
	§6.30	OFAC	75
	§6.31	Inbound Ground Lease	75

§7.	AFFIRMATIVE COVENANTS		76

	§7.1	Punctual Payment	76
	§7.2	Maintenance of Office	76
	§7.3	Records and Accounts	76
	§7.4	Financial Statements, Certificates and Information	77
	§7.5	Notices	79
	§7.6	Existence; Maintenance of Properties	81
	§7.7	Insurance; Condemnation	81
	§7.8	Taxes; Liens	85
	§7.9	Inspection of Collateral Properties and Books	85

	§7.10	Compliance with Laws, Contracts, Licenses, and Permits	86
	§7.11	Further Assurances	86
	§7.12	Management	86
	§7.13	Leases of the Property	86
	§7.14	Business Operations	87
	§7.15	Registered Servicemark	87
	§7.16	Ownership of Real Estate	87
	§7.17	Distributions of Income to Parent Borrower	87
	§7.18	Plan Assets	87
	§7.19	Guarantor Covenants	87
	§7.20	Collateral Properties	88
	§7.21	REIT Guarantor	88
	§7.22	Keepwell	88

§8.	NEGATIVE COVENANTS		89

	§8.1	Restrictions on Indebtedness	89
	§8.2	Restrictions on Liens, Etc.	90
	§8.3	Restrictions on Investments	91
	§8.4	Merger, Consolidation	93
	§8.5	Sale and Leaseback	93
	§8.6	Compliance with Environmental Laws	93
	§8.7	Distributions	94
	§8.8	Asset Sales	95
	§8.9	Collateral Properties	95
	§8.10	Restriction on Prepayment of Indebtedness	96
	§8.11	Derivatives Contracts	96
	§8.12	Transactions with Affiliates	96
	§8.13	Management Fees	96
	§8.14	Changes to Organizational Documents	96
	§8.15	Options to Purchase	97
	§8.16	Sanctions and Anti-Money Laundering	97

§9.	FINANCIAL COVENANTS		97

	§9.1	Maximum Leverage Ratio	97
	§9.2	Minimum Liquidity	97
	§9.3	Minimum Debt Service Coverage Ratio	97
	§9.4	Minimum Tangible Net Worth	97
	§9.5	Pool Covenants	97
	§9.6	Minimum Fixed Charge Ratio	98
	§9.7	Interest Rate Protection	98
	§9.8	Collateral Covenant Cure	98

§10.	CLOSING CONDITIONS		98

	§10.1	Loan Documents	98
	§10.2	Certified Copies of Organizational Documents	98
	§10.3	Resolutions	98
	§10.4	Incumbency Certificate; Authorized Signers	99
	§10.5	Opinion of Counsel	99
	§10.6	Payment of Fees	99
	§10.7	Insurance	99
	§10.8	Performance; No Default	99

	§10.9	Representations and Warranties	99
	§10.10	Proceedings and Documents	99
	§10.11	Eligible Real Estate Qualification Documents	99
	§10.12	Compliance Certificate	99
	§10.13	Appraisals	100
	§10.14	Consents	100
	§10.15	KYC; Beneficial Ownership	100
	§10.16	Payment of Existing Debt	100
	§10.17	Other	100

§11.	CONDITIONS TO ALL BORROWINGS		100

	§11.1	Prior Conditions Satisfied	100
	§11.2	Representations True; No Default	100
	§11.3	Borrowing Documents	101
	§11.4	Future Advances Tax Payment	101

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC.		101

	§12.1	Events of Default and Acceleration	101
	§12.2	Certain Cure Rights	103
	§12.3	Termination of Commitments	103
	§12.4	Remedies	104
	§12.5	Distribution of Collateral Proceeds	104
	§12.6	Remedies in Respect of Hedge Obligations	105
	§12.7	Collateral Account	105
	§12.8	No Recourse to Exchange Accommodator	106

§13.	SETOFF		106

§14.	THE AGENT		107

	§14.1	Authorization	107
	§14.2	Employees and Agents	107
	§14.3	No Liability	107
	§14.4	No Representations	108
	§14.5	Payments	108
	§14.6	Holders of Notes	109
	§14.7	Indemnity	109
	§14.8	Agent as Lender	109
	§14.9	Resignation	109
	§14.10	Duties in the Case of Enforcement	110
	§14.11	Bankruptcy	110
	§14.12	Request for Agent Action	110
	§14.13	Reliance by Agent	110
	§14.14	Approvals	111
	§14.15	Borrowers Not Beneficiary	111
	§14.16	Reliance on Hedge Provider	111
	§14.17	Certain ERISA Matters	112

§15.	EXPENSES		113

§16.	INDEMNIFICATION		113

§17.	SURVIVAL OF COVENANTS, ETC.		114

§18.	ASSIGNMENT AND PARTICIPATION		114

	§18.1	Conditions to Assignment by Lenders	114
	§18.2	Register	115
	§18.3	New Notes	115
	§18.4	Participations	116
	§18.5	Pledge by Lender	116
	§18.6	No Assignment by Borrowers	117
	§18.7	Disclosure	117
	§18.8	Titled Agents	117
	§18.9	Amendments to Loan Documents	117
	§18.10	Mandatory Assignment	118

§19.	NOTICES		118

§20.	RELATIONSHIP		119

§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE		119

§22.	HEADINGS		120

§23.	COUNTERPARTS		120

§24.	ENTIRE AGREEMENT, ETC.		120

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS		120

§26.	DEALINGS WITH THE BORROWERS		121

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC.		121

§28.	SEVERABILITY		122

§29.	TIME OF THE ESSENCE		122

§30.	NO UNWRITTEN AGREEMENTS		122

§31.	REPLACEMENT NOTES		122

§32.	NO THIRD PARTIES BENEFITED		123

§33.	PATRIOT ACT		123

§34.	Acknowledgement and consent to bail-in of eea financial institutions		123

§35.	JOINT AND SEVERAL LIABILITY		124

§36.	ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF BORROWERS		124

	§36.1	Attorney-in-Fact	124
	§36.2	Accommodation	124
	§36.3	Waiver of Automatic or Supplemental Stay	124
	§36.4	Waiver of Defenses	124
	§36.5	Waiver	126
	§36.6	Subordination	127
	§36.7	Waiver of Rights Under Anti-Deficiency Rules	127
	§36.8	Further Waivers	127

§37.	ACKNOWLEDGMENT OF BENEFITS; EFFECT OF AVOIDANCE PROVISIONS		128

§38.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs		129

v

EXHIBITS AND SCHEDULES

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF JOINDER AGREEMENT

Exhibit C	FORM OF REQUEST FOR LOAN

Exhibit D	FORM OF LETTER OF CREDIT REQUEST

Exhibit E	FORM OF BORROWING BASE AVAILABILITY CERTIFICATE

Exhibit F	FORM OF COMPLIANCE CERTIFICATE

Exhibit G	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibit H	FORM OF LETTER OF CREDIT APPLICATION

Exhibit I	FORMS OF TAX COMPLIANCE CERTIFICATE

Schedule 1.1	LENDERS AND COMMITMENTS

Schedule 1.2	ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

Schedule 6.3	LIST OF ALL ENCUMBRANCES ON ASSETS

Schedule 6.5	NO MATERIAL CHANGES

Schedule 6.7	PENDING LITIGATION

Schedule 6.15	CERTAIN TRANSACTIONS

Schedule 6.20(d)	REQUIRED ENVIRONMENTAL ACTIONS

Schedule 6.21	SUBSIDIARIES

Schedule 6.23	PROPERTIES/PROPERTY EXCEPTIONS/MANAGEMENT AGREEMENTS

Schedule 6.25	MATERIAL LOAN AGREEMENTS

Schedule 19	NOTICE ADDRESSES

THIS AMENDED AND RESTATED CREDIT AGREEMENT AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN CREDIT AGREEMENT DATED OCTOBER 4, 2017, (THE “EXISTING CREDIT AGREEMENT”), BY AND AMONG BLUEROCK RESIDENTIAL HOLDINGS, L.P., AS PARENT BORROWER, BLUEROCK RESIDENTIAL GROWTH REIT, INC., AS GUARANTOR, THE OTHER SUBSIDIARY BORROWERS AND SUBSIDIARY GUARANTORS PARTIES THERETO, KEYBANK NATIONAL ASSOCIATION AND THE OTHER LENDING INSTITUTIONS PARTIES TO THE AGREEMENT AS “LENDERS”, AND KEYBANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of March 6, 2020, by and among BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership (“Parent Borrower”), the Subsidiary Borrowers which are or may become parties hereto (together with the Parent Borrower, the “Borrowers”), Bluerock residential GROWTH REIT, INC., a Maryland corporation (“REIT Guarantor”), the Subsidiary Guarantors which are or may become parties hereto (together with the REIT Guarantor, the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto pursuant to §18, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Agent”), KEYBANC CAPITAL MARKETS INC. and SUNTRUST ROBINSON HUMPHREY, INC. as Co-Lead Arrangers and Book Runners, and TRUIST BANK, as Syndication Agent.

R E C I T A L S

WHEREAS, Parent Borrower, REIT Guarantor, and the Subsidiary Credit Parties party thereto entered into the Existing Credit Agreement to provide a revolving loan facility to Parent Borrower and each Subsidiary Credit Party party thereto;

WHEREAS, Parent Borrower has requested that the Lenders provide a revolving loan facility to Parent Borrower and each Subsidiary Credit Party which is or hereafter becomes a party hereto; and

WHEREAS, the Agent and the Lenders are willing to provide such revolving loan facility to Borrowers on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree to amend and restate the Existing Credit Agreement in its entirety as follows:

§1.          DEFINITIONS AND RULES OF INTERPRETATION.

§1.1      Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

Additional Commitment Request Notice. See §2.11(a)

Additional Subsidiary Borrower. Each additional Subsidiary of Parent Borrower which becomes a Subsidiary Borrower pursuant to §5.5.

Additional Subsidiary Guarantor. Each additional Subsidiary of Parent Borrower which joins into the Subsidiary Guaranty as a Subsidiary Guarantor pursuant to §5.5.

Adjusted EBITDA. On any date of determination, the sum of (1) the EBITDA for the two prior fiscal quarters most recently ended, annualized, less (b) the Capital Reserve.

Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty percent (20%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing twenty percent (20%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agent. KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent’s Head Office. The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrowers and the Lenders.

Agent’s Special Counsel. Riemer & Braunstein LLP or such other counsel as selected by Agent.

Agreement. This Amended and Restated Credit Agreement, as the same may be amended, modified, supplemented and/or extended from time to time, including the Schedules and Exhibits hereto.

Agreement Regarding Fees. See §4.2.

Anti-Corruption Laws. All Applicable Laws of any jurisdiction concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977.

Anti-Money Laundering Laws. All Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

Applicable Law. All applicable provisions of constitutions, statutes, rules, regulations, guidelines and orders of all Governmental Authorities and all orders and decrees of all courts, tribunals and arbitrators.

Applicable Mortgaged Leverage Rate. A percentage equal to (a) if the Fixed Charge Ratio calculated as of the end of the immediately preceding fiscal quarter is less than 1.0 to 1.0, 55%, or (b) at all other times, 65%.

Applicable Margin. The Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be as set forth below based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate pursuant to §7.4(c):

2

Pricing Level	Consolidated Leverage Ratio	LIBOR Rate Loans	Base Rate Loans
Pricing Level 1	Less than 45%	1.30%	0.30%
Pricing Level 2	Equal to or greater than 45% but less than 50%	1.45%	0.45%
Pricing Level 3	Equal to or greater than 50% but less than 55%	1.50%	0.50%
Pricing Level 4	Equal to or greater than 55% but less than 60%	1.55%	0.55%
Pricing Level 5	Equal to or greater than 60%	1.65%	0.65%

The Applicable Margin shall not be adjusted based upon such Consolidated Leverage Ratio, if at all, until the first day of the first month following the delivery of any updated Compliance Certificate as required pursuant to §7.4(c). In the event that Parent Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 5 commencing on the first (1st) Business Day following the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until such failure is cured, in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate. The Applicable Margin in effect from the date hereof through the date of the next change in the Applicable Margin pursuant to the provisions hereof shall be determined based upon Pricing Level 4. The provisions of this definition shall be subject to §2.6(e).

Appraisal. An MAI appraisal of the value of a parcel of Real Estate, performed by an independent appraiser with experience appraising multifamily residential properties, with any such Appraisal for a Collateral Property being performed by an independent appraiser selected by the Agent who is not an employee of any Borrower or any of their Subsidiaries, the Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Lenders and approved by the Agent, such approval not to be unreasonably withheld, delayed or conditioned.

Appraised Value. The “as-is” value (including the gross basis of in place leases) of a Collateral Property (or Real Estate which will become a Collateral Property) determined by the most recent applicable Appraisal of such Collateral Property (or Real Estate which will become a Collateral Property), obtained pursuant to this Agreement; subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Agent in its good faith business judgment based on criteria and factors generally used and considered by the Agent in determining the value of similar properties.

Approved Fund. Any Fund that is administered or managed by (a) a Lender, or (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

3

Arranger. KeyBanc Capital Markets, Inc., in its capacity as a co-lead arranger, or any successors thereto.

Assignment and Acceptance Agreement. See §18.1.

Assignment of Leases and Rents. Each of the assignments of leases and rents from the Parent Borrower or a Subsidiary Credit Party to the Agent now or hereafter delivered to secure the Obligations, as may be modified or amended.

Authorized Officer. Any of the following Persons: R. Ramin Kamfar, Christopher Vohs, Jordan Ruddy and Michael Konig and such other Persons as Parent Borrower or REIT Guarantor, as applicable, shall designate in a written notice to Agent.

Bail-In Action. The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation. With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Balance Sheet Date. December 31, 2019.

Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Base Rate. As of any date, the greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate”, (b) one half of one percent (0.50%) above the Federal Funds Effective Rate or (c) the one-month LIBOR plus one percent (1.0%) above the Federal Funds Effective Rate. The Base Rate is a reference rate used by the lender acting as Agent in determining interest rates on certain loans and is not intended to be the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of 12:01 a.m. on the Business Day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

Beneficial Ownership Certification. A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

Beneficial Ownership Regulation. 31 C.F.R. § 1010.230.

Benefit Plan. Any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of the Plan Assets Regulation) the assets of any such “employee benefit plan” or “plan.”

4

BHC Act Affiliate. An “affiliate” (as such term is defined under, and interpreted in accordance with 12 U.S.C. 1841(k)) of such party.

Board. As defined in the definition of Change of Control.

Borrowers. Collectively, Parent Borrower and the Subsidiary Borrowers, and individually any of them.

Borrowing Base Availability. As of any date of calculation, the lesser of (a) the sum of (i) Mortgaged Property Availability plus (ii) Ground Leased Property Availability, in each case, as of such date, provided, however, that (x) at any time when Ground Leased Property Availability exceeds twenty seven and one-half percent (27.5%) of Borrowing Base Availability, then during such time Borrowing Base Availability shall be reduced to an amount such that the Ground Leased Property Availability does not exceed twenty seven and one-half percent (27.5%) of Borrowing Base Availability and (y) at any time when Ground Leased Property Availability (including as adjusted per clause (x)) from one or more Ground Leased Properties with respect to which ground rent is not being paid current exceeds fifteen percent (15.0%) of Borrowing Base Availability, then during such time Borrowing Base Availability shall be reduced to an amount such that the Ground Leased Property Availability from such Ground Leased Properties does not exceed fifteen percent (15.0%) of Borrowing Base Availability; and (b) an amount that would provide a Pool Interest Coverage Ratio of 1.6 to 1.0 calculated solely on the actual interest expense hereunder and without giving effect to the adjusted interest calculation under clause (b)(ii) of such definition.

Borrowing Base Availability Certificate. An executed Borrowing Base Availability Certificate in the form of Exhibit E certified by an Authorized Officer.

Breakage Costs. The cost to any Lender of re-employing funds bearing interest at LIBOR incurred (or reasonably expected to be incurred) in connection with (i) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (ii) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (iii) the failure of a Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which such Borrower has elected a LIBOR Rate Loan.

BRG Exchange Management Agreement. A Property Management Agreement or similar agreement with respect to any Permitted Exchange Property by, among others, the applicable Permitted Exchange Property Owner, the applicable Exchange Accommodator, the applicable Taxpayer and the applicable BRG Exchange Manager.

BRG Exchange Manager. A direct or indirect Subsidiary of the Parent Borrower that manages a Permitted Exchange Property.

Building. With respect to each Collateral Property or parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day. Any day on which banking institutions located in the same city and State as the Agent’s Head Office is located are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capital Lease Obligations. With respect to the Parent Borrower and its Subsidiaries for any period, the obligations of the Parent Borrower or any Subsidiary to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of the Parent Borrower and its Subsidiaries under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

5

Capital Reserve. On an annual basis, an amount equal to $250 per apartment unit at each multifamily Property of the Credit Parties and their Subsidiaries or such other amount per unit as may be approved by the Required Lenders. The Capital Reserve shall be calculated based on the total number of units owned at the end of each fiscal quarter, excluding units under development.

Capitalized Lease. A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

Cash Equivalents. As of any date, (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposits having maturities of not more than one year from such date and issued by any domestic commercial bank having, (A) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (B) capital and surplus in excess of $100,000,000; (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (iv) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.

Change in Law. The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control. A Change of Control shall exist upon the occurrence of any of the following:

(a)            During any twelve month period on or after the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors or Trustees of the REIT Guarantor (the “Board”) (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the REIT Guarantor was approved by a vote of at least a majority of the members of the Board then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office;

(b)            Any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or voting interests shall have different voting powers) of the voting stock or voting interests of REIT Guarantor equal to at least twenty percent (20%) who did not hold such beneficial ownership as of the date of this Agreement;

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(c)            REIT Guarantor shall fail to own at least sixty five percent (65%) of the limited partner Equity Interests of the Parent Borrower and be (or own and control any other Person that may in the future be) the general partner of Parent Borrower, shall fail to own such interests in Parent Borrower free of any lien, encumbrance or other adverse claim, or shall fail to control the management and policies of Parent Borrower;

(d)            the Parent Borrower or REIT Guarantor consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by §8.4);

(e)            Subject to any permitted transfers in connection with the release of Collateral under §5.4 or §5.7, Parent Borrower fails to own directly or indirectly, free of any lien, encumbrance or other adverse claim, other than any lien or encumbrance permitted hereunder, the same economic, voting and beneficial interest of each Subsidiary Credit Party owned by the Parent Borrower (i) at the time such Subsidiary becomes a Subsidiary Credit Party hereunder or, (ii) with respect to any Subsidiary Credit Party that owns a Collateral Property that was an Exchange Property, immediately after the Exchange Permitted Transfer with respect to such Permitted Exchange Property is consummated; or

(f)            prior to the Exchange Permitted Transfer with respect to any Permitted Exchange Property, (i) the applicable Exchange Accommodator shall fail to own directly or indirectly one hundred percent (100%) of the Equity Interests of the applicable Permitted Exchange Property Owner, free of any lien, encumbrance or other adverse claim, or (ii) the BRG Exchange Manager shall fail to control the day-to-day management of such Permitted Exchange Property.

Closing Date. The first date on which all of the conditions set forth in §10 and §11 have been satisfied.

Code. The Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder.

Collateral. All of the property, rights and interests of the Parent Borrower and Subsidiary Credit Parties which are subject to the security interests, security title, liens and mortgages created by the Security Documents, including, without limitation, the Collateral Properties.

Collateral Account. A special deposit account established by the Agent pursuant to §12.7 and under its sole dominion and control.

Collateral Property or Collateral Properties. Each Mortgaged Property and Ground Leased Property, individually or collectively as the context may require.

Commitment. With respect to each Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s Commitment to make or maintain Loans to the Borrowers, to participate in Letters of Credit for the account of the Borrowers, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Commitments of the Lenders have been terminated as provided in this Agreement, then the Commitment of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

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Commitment Increase. An increase in the Total Commitment to not more than $350,000,000 after giving effect to any such increase pursuant to §2.11.

Commitment Increase Date. See §2.11(a).

Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commodity Exchange Act. The Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Compliance Certificate. See §7.4(c).

Condemnation Proceeds. All compensation, awards, damages, judgments and proceeds awarded to Parent Borrower or a Subsidiary Credit Party by reason of any Taking, net of all reasonable and customary amounts actually expended to collect the same and/or to maximize the total amount of the same.

Connection Income Taxes. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Consolidated Leverage Ratio. As of any date of calculation, the ratio of Parent Borrower’s and REIT Guarantor’s Consolidated Indebtedness to Total Asset Value.

Control and Controlled by. Unless expressly noted, have the meanings assigned to such terms in Rule 405 under the Securities Act.

Covered Entity. Any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. 382.2(b).

Covered Party. See §38.

Conversion/Continuation Request. A notice given by the Borrowers to the Agent of its election to convert or continue a Loan in accordance with §4.1.

Credit Party(ies). Individually and collectively, the Parent Borrower, the REIT Guarantor and each Subsidiary Credit Party.

Debt Service. All of the principal due and payable on the Indebtedness (other than amounts paid in connection with balloon maturities, refinancings, unscheduled principal payments, hyper-amortization, or principal payments on the Loans) plus all Interest Expense, in each case, for the REIT Guarantor on a Consolidated basis.

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Debt Service Coverage Ratio. The ratio of (a) Adjusted EBITDA to (b) Debt Service, all based upon the immediately preceding two calendar quarters (annualized).

Default. See §12.1.

Default Rate. See §4.11

Defaulting Lender. Any Lender that, as reasonably determined by the Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such failure arises out of a good faith dispute between such Lender and the Borrower or the Agent, (b) (i) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations hereunder, unless with respect to this clause (b), such failure is subject to a good faith dispute, (c) has failed, within two (2) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that it will comply with its funding obligations hereunder; provided that, notwithstanding the provisions of §2.13, such Lender shall cease to be a Defaulting Lender upon the Agent’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person). Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent demonstrable error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.13(g)) upon delivery of written notice of such determination to the Borrower and each Lender.

Derivatives Contract. Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

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Derivatives Termination Value. In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

Designated Jurisdiction. At any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.

Distribution. Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT Guarantor, Parent Borrower or a Subsidiary Credit Party, now or hereafter outstanding, except a dividend or other distribution payable solely in Equity Interests to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT Guarantor, Parent Borrower or a Subsidiary Credit Party now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT Guarantor, Parent Borrower or a Subsidiary Credit Party now or hereafter outstanding. Without limiting the foregoing, Distributions shall include Preferred Distributions.

Division and Divide. Each refer to a division of a limited liability company into two or more newly formed or existing limited liability companies pursuant to a plan of division or otherwise, including, pursuant to the Delaware Limited Liability Company Act.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date, is converted in accordance with §4.1.

EBITDA. An amount derived from the following during any given period (a) net income (before the payment of preferred dividends), plus (b) to the extent included in the determination of net income, depreciation, amortization, interest expense, and income taxes, plus (c) asset management fees, plus (d) property acquisition expenses, plus or minus (e) to the extent included in the determination of net income, any non-cash compensation expenses and any extraordinary losses or gains, such as those resulting from sales or payment of Indebtedness but excluding straight-line rents and FAS 141 accruals or similar adjustments, in each case, as determined on a Consolidated basis in accordance with GAAP (unless otherwise indicated herein).

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EEA Financial Institution. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority. Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eligible Assignee. (a) A Lender; (b) an Affiliate of a Lender; (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Agent, and (ii) unless an Event of Default has occurred and is continuing, the Parent Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower or any of the Borrowers’ or the REIT Guarantor’s Affiliates or Subsidiaries.

Eligible Real Estate. Real Estate:

(a)            which is owned in fee (or, with respect to a Mortgaged Property only, leased pursuant to an Inbound Ground Lease acceptable to the Agent in its reasonable discretion) by Parent Borrower or a Subsidiary Credit Party, with such easements, rights-of-way, and other similar appurtenances required for the operation of the fee or leasehold property, by Parent Borrower or a Subsidiary Credit Party;

(b)            which is (i) in the case of a Mortgaged Property, an income producing multi-unit apartment property operated by the Parent Borrower and its Subsidiaries as such and (ii) in the case of a Ground Leased Property, improved with or to be improved with a multifamily Building owned by the applicable Outbound Ground Tenant, in each case, located within the fifty (50) States of the continental United States or the District of Columbia;

(c)            as to which all of the representations set forth in §6 of this Agreement concerning Collateral Property are true and correct in all material respects;

(d)            If such Real Estate is located in a special or high hazard flood zone, as to which the flood determination, flood insurance, and all other special or high hazard flood requirements of any Lender for any Collateral Property located in a special or high hazard flood zone have been approved by each Lender;

(e)            which has been approved by the Required Lenders in their sole discretion for inclusion in the Collateral, provided the approval of each Lender as to flood insurance matters shall be required as provided in (d) above; and

(f)             as to which the Agent has received and approved all Eligible Real Estate Qualification Documents, or will receive and approve them prior to inclusion of such Real Estate as a Collateral Property.

Eligible Real Estate Qualification Documents. See Schedule 1.2 attached hereto.

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Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer. Such firm or firms of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion.

Environmental Laws. As defined in the Indemnity Agreements.

Equity Interests. With respect to any Person, any share of capital stock, membership interest, partnership interest of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

Equity Line. That certain equity-secured revolving credit facility evidenced by, among others, that certain Second Amended and Restated Credit Agreement dated November 6, 2019 entered into among Parent Borrower and certain of its Subsidiaries as guarantors, REIT Guarantor and BRG KB Borrower, LLC, as borrowers, KeyBank National Association, as administrative agent, and the various lenders party thereto, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

Equity Offering. The issuance and/or sale after the Closing Date by Parent Borrower or REIT Guarantor or any of their Subsidiaries of any equity interests or securities of such Person, including, without limitation, (a) any new Preferred Securities or any increase in the amount thereof, and (b) any conversion of Equity Interests or securities of any Subsidiary of Parent Borrower into Equity Interests in the Parent Borrower.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all regulations and formal guidance issued thereunder.

ERISA Affiliate. Any Person that is subject to ERISA and is treated as a single employer with Parent Borrower or its Subsidiaries under §414 of the Code or §4001 of ERISA and any predecessor entity of any of them.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which Parent Borrower, the REIT Guarantor or an ERISA Affiliate could have liability under §4062(e) or §4063 of ERISA.

EU Bail-In Legislation Schedule. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default. See §12.1.

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Exchange Accommodator. First American Exchange Company, LLC or another nationally recognized provider of 1031 exchange services that is reasonably acceptable to the Agent.

Exchange Act. See (b) of the definition of Change of Control.

Exchange Loan. With respect to any Permitted Exchange Property, the sum of funds lent by the applicable Taxpayer to the applicable Permitted Exchange Property Owner for the acquisition of such Permitted Exchange Property in connection with the applicable Reverse Exchange, including any additional sums that may be added to the balance of such loan pursuant to the Exchange Loan Documents to fund operations during the duration of the Reverse Exchange.

Exchange Loan Documents. With respect to any Permitted Exchange Property, the applicable Promissory Note evidencing the Exchange Loan, the QEAA and any other document evidencing the applicable Exchange Loan.

Exchange Loan Subordination Agreement. With respect to a Permitted Exchange Property, a Subordination and Standstill Agreement by and among the Agent and the applicable Taxpayer with respect to the Exchange Loan in respect of such Permitted Exchange Property.

Exchange Permitted Transfer. With respect to any Permitted Exchange Property, the transactions made in accordance with the terms of the applicable QEAA pursuant to which:

(1)            100% of the direct and/or indirect Equity Interests in the applicable Permitted Exchange Property Owner held by the applicable Exchange Accommodator as of the date of the applicable Exchange Loan shall be transferred to the applicable Taxpayer or a disregarded entity owned directly or indirectly by such Taxpayer and concurrently therewith, the QEAA will be terminated and of no further force or effect; and

(2)            the applicable Exchange Loan shall be forgiven or indefeasibly satisfied in full from a source other than the assets of the applicable Permitted Exchange Property Owner or the other income generated by such Permitted Exchange Property and the applicable Exchange Loan Documents shall be terminated and released of record (if applicable);

provided that the Permitted Exchange Property Owner, Taxpayer, and each other applicable Subsidiary of the Parent Borrower shall comply with the following in connection therewith:

(i)             Parent Borrower delivers to Agent written notice at least ten (10) days (or such later date as the Agent may agree) prior to such Exchange Permitted Transfer, which notice shall include:

(A)            the form of documentation intended to complete the proposed Exchange Permitted Transfer;

(B)            fully executed copies of the then current organizational documents (if different from what was delivered when such Permitted Exchange Property was added to the Collateral) for the applicable Permitted Exchange Property Owner; and

(C)            evidence that such Permitted Exchange Property will continue to be managed in accordance with §7.12.

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(ii)            Parent Borrower has submitted to Agent all information required by Agent to make the determination required by this definition;

(iii)           no Event of Default has occurred and is continuing, and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing;

(iv)           no Change of Control shall result therefrom;

(v)            Agent has reviewed and approved the documents effectuating the Exchange Permitted Transfer;

(vi)           the proposed Exchange Permitted Transfer is completed by no later than the applicable Exchange Termination Date; and

(vii)            Parent Borrower delivers to Agent finalized and fully executed copies of the documentation effectuating the Exchange Permitted Transfer in form and substance acceptable to Agent within five (5) Business Days following completion of the proposed Exchange Permitted Transfer.

Exchange Termination Date. With respect to any Permitted Exchange Property, the date that is 180 days after the date when such Permitted Exchange Property was acquired using the proceeds of an Exchange Loan pursuant to the applicable Reverse Exchange.

Excluded Swap Obligation. With respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

Excluded Taxes. Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under §4.14 as a result of costs sought to be reimbursed pursuant to §4.3 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to §4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with §4.3(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

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Falls at Forsyth Property. The real property located at 5310 Falls Drive, Cumming, Georgia 30028 to be acquired by BR Falls at Forsyth, LLC, a Delaware limited liability company, in connection with a Reverse Exchange.

FATCA. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate. For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.” Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.

Fee Owner. See §6.31(a).

Fixed Charge Ratio. The ratio of (a) Adjusted EBITDA to (b) Debt Service plus the aggregate of all cash dividends payable on any preferred stock, all based upon the immediately preceding two calendar quarters (annualized).

Foreign Lender. If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Fronting Exposure. At any time there is a Defaulting Lender, with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof.

Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

GAAP. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.

Governmental Authority. Any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.

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Ground Leased Debt Yield. As of any date of calculation, the ratio of (a) Ground Leased NOI from all Ground Leased Properties to (b) the outstanding Revolving Credit Exposure drawn under the Ground Leased Property Availability.

Ground Leased NOI. As of any date of calculation, with respect to any Ground Leased Property, the sum of (a) Ground Leased Rent for such Ground Leased Property less (b) the amount of all unreimbursed expenses related to such Ground Leased Property for the most recently ended 4 quarter period (unless otherwise agreed by Agent with respect to Ground Leased Properties that have been owned for less than 4 quarters). Ground Leased NOI shall be calculated utilizing the scheduled contractual ground rent due to the applicable Subsidiary Credit Party based upon the then amount of advances made hereunder to Borrowers to purchase such Ground Leased Property and fund improvements thereto.

Ground Leased Property. Any Eligible Real Estate subject to an Outbound Ground Lease that is acceptable to the Agent and is not subordinate or will not become subordinate to any other Indebtedness, which is at any particular time, security for the Obligations and any Hedge Obligations pursuant to a Mortgage.

Ground Leased Property Availability. As of any time of determination, the lesser of (A) sixty percent (60%) of the Ground Leased Property Pool Value; or (B) an amount which would provide a Ground Leased Debt Yield of not less than 6.0%.

Ground Leased Property LTV Ratio. As of any date of calculation, the ratio of (a) all outstanding Revolving Credit Exposure drawn under the Ground Leased Property Availability to (b) the Ground Leased Property Pool Value.

Ground Leased Property Pool Value. The sum of the Values for each Ground Leased Property.

Ground Leased Rent. Means, as of any date of determination (i) for those Ground Leased Properties with respect to which an Outbound Ground Tenant is currently paying ground rent pursuant to the terms of an Outbound Ground Lease, ground rent allocable to the prior quarter, annualized, (ii) for those Ground Leased Properties with respect to which an Outbound Ground Tenant is not currently paying ground rent, the next scheduled annual ground rent payment pursuant to the terms of an Outbound Ground Lease to the extent commencing within thirty-six (36) months, and (iii) for those Ground Leased Properties with respect to which an Outbound Ground Tenant is in default of the related Outbound Ground Lease, zero. Ground Leased Rent for newly-leased Ground Leased Properties that do not fit another category in this definition will be calculated as agreed by the Agent.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor(s). Each of REIT Guarantor and any Subsidiary Guarantor, individually or collectively, as the context may require.

Guaranty. Each of the REIT Guaranty and Subsidiary Guaranty.

Hazardous Substances. As defined in the Indemnity Agreements.

Hedge. Any interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the Obligations, and any confirming letter executed pursuant to such hedging agreement, and which shall include, without limitation, any Swap Obligation, all as amended, restated or otherwise modified.

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Hedge Obligations. All obligations of the Borrowers to any Lender Hedge Provider to make any payments under any agreement with respect to a Hedge. Under no circumstances shall any of the Hedge Obligations secured or guaranteed by any Loan Document as to a surety or guarantor thereof include any obligation that constitutes an Excluded Hedge Obligation of such Person.

Impacted Interest Period. As defined in clause (i) of the definition of LIBOR.

Implied Debt Service. As of any date of calculation, the hypothetical annual debt service payment calculated based on (a) the outstanding Revolving Credit Exposure drawn under the Mortgaged Property Availability as of such date; (b) an interest rate equal to the greater of (1) five percent (5.00%), (2) the then current (10) year US Treasury rate plus two percent (2.00%), and (3) the effective all-in interest rate under the Loans; and (c) a thirty (30) year amortization schedule.

Inbound Ground Lease. A ground lease approved by Agent, which at the time of such approval has a remaining term of no less than thirty (30) years, pursuant to which Parent Borrower or a Subsidiary Credit Party leases a Mortgaged Property as ground lessee thereunder.

Inbound Ground Lease Default. See §6.31(d).

Indebtedness. Without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including Mandatorily Redeemable Stock if such redemption is required to be made in cash rather than common stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) any amount payable by such Person pursuant to all guarantees by such Person of Indebtedness of others (excluding non-recourse carve-out guarantees or backstop agreements until such time as such Person is called upon to make payments under any of these guarantees or backstop agreements, at which time such guarantees or backstop agreements shall thereafter be included in the definition of Indebtedness to the extent of the actual liability thereunder), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) net obligations under any Derivatives Contract, in an amount equal to the Derivatives Termination Value thereof, and (l) payments received in consideration of sale of an ownership interest in Parent Borrower when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a Consolidated basis in accordance with GAAP (unless otherwise indicated herein).

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Indemnified Taxes. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

Indemnity Agreements. The Environmental Indemnity regarding Hazardous Substances made by the Parent Borrower and each Subsidiary Credit Party in favor of the Agent and the Lenders, as the same may be modified or amended.

Information Materials. See §7.4.

Insurance Proceeds. All insurance proceeds, damages and claims and the right thereto under any insurance policies relating to any portion of any Collateral, net of all reasonable and customary amounts actually expended to collect the same and/or to maximize the total amount of the same.

Interest Expense. All paid or accrued interest expense on REIT Guarantor’s Consolidated Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt).

Interest Payment Date. As to each Loan, the first day of each calendar month during the term of such Loan.

Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one or three months thereafter and (b) thereafter, each period commencing on the day following the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in the London interbank market;

(ii)           if the Borrowers shall fail to give notice as provided in §4.1, the Borrowers shall be deemed to have requested a continuation of the affected LIBOR Rate Loan as a LIBOR Rate Loan for an interest period of one month on the last day of the then current Interest Period with respect thereto as provided in and subject to the terms of §4.1(c);

(iii)          any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and

(iv)          no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date, as applicable.

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Interpolated Rate. At any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Rate for the longest period for which the LIBOR Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBOR Rate for the shortest period for which that LIBOR Rate is available that exceeds the Impacted Interest Period, in each case, at such time.

Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

Issuing Lender. KeyBank, in its capacity as the Lender issuing the Letters of Credit and any successor thereto.

Joinder Agreement. The Joinder Agreement with respect to this Agreement, the Notes (or the Guaranty) and Indemnity Agreement to be executed and delivered pursuant to §5.5 by any Additional Subsidiary Credit Party, such Joinder Agreement to be substantially in the form of Exhibit B hereto.

KeyBank. As defined in the preamble hereto.

KYC Threshold. Means, 20% of the direct or indirect interests in any Credit Party (or 10% with respect to a beneficial owner that is not formed or domiciled in the United States), or, in the future, such lower percentage as the Agent may notify the Parent Borrower that is the percentage of ownership which the Agent or any Lender would be required to review, identify, and/or and investigate pursuant to Agent’s or such Lenders internal policies designed to comply with applicable Anti-Corruption Laws, laws governing Sanctions, requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable “know your customer” laws.

Leases. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate, including, without limitation, any Outbound Ground Lease.

Lenders. KeyBank and the other lending institutions which are party hereto and have a Commitment, the initial Lenders being identified on Schedule 1.1, hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18); and collectively, the Lenders. Except as otherwise expressly provided herein, the term “Lender” shall exclude any Lender (or its Affiliates) in its capacity as a Lender Hedge Provider.

Lender Hedge Provider. As may be applicable at any time with respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was the Agent, a Lender, or an Affiliate thereof.

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Letter of Credit. Any standby letter of credit issued at the request of the Borrowers and for the account of the Borrowers or any Affiliate in accordance with §2.10.

Letter of Credit Liabilities. At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Loan). For purposes of this Agreement, a Lender (other than the Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.10, and the Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Issuing Lender of their participation interests under such Section.

Level A. See §8.3(b).

Level B. See §8.3(b).

LIBOR. Subject to §4.15, for any LIBOR Rate Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that (i) if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBOR shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, and (ii) if no such rate administered by ICE Benchmark Administration (or by such other Person that has taken over the administration of such rate for U.S. Dollars) is available to the Agent, the applicable LIBOR for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Rate Loan and having a maturity equal to such Interest Period. For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

LIBOR Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate Loans. Loans bearing interest calculated by reference to LIBOR.

LIBOR Screen Rate. See the definition of “LIBOR”.

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Lien. See §8.2.

Liquidity. The aggregate of (i) Unrestricted Cash and Cash Equivalents and (ii) Qualified Restricted Cash.

Loan Documents. This Agreement, the Notes, the Security Documents, Exchange Loan Subordination Agreement, the Subordination of Exchange Management Agreements, and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of any Borrower or Guarantor in connection with the Loans and intended to constitute a Loan Document. For the avoidance of doubt, “Loan Documents” shall exclude any Derivatives Contracts.

Loan Request. See §2.7.

Loan and Loans. An individual loan or the aggregate loans (including a Loan (or Loans)), as the case may be, to be made by the Lenders hereunder as more particularly described in §2. All Loans shall be made in Dollars. Amounts drawn under a Letter of Credit shall also be considered Loans as provided in §2.10(f).

LTIP Units. See §8.14.

Management Agreements. Written property management agreements providing for the management of the Collateral Properties or any of them, including, without limitation, with respect to any Permitted Exchange Property, a BRG Exchange Management Agreement.

Mandatorily Redeemable Stock. With respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or pursuant to any other written agreement, upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests).

Material Adverse Effect. A material adverse effect on (a) the business, properties, assets, (financial or otherwise), prospects or results of operations of Parent Borrower and its Subsidiaries in each case considered as a whole; (b) the ability of any Borrower or Guarantor to perform its material obligations under the Loan Documents; (c) compliance of the Collateral Property with any Requirements which causes a material adverse effect on the business, properties, assets, condition (financial or otherwise), prospects or results of operations of the Parent Borrower and its Subsidiaries considered as a whole; (d) the value or condition of the Collateral Property which causes a material adverse effect on the business, properties, assets, condition (financial or otherwise), prospects or results of operations of the Parent Borrower and its Subsidiaries considered as a whole; or (e) the validity or enforceability of any of the material Loan Documents or the material rights or remedies of Agent or the Lenders thereunder.

Maturity Date. March 6, 2023, as such date may be extended as provided in §2.12, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Moody’s. Moody’s Investor Service, Inc.

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Mortgaged Property. The Eligible Real Estate which is, at any particular time, security for the Obligations and any Hedge Obligations, and is owned in fee (or leased pursuant to an Inbound Ground Lease) and operated by Parent Borrower or a Subsidiary Credit Party as a multi-family property, including, without limitation, each Non-Stabilized Mortgaged Property.

Mortgaged Property Availability. As of any time of determination, the lesser of (A) the Applicable Mortgaged Leverage Rate times the Mortgaged Property Pool Value, or (B) an amount which would provide a Mortgaged Property DSCR of not less than 1.30 to 1.0.

Mortgaged Property DSCR. As of any date of calculation, the ratio of (a) the Net Operating Income from the Mortgaged Properties to (b) the Implied Debt Service.

Mortgaged Property LTV Ratio. As of any date of calculation, the ratio of all outstanding Revolving Credit Exposure drawn under the Mortgaged Property Availability to the Mortgaged Property Pool Value.

Mortgaged Property Pool Value. The sum of the Values for each Mortgaged Property.

Mortgages. The fee and leasehold Mortgages, Deeds to Secure Debt and/or Deeds of Trust from Parent Borrower or a Subsidiary Credit Party to the Agent for the benefit of the Lenders (or to trustees named therein acting on behalf of the Agent for the benefit of the Lenders), respecting the Collateral Properties, now or hereafter delivered to secure the Obligations, as the same may be modified or amended.

Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

Net Offering Proceeds. The gross cash proceeds received (without duplication) by REIT Guarantor, Parent Borrower or any of their Subsidiaries as a result of an Equity Offering less the customary and reasonable costs, expenses and discounts paid by REIT Guarantor, Parent Borrower or such Subsidiary in connection therewith. Net Offering Proceeds shall not include cash proceeds received by a Subsidiary as a result of an investment by a joint venture partner.

Net Operating Income. For any income producing Real Estate and for a given period, the difference between (a) any rentals, ground rent, proceeds and other income received from such property during the determination period (excluding straight-line rents and FAS 141 accruals and similar adjustments), less (b) an amount equal to all costs and expenses (excluding Interest Expense, Taxes, depreciation and amortization expense, acquisition fees and expenses, and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period (other than asset management fees); less (c) the Capital Reserve. Net Operating Income shall be calculated based on the immediately preceding two (2) calendar quarters annualized unless the Real Estate has not been owned by the Parent Borrower or its Subsidiaries for the entirety of such period, in which event Net Operating Income shall be grossed up for such ownership period and may be adjusted as reasonably approved by the Agent. Notwithstanding the foregoing, for purposes of calculating Mortgaged Property Availability for a period of twelve (12) months after a Mortgaged Property is designated as a Non-Stabilized Mortgaged Property, Net Operating Income for such Non-Stabilized Mortgaged Property shall be calculated based on the pro forma stabilized Net Operating Income thereof as set forth in the applicable Appraisal; provided that, if after six (6) months following the date when such Mortgaged Property is designated as a Non-Stabilized Mortgaged Property, such Non-Stabilized Mortgaged Property is not at least ninety percent (90%) physically occupied, then the Net Operating Income for such Non-Stabilized Mortgaged Property shall be calculated based on the immediately preceding quarter, annualized.

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Net Rentable Units. With respect to any Real Estate, the net rentable units in such Property.

Non-Consenting Lender. See §18.10.

Non-Defaulting Lender. At any time, any Lender that is not a Defaulting Lender at such time.

Non-Funding Lender. See §4.14.

Non-Recourse Exclusions. With respect to any Non-Recourse Indebtedness of any Person, any industry standard exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, intentional misapplication or misappropriation of funds in a material amount, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or physical waste at the Real Estate securing such Non-Recourse Indebtedness, (iii) arise from the presence of Hazardous Substances on the Real Estate securing such Non-Recourse Indebtedness (whether contained in a loan agreement, promissory note, indemnity agreement or other document), (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document); or (v) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding.

Non-Recourse Indebtedness. Indebtedness of REIT Guarantor, Parent Borrower, their respective Subsidiaries, or an Unconsolidated Affiliate of any such Person, which is secured by one or more parcels of Real Estate (other than a Collateral Property) or interests therein or equipment and which is not a general obligation of REIT Guarantor, Parent Borrower or such Subsidiary or Unconsolidated Affiliate, the holder of such Indebtedness having recourse solely to the parcels of Real Estate, or interests therein, securing such Indebtedness or the direct owner of such real estate, the leases thereon and the rents, profits and equity thereof or equipment, as applicable (except for recourse against the general credit of the Person obligated thereon for any Non-Recourse Exclusions), provided that in calculating the amount of Non-Recourse Indebtedness at any time, the Parent Borrower’s reasonable estimate of the amount of any Non-Recourse Exclusions which are the subject of a claim and action shall not be included in the Non-Recourse Indebtedness but shall constitute Recourse Indebtedness. Non-Recourse Indebtedness shall also include Indebtedness of a Subsidiary of REIT Guarantor or Parent Borrower that is not a Subsidiary Credit Party or of an Unconsolidated Affiliate which is a special purpose entity that is recourse solely to such Subsidiary or Unconsolidated Affiliate, which is not cross-defaulted to other Indebtedness of the Borrowers and which does not constitute Indebtedness of any other Person (other than such Subsidiary or Unconsolidated Affiliate which is the borrower thereunder).

Non-Stabilized Mortgaged Property. A Mortgaged Property that the Parent Borrower has designated as a Non-Stabilized Mortgaged Property in writing and which (i) was acquired by Parent Borrower or its Subsidiaries within 90 days prior to the date when it is designated as a Non-Stabilized Mortgaged Property, (ii) has occupancy of no less than 70%, and (iii) has not yet achieved the stabilized occupancy set forth in the applicable Appraisal. The Falls at Forsyth Property ix expected to be designated as a Non-Stabilized Mortgaged Property when added as a Mortgaged Property hereunder.

Notes. See §2.3.

Notice. See §19.

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Obligations. The term “Obligations” shall mean and include:

A.            The payment of the principal sum, interest at variable rates, charges and indebtedness with respect to the Loans (as may be evidenced by the Notes) including any extensions, renewals, replacements, increases, modifications and amendments thereof, given by Borrowers to the order of the respective Lenders;

B.            The payment, performance, discharge and satisfaction of each covenant, warranty, representation, undertaking and condition to be paid, performed, satisfied and complied with by Borrowers under and pursuant to this Credit Agreement or the other Loan Documents;

C.            The payment of all costs, expenses, legal fees and liabilities incurred by Agent and the Lenders in connection with the enforcement of any of Agent's or any Lender's rights or remedies under this Credit Agreement or the other Loan Documents, or any other instrument, agreement or document which evidences or secures any other obligations or collateral therefor, whether now in effect or hereafter executed; and

D.            The payment, performance, discharge and satisfaction of all other liabilities and obligations of any Borrower or Subsidiary Credit Party to Agent or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation express or implied upon the generality of the foregoing, each liability and obligation of any Borrower or Subsidiary Credit Party under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to in this Credit Agreement or any other Loan Document or executed in connection with the transactions contemplated by this Credit Agreement or any other Loan Document; provided however that notwithstanding anything to the contrary set forth in the definition of Obligations, with respect to any indemnification, contingent or other similar obligations, such matters shall be considered “Obligations” only to the extent a reasonable good faith claim has been made on such indemnification, contingent or similar obligation on or before the date that all other Obligations are satisfied in full. For the avoidance of doubt, “Obligations” shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Hedge Obligations.

OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America, or any successor thereto carrying out similar functions.

Other Charges. All ground rents, maintenance charges, impositions (other than Taxes) and similar charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Collateral Property), now or hereafter assessed or imposed against the Collateral Property, or any part thereof, together with any penalties thereon.

Other Connection Taxes. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §4.14 as a result of costs sought to be reimbursed pursuant to §4.3).

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Outbound Ground Lease. A ground lease approved by Agent, which at the time of such approval has a remaining term of no less than thirty (30) years, pursuant to which Parent Borrower or a Subsidiary Credit Party leases a Ground Leased Property as ground lessor thereunder to an Outbound Ground Tenant.

Outbound Ground Lease Default. See §6.22(c).

Outbound Ground Tenant. See §6.22(b).

Outstanding. With respect to (i) the Loans, the aggregate unpaid principal thereof as of any date of determination and (ii) any Letter of Credit Liabilities on any date of determination, the amount of such Letter of Credit Liabilities on such date after giving effect to any issuance, amendment, extension, or renewal thereof occurring on such date and any other changes in the aggregate amount of the Letter of Credit Liabilities as of such date.

Participant Register. See §18.4.

Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Exchange Property. Means Real Estate that is subject to a Reverse Exchange, constitutes Eligible Real Estate and has been added as a Collateral Property in accordance with §5.3, and meets the following conditions:

1.	the Agent has received and approved all Exchange Loan Documents in respect of such Collateral Property, all of which remain in full force and effect, and there is no default thereunder by any party thereof and no event has occurred and is continuing that, with the passage of time and/or the giving of notice would constitute a default thereunder;

2.	the applicable Taxpayer has executed and delivered to the Agent an Exchange Loan Subordination Agreement in respect of the applicable Exchange Loan;

3.	the Exchange Termination Date with respect to such Collateral Property has not occurred;

4.	since the date it was delivered to the Agent, no amendment (other than appropriate modifications made at the suggestion of Taxpayer’s tax counsel to ensure the Reverse Exchange is effective or non-material corrections thereto that do not have a material effect on the Reverse Exchange or the rights of the Agent and Lenders) to the QEAA has been entered into without the Required Lender’s prior written approval, which the Required Lenders may withhold in their sole and absolute discretion;

On or before the Exchange Termination Date, the Taxpayer shall complete the Exchange Permitted Transfer.

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Permitted Exchange Property Owner. With respect to any Permitted Exchange Property, the Subsidiary Credit Party that owns (or leases) such Permitted Exchange Property.

Permitted Liens. Liens, security interests and other encumbrances permitted by §8.2.

Permitted Preferred Distributions. (1) Any regularly scheduled dividend on any of (a) REIT Guarantor’s shares of 8.250% Series A Cumulative Redeemable Preferred Stock, Series B Redeemable Preferred Stock, 7.625% Series C Cumulative Redeemable Preferred Stock, 7.125% Series D Cumulative Preferred Stock, and the Series T Preferred Stock, or (b) Parent Borrower’s 8.250% Series A Cumulative Redeemable Preferred Units, Series B Redeemable Preferred Units, 7.625% Series C Cumulative Redeemable Preferred Units, 7.125% Series D Cumulative Preferred Units and Series T Preferred Equities, or (2) any issuance of REIT Guarantor’s Class A Common Stock upon the exercise of Warrants issued in connection with the Series B Redeemable Preferred Stock.

Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Plan Assets. The meaning assigned to the term “plan assets” within the meaning of the Plan Assets Regulation.

Plan Assets Regulation. The regulation promulgated by the U.S. Department of Labor codified at 29 C.F.R Section 2510.3-101, as modified by Section 3(42) of ERISA, as may be amended from time to time.

Pledge Agreement. Collectively, each Pledge Agreement wherein the Parent Borrower pledges all Equity Interests directly or indirectly owned by the Parent Borrower in a Subsidiary Credit Party if the recovery under the Mortgage granted by such Subsidiary Credit Party is limited due to mortgage tax considerations.

Pool Interest Coverage Ratio. As of any date of calculation, the ratio of (a) Net Operating Income from the Collateral Properties to (b) the greater of (i) interest actually due and payable on the Loans and (ii) interest that would have been due and payable on the Loans if calculated assuming a LIBOR or Base Rate (as applicable) of 1.75% per annum plus the Applicable Margin, in each case, during the most-recently ended two (2) consecutive quarters, annualized. For the purpose of calculating Pool Interest Coverage Ratio, Net Operating Income shall only include (i) with respect to any Ground Leased Property, Ground Leased Rent payments received in cash during the most-recently ended two (2) consecutive quarters and (ii) actual Net Operating Income from each Mortgaged Property, including Non-Stabilized Mortgaged Properties. For purposes of this definition, the Net Operating Income from Collateral Properties that have been owned for less than two (2) full fiscal quarters will be calculated as agreed by the Agent.

Potential Collateral. Any property of Parent Borrower or a Subsidiary Credit Party which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Required Lenders and Agent and the completion and delivery of Eligible Real Estate Qualification Documents.

Preferred Distributions. For any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by the REIT Guarantor, Parent Borrower or any of its Subsidiaries. Preferred Distributions shall not include dividends or distributions including redemptions: (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) of identical or junior class payable to holders of such class of Equity Interests; or (b) paid or payable to Parent Borrower or any of its Subsidiaries.

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Preferred Securities. With respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

Private Information. See §7.4.

Project Approvals. See §6.23(a)(vi).

Public Information. See §7.4.

Public Lender. See §7.4.

PTE. A prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

QFC. The meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

QFC Credit Support. See §38.

Qualified ECP Party. In respect of any interest rate cap, swap or other hedging obligation, each Person which is a Credit Party that has total assets exceeding $10,000,000 at the time such Credit Party’s guarantee and/or other credit or collateral support, of such interest rate cap, swap or other hedging obligation becomes effective, or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder.

Qualified Professional Asset Manager. See §14.17.

QEAA. With respect to any Permitted Exchange Property, a Qualified Exchange Accommodation Agreement among the Exchange Accommodator, any Subsidiary of the Exchange Accommodator that owns an interest in the applicable Permitted Exchange Property Owner, and the applicable Taxpayer with respect to the 100% Equity Interests initially held, directly or indirectly, by the Exchange Accommodator in such Permitted Exchange Property Owner.

Qualified Exchange Restricted Cash. Cash that is (i) restricted cash (excluding tenant security and other restricted deposits) from proceeds of any 1031 exchange and (ii) held at a qualified intermediary.

Qualified Restricted Cash. Cash that (i) is restricted cash (excluding tenant security and other restricted deposits) but is not subject to any escrow, reserves or Liens or similar claims of any kind in favor of any Person (other than any statutory right of set off), (ii) is held at a qualified intermediary, and (iii) is not earmarked for reinvestment in Real Property

Real Estate. All real property at any time owned or leased (as lessee or sublessee) by a Borrower or any of their respective Subsidiaries, including, without limitation, the Collateral Properties.

Recipient. The Agent and any Lender.

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Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

Recourse Indebtedness. As of any date of determination, any Indebtedness (whether secured or unsecured) of a Person other than Non-Recourse Indebtedness, but shall include the applicable portion of any Non-Recourse Exclusions at such time a written claim for payment of an amount of money under such agreement from such Person is made with respect thereto.

Register. See §18.2.

REIT. A “real estate investment trust” in accordance with Section 856 of the Code.

REIT Guarantor. Bluerock Residential Growth REIT, Inc., a Maryland corporation.

REIT Guaranty. The Guaranty dated October 4, 2017 of the REIT Guarantor in favor of the Agent and the Lenders of certain of the Obligations of the Borrowers hereunder and the Hedge Obligations, as the same may be amended, restated, supplemented, or otherwise modified.

Release. See §6.20(c)(iii).

Rent Roll. A report prepared by the Borrowers showing for each Mortgaged Property owned or leased by a Subsidiary Credit Party, its occupancy, tenants, lease expiration dates, lease rent and other information in substantially the form presented to Agent on or prior to the date hereof.

Required Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 2/3rds percent (66.67%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders; provided further that any time there are two (2) or more non-Defaulting Lenders hereunder, Required Lenders shall mean at least two (2) non-Defaulting Lenders.

Requirements. See §§6.23(a)(v).

Reserve Percentage. For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other Governmental Authority with jurisdiction over Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

Restricted Investments. See §8.3(b).

Reverse Exchange. Collectively, with respect to any Eligible Real Estate that is expected to become a Collateral Property hereunder, the transactions pursuant to which, an Exchange Accommodator will own, in accordance with the applicable QEAA, 100% of the direct and indirect Equity Interests in a Permitted Exchange Property Owner hereunder, (ii) the applicable Permitted Exchange Property Owner will incur the applicable Exchange Loan and will use the proceeds thereof to acquire the applicable Collateral Property, and (iii) the applicable Exchange Accommodator and Taxpayer will consummate an Exchange Permitted Transfer with respect to such Permitted Exchange Property Owner and the applicable Taxpayer (or a subsidiary thereof that is disregarded for tax purposes) will acquire 100% of the direct or indirect Equity Interests in such Permitted Exchange Property Owner in accordance with the terms of the QEAA.

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Revolving Credit Exposure. From time to time, the aggregate Outstanding amount of the Loans and Letter of Credit Liabilities.

S&P. Standard & Poor’s Ratings Group.

Sanctioned Person. Any Person that is (i) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority, (ii) any Person located, operating, organized or resident in a Designated Jurisdiction, (iii) an agency of the government of a Designated Jurisdiction, or (iv) any Person Controlled by any Person or agency described in any of the preceding clauses (i) through (iii).

Sanction(s). Any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Sands Parc Mortgaged Property. The Mortgaged Property located at 100 Sands Parc Boulevard, Daytona Beach, Florida 32117.

SEC. The federal Securities and Exchange Commission.

Securities Act. The Securities Act of 1933, as amended.

Security Documents. Collectively, the Joinder Agreements, the Mortgages, the Assignments of Leases and Rents, the Indemnity Agreements, the Pledge Agreements, UCC-1 financing statements and any further collateral security agreements or assignments to the Agent for the benefit of the Lenders to secure the Obligations and any Hedge Obligations.

Series T Preferred Equities. That certain Series T Preferred Stock and Series T Preferred Units issued in the fourth calendar quarter of 2019.

Specified Party. See §7.22.

State. A state of the United States of America and the District of Columbia.

Subordination of Exchange Management Agreements. With respect to any Permitted Exchange Property, a subordination of management agreement with respect to the applicable BRG Exchange Management Agreement and any other property Management Agreement with respect to a Permitted Exchange Property, each in a form reasonably acceptable to Agent.

Subsidiary. For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

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Subsidiary Borrower(s). Collectively, each Person which is a Subsidiary Borrower as of the Closing Date and each Additional Subsidiary Borrower that is the direct or indirect owner of a Collateral Property.

Subsidiary Credit Party(ies). Collectively, each Person which is a Subsidiary Borrower or a Subsidiary Guarantor as of the Closing Date and each Additional Subsidiary Borrower and Additional Subsidiary Guarantor that is the direct or indirect owner of a Collateral Property; provided that, any Permitted Exchange Property Owner need not be a Subsidiary of the Parent Borrower during the applicable Reverse Exchange so long as such Permitted Exchange Property Owner is 100% owned by the applicable Exchange Accommodator in accordance with the applicable QEAA governing such Reverse Exchange.

Subsidiary Guarantor(s). Collectively, each Person which is a Subsidiary Guarantor as of the Closing Date and each Additional Subsidiary Guarantor that is the direct or indirect owner of a Collateral Property.

Subsidiary Guaranty. The Amended and Restated Subsidiary Guaranty dated as of the date hereof of the Subsidiary Guarantors party thereto from time to time in favor of the Agent and the Lenders of certain of the Obligations of the Borrowers hereunder and of the Hedge Obligations, as the same may be amended, restated, supplemented, or otherwise modified.

Survey. An ALTA instrument survey of each parcel of Collateral Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Collateral Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its reasonable discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Agent may reasonably require; and shall show whether or not the Collateral Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

Surveyor Certification. With respect to each parcel of Collateral Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Agent may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

Swap Obligation. With respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

Taking. The taking or appropriation (including by deed in lieu of condemnation) of any Collateral Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any customarily recognized and compensated damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

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Tangible Net Worth. With respect to the REIT Guarantor and its Subsidiaries in a Consolidated Basis, total assets (without deduction for accumulated depreciation and accumulated amortization of lease intangibles) less all intangible assets less all liabilities (including contingent and indirect liabilities), all as determined in accordance with GAAP. For purposes of this definition, the term (a) “intangible assets” shall include, without limitation, (i) deferred charges and (ii) the aggregate of all amounts appearing on the assets side of any balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles (other than amounts related to the purchase price of a real property which are allocated to lease intangibles), and (b) “liabilities” shall include, without limitation, (i) Indebtedness secured by Liens on property of the REIT Guarantor and its Subsidiaries, whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) Capital Lease Obligations. Tangible Net Worth shall be calculated on a Consolidated basis in accordance with GAAP.

Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges (other than the Other Charges) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Taxpayer. With respect to any Permitted Exchange Property, Parent Borrower or the direct or indirect Subsidiary of the Parent Borrower that (i) owns an interest in the Real Estate being sold in connection with the applicable Reverse Exchange and (ii) will acquire directly or indirectly the Equity Interests of the applicable Permitted Exchange Property Owner upon consummation of the applicable Reverse Exchange.

Titled Agents. The Arranger, the Syndication Agent, and any co-syndication agents or documentation agent.

Title Insurance Company. Any title insurance company or companies approved by the Agent and the Parent Borrower.

Title Policy. With respect to each parcel of Collateral Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under Applicable Law) in an amount as the Agent may reasonably require based upon the fair market value of the applicable Collateral Property insuring the priority of the Mortgage thereon and that a Borrower or Subsidiary Guarantor holds marketable fee simple title or a valid and subsisting leasehold interest to such parcel, subject only to the encumbrances acceptable to Agent in its reasonable discretion and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases and liens for taxes not yet due and payable) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its reasonable discretion, and shall contain if available and customarily obtained by other commercial lenders in the State in which the Real Estate is located, (a) a future advance endorsement and (b) such other endorsements and affirmative insurance as the Agent may reasonably require, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) an ALTA form 3.1 zoning endorsement, (vi) a “tie-in” endorsement relating to all Title Policies issued by such Title Insurance Company in respect of other Collateral Property, (vii) a “first loss” endorsement, and (viii) a utility location endorsement.

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Total Asset Value. The sum of (without duplication) (a) the aggregate Value of all of Parent Borrower’s, REIT Guarantor’s and their Subsidiaries’ Real Estate, plus (b) the aggregate Value of all Investments in preferred equity and real estate-related loans, held by Parent Borrower, REIT Guarantor and their Subsidiaries, plus (c) the amount of any Unrestricted Cash and Cash Equivalents and Qualified Exchange Restricted Cash of such parties.

Total Commitment. As of the date of this Agreement, the Total Commitment is One Hundred Million and No/100 Dollars ($100,000,000.00). The Total Commitment may be increased in accordance with §2.11 or decreased in accordance with §2.5.

Trading with the Enemy Act. See §6.30.

Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

U.S. Person. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Special Resolution Regimes. See §38.

U.S. Tax Compliance Certificate. See §4.3(g)(ii)(B)(III).

Unconsolidated Affiliate. In respect of any Person, any other Person in whom such Person holds an Investment (irrespective of whether such Person is an Affiliate under this Agreement), which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and (a) whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, and (b) which is not a Subsidiary of such first Person.

Unconsolidated Subsidiary. In respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person.

Unhedged Variable Rate Debt. Indebtedness that has a floating rate of interest and that is not fixed, capped, or otherwise limited by an interest rate protection production, including, without limitation, a Derivatives Contract.

Unrestricted Cash and Cash Equivalents. As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value). As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, reserves or Liens or similar claims of any kind in favor of any Person (other than any statutory right of set off) and is readily available for use by the Parent Borrower or its Wholly Owned Subsidiaries in its discretion.

Unused Fee Rate. A per annum rate equal to (a) 0.20% per annum on the actual daily unused amount of the Commitment of such Lender if usage is less than 50%, and (b) 0.15% per annum on the actual daily unused amount of the Commitment of such Lender if usage is greater than or equal to 50%.

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Value. Means, as of any date of determination: (a) for each Mortgaged Property, the Appraised Value of such Mortgaged Property; provided that for purposes of calculating the Mortgaged Property Availability only, the Value of each Non-Stabilized Mortgaged Property at any time during the first twelve months after it has been added as a Mortgaged Property shall be calculated as the lesser of (i) undepreciated cost basis and (ii) the Appraised Value of such Non-Stabilized Mortgaged Property; (b) for each Ground Leased Property, the lesser of (i) the undepreciated cost basis in such Ground Leased Property, including the initial purchase price plus the then current amount of all subsequent advances to fund improvements in keeping with the Outbound Ground Lease; and (ii) the Appraised Value of such Ground Leased Property plus the then current amount of all subsequent advances to fund improvements in keeping with the Outbound Ground Lease; and (c) for all other Real Estate that is not in the Collateral, any Investment in preferred equity of another Person, or any Investment in a real estate-related loan, the current carrying value (including the gross basis of in place leases) of such asset on an undepreciated basis in accordance with GAAP.

Wholly Owned Subsidiary. As to Parent Borrower, any Subsidiary of Parent Borrower that is directly or indirectly owned 100% by Parent Borrower.

Withholding Agent. Any Credit Party and the Agent.

Write-Down and Conversion Powers. With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Zoey Ground Lease. That certain Ground Lease Agreement to be entered into by and between BRG Ground Lease Owner, LLC, as landlord, and Zoey Austin LLC, as tenant, in respect of certain premises located at 5600 and 5700 East Riverside Drive, Austin, Texas 78741.

§1.2         Rules of Interpretation.

(a)            A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)            The singular includes the plural and the plural includes the singular.

(c)            A reference to any law includes any amendment or modification of such law.

(d)            A reference to any Person includes its permitted successors and permitted assigns.

(e)            Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower or any of its Subsidiaries at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

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(f)             The words “include”, “includes” and “including” are not limiting.

(g)            The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h)            All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(i)             Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j)             The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)            The words “the date hereof” or words of like import shall mean the date that this Agreement is fully executed by all parties.

(l)             In the event of any change in generally accepted accounting principles after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of Borrowers or Agent, the Borrowers and the Agent shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrowers as in effect prior to such accounting change, as determined by the Agent in its good faith judgment. Until such time as such amendment shall have been executed and delivered by the Borrowers and the Agent, such financial covenants, ratios and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

(m)            To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then any further qualifier as to representations and warranties being true and correct “in all material respects” contained elsewhere in the Loan Documents shall not apply with respect to any such representations and warranties.

§1.3         Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

§1.4         Rates. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to §4.15, will be similar to, or produce the same value or economic equivalence of, the LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

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§1.5         Amendment and Restatement; Reallocation of Lender Pro Rata Shares; No Novation.

(a)            The parties to this Credit Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Credit Agreement and (ii) satisfaction of the conditions set forth in §10 and §11, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Credit Agreement.

(b)            On the Closing Date, the outstanding Loans and related Obligations made under the Existing Credit Agreement (after giving effect to any repayments thereof made on such date) shall be deemed to have been made under this Agreement, without the execution by the Borrowers or the Lenders of any other documentation, and all such Loans currently outstanding shall be deemed to have been simultaneously reallocated among the Lenders as follows:

(i)            On the Closing Date, each Lender that will have a greater Commitment Percentage upon the Closing Date than its Commitment Percentage (under and as defined in the Existing Credit Agreement) immediately prior to the Closing Date (each, a “Purchasing Lender”), without executing an Assignment and Acceptance Agreement, shall be deemed to have purchased assignments pro rata from each Lender that will have a smaller Commitment Percentage upon the Closing Date than its Commitment Percentage (under and as defined in the Existing Credit Agreement) immediately prior to the Closing Date (each, a “Selling Lender”) in all such Selling Lender’s rights and obligations under this Agreement and the other Loan Documents as a Lender (collectively, the “Lender Assigned Rights and Obligations”) so that, after giving effect to such assignments, each Lender shall have its respective Commitments as set forth in Schedule 1.1 hereto of all Loans then outstanding. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the loans and other participation and without recourse, representation or warranty, except that each Selling Lender shall be deemed to represent and warrant to each applicable Purchasing Lender that the Lender Assigned Rights and Obligations of such Selling Lender being assigned to such Purchasing Lender are not subject to any Liens created by that Selling Lender. For the avoidance of doubt, in no event shall the aggregate amount of any Lender’s Revolving Credit Exposure outstanding at any time exceed its Commitment as set forth in Schedule 1.1 hereto.

(ii)           The Agent shall calculate the net amount to be paid or received by each Lender in connection with the assignments effected hereunder on the Closing Date. Each Lender required to make a payment pursuant to this Section shall make the net amount of its required payment available to the Agent, in same day funds, at the office of the Agent not later than 12:00 P.M. (New York time) on the Closing Date. The Agent shall distribute on the Closing Date the proceeds of such amounts to the Lenders entitled to receive payments pursuant to this Section, pro rata in proportion to the amount each such Lender is entitled to receive at the primary address set forth in Schedule 1.1 hereto or at such other address as such Lender may request in writing to the Agent.

(c)            Nothing in this Agreement shall be construed as a discharge, extinguishment or novation of the Obligations of the Credit Parties outstanding under the Existing Credit Agreement, which Obligations shall remain outstanding under this Agreement after the date hereof as “ Loans” or “Letters of Credit”, except as expressly modified hereby or by instruments executed concurrently with this Agreement.

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§2.           THE CREDIT FACILITY.

§2.1         Loans. Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrowers, and the Borrowers may borrow (and repay and reborrow) from time to time, between the Closing Date and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with §2.7, Loans in such amounts as are requested by the Borrowers for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such Lender’s Commitment and (ii) such Lender’s Commitment Percentage of (A) the Borrowing Base Availability minus (B) the Outstanding amount of all Revolving Credit Exposure; provided, that, in all events, no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Revolving Credit Exposure (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment or cause a violation of the covenant set forth in §9.1. The Loans shall be made pro rata in accordance with each Lender’s Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that all of the conditions required of Borrowers set forth in §10 and §11 have been satisfied on the date of such request (or if such condition is required to have been satisfied only as of the initial Closing Date, that such condition was satisfied as of the Closing Date), or to the extent all of the conditions required of Borrowers set forth in §10 and §11 are not satisfied or deemed satisfied as of the date of such request, such shall not result in any Material Adverse Effect. The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a Lender that such conditions have not been satisfied. No Lender shall have any obligation to make Loans to Borrowers in the maximum aggregate principal outstanding balance of more than the principal face amount of its Note or its Commitment, as applicable.

§2.2         Record. Each Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on Agent’s Record shall be prima facie evidence (absent manifest error) of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Loan when due.

§2.3         Notes. The Loans shall, if requested by each Lender, be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (collectively, the “Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions. One Note shall be payable to the order of each Lender which so requests the issuance of a Note in the principal amount equal to such Lender’s Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below.

§2.4         Facility Unused Fee. The Borrowers agree to pay to the Agent for the account of the Lenders (other than any Defaulting Lender) in accordance with their respective Commitment Percentages a facility unused fee calculated at the Unused Fee Rate on the actual daily amount by which the Total Commitment exceeds the outstanding principal amount of Revolving Credit Exposure during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility unused fee shall be calculated for each quarter based on the ratio (expressed as a percentage) of (a) the actual daily amount of the outstanding principal amount of the Revolving Credit Exposure during such quarter to (b) the Total Commitment. The facility unused fee shall be payable quarterly in arrears on the fifth (5th) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in §2.5, with a final payment on the Maturity Date.

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§2.5         Reduction and Termination of the Commitments. The Borrowers shall have the right, at any time and from time to time, upon five (5) Business Days’ prior written notice to the Agent to reduce by $25,000,000 or an integral multiple of $5,000,000 in excess thereof (provided that, in no event shall the Total Commitment thereafter be reduced in such manner to an amount less than $50,000,000 unless the Commitments are terminated entirely concurrently therewith) or to terminate entirely the Commitments, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.7; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Loans and Letter of Credit Liabilities would exceed the Commitments of the Lenders as so terminated or reduced. Promptly after receiving any notice from the Borrowers delivered pursuant to this §2.5, the Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Lenders the full amount of any unused facility unused fee under §2.4 then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

§2.6         Interest on Loans.

(a)            Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Base Rate Loans.

(b)            Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus the Applicable Margin for LIBOR Rate Loans.

(c)            The Borrowers promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

(d)            Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

(e)            The parties understand that the applicable interest rate for the Loans and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by Borrowers (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Parent Borrower) at the time it was delivered to the Agent, and if the applicable interest rate or fees calculated for any period were different than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Agent shall promptly notify Borrowers in writing of any additional interest and fees due because of such recalculation, and the Borrowers shall pay such additional interest or fees due to the Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Borrowers shall receive a credit or refund of any overpayment promptly after such determination. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement for a period of 180 days, and this provision shall not in any way limit any of the Agent’s, the Issuing Lender’s or any Lender’s other rights under this Agreement.

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§2.7         Requests for Loans. Except with respect to any initial Loan on the Closing Date, the Borrowers shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit C hereto (or telephonic notice confirmed in writing in the form of Exhibit C hereto) of each Loan requested hereunder (a “Loan Request”) by 1:00 p.m. (Eastern time) one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and two (2) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans, together with an executed Borrowing Base Availability Certificate in the form of Exhibit E. Each such notice shall specify with respect to the requested Loan the proposed principal amount of such Loan, the Type of Loan, the initial Interest Period (if applicable) for such Loan and the requested Drawdown Date. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Each such Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Lenders on the proposed Drawdown Date. Nothing herein shall prevent the Borrowers from seeking recourse against any Lender that fails to advance its proportionate share of a requested Loan as required by this Agreement. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $100,000; or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $500,000; provided, however, that there shall be no more than eight (8) LIBOR Rate Loans outstanding at any one time.

§2.8         Funds for Loans.

(a)            Not later than Noon (Eastern time) on the proposed Drawdown Date of any Loans, each of the Lenders will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1. Upon receipt from each such Lender of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Lenders by crediting such amount to the account of the Borrowers maintained at the Agent’s Head Office or wiring such funds in accordance with Borrower’s written instructions. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing. In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position as against the Lender or Lenders so failing or refusing to make available to the Borrowers the amount of its or their Commitment Percentage for such Loans as provided in §12.5.

(b)            Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender’s Commitment Percentage of a proposed Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrowers, and such Lender shall be liable to the Agent for the amount of such advance. Prior to making any such advance on behalf of a Lender, Agent shall endeavor to provide prior notice to Borrowers and Borrowers shall have the right to cancel such requested advance. If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrowers, and the Borrowers shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrowers (without duplication), as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrowers at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate.

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§2.9         Use of Proceeds. The Borrowers and their Subsidiaries will use the proceeds of the Loans solely to (a) pay closing costs in connection with this Agreement; (b) repay existing loans, (c) fund acquisitions of Eligible Real Estate and redevelopment and/or development projects, (d) fund capital and construction expenditures, tenant improvements, leasing commissions and property and equipment acquisitions; and (e) for general working capital purposes (including without limitation to finance direct and indirect acquisitions and other investments in real estate, interest shortfalls, general operating expenses, including without limitation taxes, insurance and other expenses, and payments of amounts that may be due from time to time to the REIT Guarantor).

§2.10       Letters of Credit.

(a)            Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is thirty (30) days prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit as the Borrowers may request upon the delivery of a written request in the form of Exhibit D hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Outstanding amount of Letter of Credit Liabilities shall not exceed the lesser of (x) 25% of Total Commitments and (y) Fifty Million Dollars ($50,000,000) at the time of issuance, (iii) in no event shall the Outstanding principal amount of the Revolving Credit Exposure (after giving effect to any requested Letters of Credit) exceed the Total Commitment or the Borrowing Base Availability or cause a violation of the covenant set forth in §9.1, (iv) the conditions set forth in §§10 and 11 shall have been satisfied (or if such condition is required to have been satisfied only as of the Closing Date, that such condition was satisfied as of the Closing Date) or waived by Agent, (v) no Lender is a Defaulting Lender (provided Issuing Lender may, in its sole discretion, be entitled to waive this condition), unless the Issuing Lender has entered into arrangements, including the delivery of cash collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrowers or such Defaulting Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Liabilities as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion, and (vi) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Notwithstanding anything to the contrary contained in this §2.10, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Lender is satisfied that the participation therein will otherwise be fully allocated to the Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrowers or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. The Issuing Lender may assume that the conditions in §10 and §11 have been satisfied unless it receives written notice from a Lender that such conditions have not been satisfied. Each Letter of Credit Request shall be executed by an Authorized Officer of Parent Borrower. The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of Borrowers. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrowers assume all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and the Required Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof, subject to extension pursuant to an “evergreen” clause reasonably acceptable to Agent and Issuing Lender (but in any event the term shall not extend beyond one year after the Maturity Date unless, no later than the date that is thirty (30) days prior to the Maturity Date, the Borrowers shall provide to Agent cash collateral reasonably acceptable to the Agent in an amount equal to the Letter of Credit Liability with respect to any Letter of Credit which extends beyond thirty (30) days prior to the Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Commitment as a Loan.

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(b)            Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by an Authorized Officer or the chief financial or chief accounting officer of Parent Borrower that the Borrowers are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrowers shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit H attached hereto) and documents as the Issuing Lender may reasonably require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

(c)            The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to §2.10(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion.

(d)            Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a participation therein from Issuing Lender in an amount equal to its respective Commitment Percentage of the amount of such Letter of Credit. No Lender’s obligation to participate in a Letter of Credit shall be affected by any other Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

(e)            Upon the issuance of each Letter of Credit, the Borrowers shall pay to the Issuing Lender, for its own account, a Letter of Credit fronting fee with respect to each Letter of Credit, at a rate equal to the greater of (a) a one-time fee of 0.125%, computed on the face amount available to be drawn under such Letter of Credit, or (b) $500.00. In addition, the Borrowers shall pay to the Agent, for the account of the Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin then applicable to LIBOR Rate Loans on the amount available to be drawn under such Letter of Credit. Such Letter of Credit fee shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the fifth day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Commitments shall terminate and on the expiration or return of any Letter of Credit (if such Letter of Credit is outstanding less than a full quarter, such fee shall be pro rated for the period of time outstanding). In addition, the Borrowers shall pay to Issuing Lender for its own account within ten (10) Business Days of demand of Issuing Lender the standard issuance, documentation and service charges applicable to all or substantially all similarly situated borrowers for Letters of Credit issued from time to time by Issuing Lender.

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(f)            In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrowers shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Base Rate Loan under this Agreement (Borrowers being deemed to have requested a Base Rate Loan on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Base Rate Loan under this Agreement) and the Agent shall promptly notify each Lender by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Lender’s Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). Borrowers further hereby irrevocably authorize and direct Agent to notify the Lenders of Borrowers’ intent to convert such Base Rate Loan to a LIBOR Rate Loan with an Interest Period of one (1) month on the third (3rd) Business Day following the funding by the Lenders of their advance under this §2.10(f), provided that the making of such LIBOR Rate Loan shall not be a contravention of any provision of this Agreement. If and to the extent any Lender shall not make such amount available on the Business Day on which such draw is funded, such Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1.0%) for each day thereafter. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Lender was required to fund pursuant to this §2.10(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in §12.5. The failure of any Lender to make funds available to the Agent in such amount shall not relieve any other Lender of its obligation hereunder to make funds available to the Agent pursuant to this §2.10(f). Nothing herein shall limit the Borrower’s obligation to reimburse the Issuing Lender for any draws and disbursements made in respect of any Letter of Credit on the same Business Day when any such draw or disbursement is made. If a draw or disbursement with respect to a Letter of Credit is reimbursed by the making of Loans hereunder, the Borrowers’ obligation to pay the amount of such draw or disbursement to the Issuing Lender shall be automatically converted into an obligation to pay the resulting Loans.

(g)           If after the issuance of a Letter of Credit pursuant to §2.10(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Loan, each Lender will, on the date such Loan pursuant to §2.10(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Commitment Percentage of the amount of such Letter of Credit. Each Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

(h)           Whenever at any time after the Issuing Lender has received from any Lender any such Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

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(i)            The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(j)            Borrowers assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither Agent, Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, email, or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender, none of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Lender or the Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Lender or the other Lenders in good faith will be binding on Borrowers and will not put Agent, Issuing Lender or the other Lenders under any resulting liability to Borrowers; provided nothing contained herein shall relieve Issuing Lender, Agent or any Lender for liability to Borrowers arising as a result of the gross negligence or willful misconduct of Issuing Lender, Agent or any Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§2.11      Increase in Total Commitment.

(a)           Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.11, the Borrowers shall have the option at any time and from time to time before at least three (3) months prior to the Maturity Date to request an increase in the Total Commitment to not more than $350,000,000 (after giving effect to each such increase) by giving written notice to the Agent (an “Additional Commitment Request Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $25,000,000. Upon receipt of any Additional Commitment Request Notice, the Agent shall use best efforts to seek one or more banks or lending institutions (which may include the existing Lenders and which other banks or lending institutions shall be reasonably acceptable to Agent, Arrangers and Parent Borrower) to become a Lender and provide an additional Commitment. The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the additional Commitment to be provided by each Lender and the revised Commitment Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the “Commitment Increase Date”). In no event shall any Lender be obligated to provide an additional Commitment.

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(b)           On any Commitment Increase Date the outstanding principal balance of the Loans shall be reallocated among the Lenders such that after the applicable Commitment Increase Date the outstanding principal amount of Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after the applicable Commitment Increase Date) of the outstanding principal amount of all Loans. The participation interests of the Lenders in Letters of Credit shall be similarly adjusted. On any Commitment Increase Date those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Loans. The funds so advanced shall be Base Rate Loans.

(c)           Upon the effective date of each increase in the Total Commitment pursuant to this §2.11 the Agent may unilaterally revise Schedule 1.1 and the Borrowers shall, if requested by such Lender, execute and deliver to the Agent new Notes for each Lender whose Commitment has changed so that the principal amount of such Lender’s Note shall equal its Commitment. The Agent shall deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be surrendered by such Lenders and delivered to Borrowers. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the Commitment Increase Date and shall otherwise be in substantially the form of the replaced Notes.

(d)           Notwithstanding anything to the contrary contained herein, any increase in the Total Commitment pursuant to this §2.11 shall be conditioned upon satisfaction or waiver of the following conditions precedent which must be satisfied or waived prior to the effectiveness of any increase of the Total Commitment:

(i)            Payment of Activation Fee. The Borrowers shall pay (A) to the Agent those fees described in and contemplated by the Agreement Regarding Fees with respect to the applicable Commitment Increase, and (B) to the Arranger such facility fees as the Lenders who are providing an additional Commitment may require to increase the aggregate Commitment, which fees shall, when paid, be fully earned and non-refundable under any circumstances. The Arranger shall pay to the Lenders acquiring the increased Commitment certain fees pursuant to their separate agreement; and

(ii)           No Default. On the date any Additional Commitment Request Notice is given and on the date such increase becomes effective, both immediately before and after the Total Commitment is increased, there shall exist no Default or Event of Default; and

(iii)          Representations True. The representations and warranties made by the Credit Parties in the Loan Documents or otherwise made by or on behalf of the Credit Parties in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Additional Commitment Request Notice and on the date the Total Commitment is increased (unless such representations are limited by their terms to a specific date) ), except to the extent of changes resulting from transactions permitted by the Loan Documents, both immediately before and after the Total Commitment is increased, other than for changes in the ordinary course of business permitted by this Agreement; and

(iv)          Additional Documents and Expenses. The Borrowers shall execute and deliver to Agent and the Lenders such additional documents (including, without limitation, amendments to the Security Documents), instruments, certifications and opinions as the Agent may reasonably require, including, without limitation, a Compliance Certificate, demonstrating compliance with all covenants set forth in the Loan Documents after giving effect to the increase and an updated Borrowing Base Availability Certificate, and the Borrowers shall pay the cost of any mortgagee’s title insurance policy or any endorsement or update thereto or any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar reasonable fees, taxes or expenses which are reasonably requested in connection with such increase.

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§2.12      Extension of Maturity Date. The Borrowers shall have the right and option to extend the Maturity Date for two (2) separate 1-year periods, first to March 6, 2024, then to March 6, 2025, all upon satisfaction or waiver of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:

(a)           Extension Request. The Borrowers shall deliver written notice of such request (the “Extension Request”) to the Agent not earlier than the date which is ninety (90) days and not later than the date which is thirty (30) days prior to the then applicable Maturity Date (as determined without regard to such extension). Any such Extension Request shall be irrevocable and binding on the Borrowers unless otherwise agreed to by the Agent in its reasonable discretion.

(b)           Payment of Extension Fee. The Borrowers shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to 0.15% of the Total Commitment in effect on the then applicable Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(c)           No Default. On the date the Extension Request is given there shall exist no Event of Default and on the then applicable Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(d)           Representations and Warranties. The representations and warranties made by the Credit Parties in the Loan Documents or otherwise made by or on behalf of the Credit Parties in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the then applicable Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all material respects).

(e)           Updated Appraisals. Agent, at its option, or at the written request of any Lender (with Agent providing a copy of any such written request to the Borrowers), shall have obtained, at Borrowers’ expense, updates to existing Appraisals and determined the current Appraised Values of the Collateral Properties.

§2.13      Defaulting Lenders.

(a)           If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrowers under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders, or all of the Lenders, shall be, except as specifically provided in §27, suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrowers may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in §2.13(d).

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(b)           Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitments. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Parent Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the Commitments of the other Lenders exercising such right. If after such fifth (5th) Business Day, the Lenders have not elected to purchase all of the Commitments of such Defaulting Lender, then the Parent Borrower (so long as no Default or Event of Default exists) or the Required Lenders may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an eligible assignee subject to and in accordance with the provisions of §18.1 for the purchase price provided for below. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an eligible assignee. Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in §18.1 have been satisfied, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement. The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrowers to the Defaulting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to §2.13(d).

(c)           During any period in which there is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to §2.10(d) shall be reallocated among the Lenders that are Non-Defaulting Lenders in accordance with their respective Commitment Percentages (computed without giving effect to the Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, (ii) the conditions set forth in §10 and §11 are satisfied at the time of such reallocation (or if such condition is required to have been satisfied only as of the Closing Date that such condition was satisfied as of the Closing Date) (and, unless the Parent Borrower shall have notified the Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at the time), (iii) the representations and warranties in the Loan Documents shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all material respects), and (iv) the aggregate obligation of each Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (A) the Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate Outstanding principal amount of the Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its Commitment Percentage of outstanding Letter of Credit Liabilities. Subject to §34, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

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(d)           Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent (other than with respect to Letter of Credit Liabilities) hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) hereunder; third, if so determined by the Agent or requested by the Issuing Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrowers, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; sixth, to the payment of any amounts owing to the Agent or the Lenders (including the Issuing Lender) as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender (including the Issuing Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Loans or funded participations in Letters of Credit were made at a time when the conditions set forth in §10 and §11to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with their Commitment Percentages without regard to §2.13(c), prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this §2.13(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Loan, shall not be considered outstanding principal under this Agreement.

(e)           Within five (5) Business Days of demand by the Issuing Lender from time to time, the Borrowers shall deliver to the Agent for the benefit of the Issuing Lender cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender (after giving effect to §2.10(a) and §2.13(c)) on terms satisfactory to the Issuing Lender in its good faith determination (and such cash collateral shall be in Dollars). Any such cash collateral shall be deposited in the Collateral Account as collateral (solely for the benefit of the Issuing Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of outstanding Letter of Credit Liabilities. Moneys in the Collateral Account deposited pursuant to this section shall be applied by the Agent to reimburse the Issuing Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of any funding obligation with respect to a Letter of Credit which has not otherwise been reimbursed by the Borrowers or such Defaulting Lender.

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(f)           (i)            Each Lender that is a Defaulting Lender shall not be entitled to receive any Facility Unused Fee pursuant to §2.4 for any period during which that Lender is a Defaulting Lender.

(ii)           Each Lender that is a Defaulting Lender shall not be entitled to receive Letter of Credit fees pursuant to §2.10 for any period during which that Lender is a Defaulting Lender.

(iii)          With respect to any Facility Unused Fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that is a Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities that has been reallocated to such Non-Defaulting Lender pursuant to §2.13(c), (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay any remaining amount of any such fee.

(g)           If the Parent Borrower (so long as no Default or Event of Default exists) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Commitments (without giving effect to §2.13(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lenders having been a Defaulting Lender.

§3.           REPAYMENT OF THE LOANS.

§3.1        Stated Maturity. The Borrowers promise to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans, Letters of Credit Liabilities, and other Obligations outstanding on such date (other than Letters of Credit whose expiration date is beyond the Maturity Date as set forth in §2.10(a), together with any and all accrued and unpaid interest thereon.

§3.2        Mandatory Prepayments. If at any time the sum of the aggregate outstanding Revolving Credit Exposure exceeds (a) the Total Commitment or (b) the Borrowing Base Availability, then the Borrowers shall, within five (5) Business Days after receipt of notice from Agent of such occurrence (or in the case of an updated Appraisal to the extent that such updated Appraisal results in a change in the Borrowing Base Availability pursuant to a specific provision of this Agreement, then within five (5) Business Days after receipt of notice from the Agent of such occurrence) pay the amount of such excess to the Agent for the respective accounts of the Lenders, as applicable, for application to the Loans as provided in §3.4 or held, to the extent the Loans are repaid in full, as cash collateral for the Letter of Credit Liabilities, together with any additional amounts payable pursuant to §4.8. In the event there shall have occurred a casualty with respect to any Collateral Property and the Borrowers are required to repay the Loans pursuant to §7.7 or a Taking and the Borrowers are required to repay the Loans pursuant to a Mortgage or §7.7, the Borrowers shall prepay the Loans concurrently with the date of receipt by such Borrower or the Agent of any Insurance Proceeds or Condemnation Proceeds in respect of such casualty or Taking, as applicable, or as soon thereafter as is reasonably practicable, in the amount required pursuant to the relevant provisions of §7.7 or such Mortgage.

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§3.3        Optional Prepayments.

(a)           Each Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.

(b)          The Borrowers shall give the Agent, no later than 1:00 p.m. (Eastern time) at least three (3) days prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that (i) any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent) and/or (ii) any such notice or repayment may be conditioned upon the consummation of a transaction.

§3.4        Partial Prepayments. Each partial prepayment (other than partial prepayments arising from any casualty, condemnation or release of Collateral Property permitted hereunder) of the Loans under §3.3 shall be in a minimum amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment under §3.2 and §3.3 shall be applied first to the principal of Loans (and with respect to each category of Loans, first to the principal of Base Rate Loans, and then to the principal of LIBOR Rate Loans).

§3.5        Effect of Prepayments. Amounts of the Loans prepaid under §3.2 and §3.3 prior to the Maturity Date may be reborrowed as provided in §2. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Credit Parties’ obligations under any Derivatives Contracts entered into with respect to the Loans.

§4.          CERTAIN GENERAL PROVISIONS.

§4.1        Conversion Options.

(a)          The Borrowers may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loans shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrowers shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan unless the Borrowers pay Breakage Costs as required under this Agreement; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrowers shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, and, after giving effect to the making of such Loan, there shall be no more than eight (8) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $500,000 or an integral multiple of $100,000 or a LIBOR Rate Loan in a principal amount of less than $500,000 or an integral multiple of $100,000. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

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(b)           Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the terms of §4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c)           In the event that the Borrowers do not notify the Agent of their election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically continued at the end of the applicable Interest Period as a LIBOR Rate Loan for an Interest Period of one month unless such Interest Period shall be greater than the time remaining until the Maturity Date, in which case such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

§4.2        Fees. In addition to all fees specified herein, the Borrowers agree to pay to KeyBank and the Arranger for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to a fee letter dated on or about the Closing Date between the Parent Borrower, KeyBank and the Arranger (the “Agreement Regarding Fees”).

§4.3        Funds for Payments.

(a)           All payments of principal, interest, facility fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 3:00 p.m. (Eastern time) on the day when due (or such later time as is acceptable to the Agent in the event of a payment in full of all Loans and a termination of Commitments hereunder), in each case in lawful money of the United States in immediately available funds. To the extent not already paid pursuant to the preceding sentence, the Agent is hereby authorized to charge the accounts of the Borrowers with KeyBank, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders under the Loan Documents. Subject to the foregoing, all payments made to Agent on behalf of the Lenders, and actually received by Agent, shall be deemed received by the Lenders on the date actually received by Agent.

(b)           All payments by the Borrowers or Guarantors hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this §4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(c)          The Borrowers and the Guarantors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)          The Borrowers and the Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(e)           Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers or a Guarantor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers and the Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of §18.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection.

(f)           As soon as practicable after any payment of Taxes by any Borrower or any Guarantor to a Governmental Authority pursuant to this §4.3, such Borrower or such Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)          (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Agent, at the time or times reasonably requested by the Borrowers or the Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)           Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:

(A)          any Lender that is a U.S. Person shall deliver to the Borrowers and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), an electronic copy (or an original if requested by the Borrowers or the Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrowers or the Agent) of an executed IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          an electronic copy (or an original if requested by the Borrowers or the Agent) of an executed IRS Form W-8ECI;

(III)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)         to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrowers or the Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

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(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), an electronic copy (or an original if requested by the Borrowers or the Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Agent in writing of its legal inability to do so.

(h)           If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this §4.3 (including by the payment of additional amounts pursuant to this §4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this §4.3 with respect to the Taxes giving rise to such refund), net of all reasonable third party out-of-pocket expenses (including Taxes) of such indemnified party actually incurred and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(i)            Each party’s obligations under this §4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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(j)            The obligations of the Borrowers to the Lenders under this Agreement (and of the Lenders to make payments to the Issuing Lender with respect to Letters of Credit) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, or any other Loan Document; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrowers or any of their Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between Borrowers or any of their Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that nothing contained herein shall relieve Issuing Lender, Agent or any Lender for liability to Borrowers arising as a result of gross negligence or willful misconduct on the part of the Issuing Lender, Agent, or any Lender, as applicable as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§4.4        Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year (or a 365 or 366 day year, as applicable, in the case of Base Rate Loans) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans and Outstanding Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.

§4.5        Suspension of LIBOR Rate Loans. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent, acting reasonably and in a non-discriminatory manner, shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, or the Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of the Lenders making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders absent manifest error) to the Borrowers and the Lenders. In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Lenders.

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§4.6        Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrowers thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by Borrowers hereunder.

§4.7        Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, or if the Borrowers fail to draw down on the first day of the applicable Interest Period any amount as to which the Borrowers have elected a LIBOR Rate Loan, the Borrowers will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs. Borrowers understand, agree and acknowledge the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (ii) LIBOR is used merely as a reference in determining such rate; and (iii) Borrowers have accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs. Borrowers further agree to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.

§4.8        Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any Change in Law, shall:

(a)            subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or

(b)            materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

(c)            impose or increase or render applicable any special deposit, compulsory loan, insurance charge, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrowers hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

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(d)            impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, any Letter of Credit, or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:

(i)            to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or

(ii)           to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or the Letters of Credit, or

(iii)          to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall reasonably determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

§4.9        Capital Adequacy. If after the date hereof any Lender determines that (a) as a result of a Change in Law, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy or liquidity (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount reasonably deemed by such Lender to be material, then such Lender may notify the Borrowers thereof. The Borrowers agree to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is reasonably determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.

§4.10      Breakage Costs. Borrowers shall pay all Breakage Costs required to be paid by them pursuant to this Agreement and incurred from time to time by any Lender within fifteen (15) days from receipt of written notice thereof from Agent, or such earlier date as may be required by this Agreement.

§4.11      Default Interest; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to three percent (3.0%) above the interest rate that would otherwise be in effect hereunder (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment) and the fee payable with respect to Letters of Credit shall be increased to a rate equal to three percent (3.0%) above the Letter of Credit fee that would otherwise be applicable to such time, or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, the Borrowers shall pay a late charge equal to three percent (3.0%) of any amount of interest and/or principal payable on the Loans (other than amounts due on the Maturity Date or as a result of acceleration), which is not paid by the Borrowers within five (5) days of the date when due but not including the final balloon payment of principal due on the Loan.

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§4.12      Certificate. A certificate setting forth any amounts payable pursuant to §4.7, §4.8, §4.9, §4.10 or §4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrowers, shall be prima facie evidence of the amount due absent manifest error. A Lender shall be entitled to reimbursement under §4.8, or §4.9 from and after notice to Borrowers that such amounts are due given in accordance with §4.8 or §4.9 and for a period of ninety (90) days prior to receipt of such notice if such Change in Law was effective during such ninety (90) day period.

§4.13      Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrowers, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in §2.6. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, amendment fees, extension fees, up-front fees, commitment fees, facility fees, closing fees, letter of credit fees, underwriting fees, prepayment fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, or any other similar amounts are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Each Borrower hereby acknowledges and agrees that the Lenders have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by any Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of such Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due. This Section shall control all Loan Documents between or among the Borrowers, the Lenders and the Agent.

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§4.14      Certain Provisions Relating to Increased Costs and Non-Funding Lenders. If a Lender gives notice of the existence of the circumstances set forth in §4.6 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9, then, upon the request of the Borrowers, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrowers under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrowers agreeing to pay all reasonable and necessary costs and expenses incurred by such Lender in connection with any such action (and Lender shall, in any such instance, provide Borrowers with an estimate of such costs and expenses before taking any such action). Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender (a) has given notice of the existence of the circumstances set forth in §4.6 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9 and following the request of Borrowers has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”) or (b) has failed to make available to Agent its pro rata share of any Loan or its participation in any Letter of Credit Liability, and such failure has not been cured (a “Non-Funding Lender”), then, within thirty (30) days after such notice or request for payment or compensation or failure to fund, as applicable, Borrowers shall have the right as to such Affected Lender or Non-Funding Lender, as applicable, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender or Non-Funding Lender, within thirty (30) days of receipt of such notice or failure to fund, as applicable, to elect to cause the Affected Lender or Non-Funding Lender, as applicable, to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender or Non-Funding Lender, as applicable (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender’s or Non-Funding Lender’s Commitment, then the Agent shall use its best efforts to obtain a new Lender to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Affected Lender or Non-Funding Lender, as applicable, the Affected Lender’s or Non-Funding Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender or Non-Funding Lender, as applicable, shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender’s or Non-Funding Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrowers to the Affected Lender or Non-Funding Lender, as applicable, under the Loan Documents including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.

§4.15      Effect of Benchmark Transition Event.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) upon the determination of Agent (which shall be conclusive absent manifest error) that a Benchmark Transition Event has occurred or (ii) upon the occurrence of an Early Opt-in Election, as applicable, the Agent and the Borrowers may amend this Agreement to replace LIBOR with a Benchmark Replacement, by a written document executed by the Borrowers and the Agent, subject to the requirements of this §4.15. Notwithstanding the requirements of §27, or anything else to the contrary herein or in any other Loan Document, any such amendment with respect to a Benchmark Transition Event will become effective and binding upon the Agent, the Borrowers and the Lenders at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders, and any such amendment with respect to an Early Opt-in Election will become effective and binding upon the Agent, the Borrowers and the Lenders on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this §4.15 will occur prior to the applicable Benchmark Transition Start Date.

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(b)           Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)           Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this §4.15, including, without limitation, any determination with respect to a tenor, comparable replacement rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this §4.15 and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually be each party hereto.

(d)           Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a borrowing of LIBOR Rate Loans of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the components of Base Rate based upon LIBOR will not be used in any determination of Base Rate.

(e)           Certain Defined Terms. As used in this Section titled “Effect of Benchmark Transition Event”:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR or a Relevant Governmental Body announcing that LIBOR is no longer representative.

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“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Borrowers, the Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Agent or (ii) a notification by the Required Lenders to the Agent (with a copy to the Borrowers) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) (i) the election by the Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Borrowers and the Lenders or by the Required Lenders of written notice of such election to the Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, including without limitation the Alternative Reference Rates Committee.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

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“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

§5.       COLLATERAL SECURITY.

§5.1         Collateral. The Obligations and the Hedge Obligations shall be secured by a perfected first priority lien and security interest to be held by the Agent for the benefit of the Lenders on the Collateral, pursuant to the terms of the Security Documents. Without limitation to the foregoing, the Credit Parties shall, within thirty (30) Business Days after entering into any Derivatives Contract, deliver to the Agent, for the benefit of the Lenders and the Issuing Lender, an assignment of such Derivatives Contract, in form and substance reasonably acceptable to the Agent.

In addition, the Credit Parties shall cause each Ground Lease Tenant under an Outbound Ground Lease with respect to which ground rent is not being paid current to promptly deliver to the applicable Credit Party a stand-by letter of credit with such Credit Party as beneficiary and a face amount not less than the amount of all deferred ground rent with respect to such Outbound Ground Lease, with the face amount of such letter of credit being increased on a monthly basis in an amount equal to the deferred rent accrued for such month. Each applicable Credit Party will promptly after request therefor, execute such documents and take such additional action as the Agent may reasonably request to pledge and assign to the Agent, for the benefit of the Lenders, all of such Subsidiary Credit Party’s rights and interests in and to each such stand-by letter of credit. Notwithstanding anything herein to the contrary, it is hereby agreed that the applicable Outbound Ground Tenant will not be required to deliver a stand-by letter of credit with respect to deferred rent under the Zoey Ground Lease until the date that is six (6) months after the commencement of the lease term thereunder and, with respect to the Zoey Ground Lease only, the face amount of such letter of credit will only be required to be increased every six (6) months by the amount of the additional deferred rent for each such six-month period.

§5.2         Appraisals; Adjusted Value.

(a)            The Agent may, for the purpose of determining the current Appraised Value of the Collateral Properties, obtain new Appraisals or an update to existing Appraisals with respect to such Collateral Property, or any of them, as the Agent shall determine (i) in connection with the acceptance of such Real Estate as a Collateral Property, (ii) no more frequently than once every twenty four (24) months (provided at all times the most recent Appraisal for each Collateral Property shall be no more than twenty four (24) months old), (iii) in connection with any requested extension of the Maturity Date, or (iv) at any time while an Event of Default is in existence. The reasonable expense of such Appraisals and/or updates performed pursuant to this §5.2(a) shall be borne by the Borrowers and payable to Agent within ten (10) days of demand.

(b)            Additionally, the Agent shall order such additional Appraisals on an annual basis as the Required Lenders may request at the cost of the Lenders.

(c)            The Borrowers acknowledge that the Required Lenders have the right to reasonably approve any Appraisal performed pursuant to this Agreement. The Borrowers further agree that the Lenders and Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or the Borrowers’ idea of the value of such property.

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§5.3         Addition of Collateral Properties.

(a)            After the Closing Date, Parent Borrower shall have the right, subject to the consent of the Agent and the Required Lenders as required under (v) below and the satisfaction by Parent Borrower of the conditions set forth in this §5.3, to add Potential Collateral to the Collateral. In the event Parent Borrower desires to add additional Potential Collateral as aforesaid, Parent Borrower shall provide written notice to the Agent of such request, such request to be provided no less than forty five (45) days prior to the date on which Parent Borrower desires to add such Potential Collateral if all or any portion (including contents) of such Potential Collateral is in a special or high hazard flood zone (which request the Agent shall promptly furnish to the Lenders), together with all documentation and other information reasonably required to permit the Agent to determine whether such Real Estate is Eligible Real Estate. No Potential Collateral shall be included as Collateral unless and until the following conditions precedent shall have been satisfied:

(i)            the proposed Real Estate shall be Eligible Real Estate;

(ii)           the owner of, or holder of a leasehold interest in, the Eligible Real Estate shall have executed a Joinder Agreement and satisfied the conditions of §5.5;

(iii)          Parent Borrower or the owner of, or holder of a leasehold interest in, the Eligible Real Estate shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent and the Lenders together with an executed Borrowing Base Availability Certificate in the form of Exhibit E;

(iv)          after giving effect to the inclusion of such Potential Collateral in connection with each requested Loan, each of the representations and warranties made by or on behalf of the Credit Parties or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the addition (or any replacement) of Collateral Properties, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), except to the extent of changes resulting from transactions permitted by the Loan Documents, and no Default or Event of Default shall have occurred and be continuing, and the Agent shall have received a certificate of Parent Borrower to such effect; and

(v)          Approval of the inclusion of such Eligible Real Estate as a Collateral Property by the Agent and the Required Lenders in their sole discretion.

Notwithstanding the foregoing, in the event such Collateral or Potential Collateral does not qualify as Eligible Real Estate, so long as (x) the conditions set forth in clauses (ii), (iii) and (iv) of this §5.3 have been satisfied and (y) if such Real Estate is located in a special or high hazard flood zone, the flood determination, flood insurance, and all other special or high hazard requirements of each Lender for any Collateral Property located in a special or high hazard flood zone have been approved by each Lender, such Collateral or Potential Collateral shall be included as Collateral and constitute Eligible Real Estate so long as the Agent shall have received the prior written consent of Required Lenders in their sole discretion to the inclusion of such Real Estate as a Collateral Property.

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§5.4         Release of Collateral Property. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.4 including any paydown of the Loans in connection with the transactions contemplated by this §5.4), the Agent shall release a Collateral Property from the lien or security title of the Security Documents encumbering the same upon the request of Parent Borrower subject to and upon the following terms and conditions:

(a)            The Parent Borrower shall have provided the Agent with written notice of its intention to remove any specified Collateral Property from the Collateral at least ten (10) Business Days prior to the requested release (which notice may be revoked by Parent Borrower at any time);

(b)            Parent Borrower shall submit to the Agent with such request an executed Borrowing Base Availability Certificate in the form of Exhibit E adjusted in the best good faith estimate of Parent Borrower solely to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release and if the Credit Parties would not be in compliance, then any reduction in the outstanding amount of the Loans in connection with such release;

(c)            all release documents and related escrow arrangements to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent;

(d)            Parent Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney’s fees;

(e)            Parent Borrower shall pay to the Agent for the account of the Lenders any payment required to comply with §3.2, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.2; and

(f)            without limiting or affecting any other provision hereof, any release of a Collateral Property will not cause the Credit Parties, as applicable, to be in violation of the covenants set forth in §§9.1 through §9.8.

Notwithstanding the foregoing, in the event that any Collateral Property is to be released from a Mortgage, Agent may condition such release upon the Borrowers paying to the Agent or the Person entitled thereto any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable with respect to the remaining Collateral Properties as a result of such release to any state or any county or municipality thereof in which any of the Collateral Properties subject to a Mortgage is located, and the Borrowers delivering to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with such payment in order to insure that the Mortgages on the Collateral Properties located in such state secure the Borrowers’ obligation with respect to the Obligations and Hedge Obligations.

§5.5         Additional Subsidiary Credit Parties. As and to the extent that Parent Borrower shall request that certain Real Estate of a Subsidiary of Parent Borrower be included as a Collateral Property in connection with the request of any Loan as contemplated by §5.3 and such Real Estate is approved for inclusion as a Collateral Property in accordance with the terms hereof, the Parent Borrower shall cause each such Subsidiary to execute and deliver to Agent a Joinder Agreement wherein, as approved by the Agent, such Subsidiary shall either become a Subsidiary Borrower or if requested by the Parent Borrower, the Lenders may accept such Subsidiary as a Subsidiary Guarantor on a case-by-case basis to avoid mortgage or other similar tax implications, and upon such acceptance any such Subsidiary Guarantor shall be deemed to have made and/or agreed to all representations, warranties and covenants made or agreed to by a Subsidiary Borrower under the Loan Documents as if such Subsidiary Guarantor were a Subsidiary Borrower hereunder, and will be bound by all such representations, warranties and covenants of a Subsidiary Borrower. Each such Subsidiary shall be authorized, in accordance with its respective organizational documents, to be a Subsidiary Credit Party hereunder and to execute such Security Documents as Agent may require. Parent Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to the Subsidiary Credit Parties to be true and correct with respect to each such Subsidiary from and after the date such Subsidiary executes and delivers a Joinder Agreement. In connection with the delivery of such Joinder Agreement, Parent Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

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§5.6         Release of Certain Subsidiary Credit Parties. In the event that all Collateral Properties owned by a Subsidiary Credit Party shall have been released as Collateral for the Obligations and Hedge Obligations in accordance with the terms of this Agreement, then such Subsidiary Credit Party shall be deemed to be fully released of all Obligations and all Hedge Obligations without the need of any further actions from Agent or any Lender; provided, the Agent shall, at Borrowers’ request and expense, execute and deliver all applicable customary release documentation required by Borrowers.

§5.7         Release of Collateral. Upon the refinancing or repayment of the Obligations in full, then the Agent shall release the Collateral from the lien and security interest of the Security Documents and to release the Borrowers; provided that Agent has not received a notice from the “Representative” (as defined in §14.16) or the holder of the Hedge Obligations that any Hedge Obligation is then due and payable to the holder thereof.

§6.       REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant to the Agent and the Lenders as follows, each as of the Closing Date hereof, and as of the date of a request for a funding of any Loan hereunder:

§6.1         Corporate Authority, Etc.

(a)            Incorporation; Good Standing. Parent Borrower is a Delaware limited partnership duly organized pursuant to its certificate of limited partnership filed with the Secretary of State of Delaware, and is validly existing and in good standing under the laws of Delaware. Parent Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.

(b)            Other Credit Parties. Each of the other Credit Parties (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a Collateral Property owned or leased by it is located to the extent required to do so under Applicable Law and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

(c)            Other Subsidiaries. Except where a failure to satisfy such representation would not have a Material Adverse Effect, each of the Subsidiaries of the Borrowers (other than the Subsidiary Credit Parties) (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Real Estate owned or leased by it is located.

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(d)            Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrowers is a party and the transactions contemplated hereby and thereby (i) are within the authority of the applicable Credit Parties, (ii) have been duly authorized by all necessary actions on the part of the applicable Credit Parties, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Credit Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Credit Party, except as would not reasonably be expected to result in a Material Adverse Effect, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, any Credit Party or or any of its properties where, in the case of any agreement or other instrument binding upon any Credit Party or any of its properties, any conflict or default would not reasonably be expected to have a Material Adverse Effect, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any Credit Party other than the liens and encumbrances in favor of Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent or except as would not reasonably be expected to result in a Material Adverse Effect.

(e)            Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any of the Credit Parties is a party are (or will, at the time of the execution thereof, be) valid and legally binding obligations of the Credit Parties enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

§6.2         Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Credit Party is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.

§6.3         Title to Collateral Properties. Except as indicated on Schedule 6.3 hereto or other adjustments that are not material in amount, Subsidiary Credit Parties own or lease (or will, in connection with any future Loan hereunder, own or lease) each Collateral Property subject to no rights of others, including any mortgages, leases pursuant to which Subsidiary Credit Parties or any of their Affiliates is the lessee, conditional sales agreements, title retention agreements, liens or other monetary encumbrances except Permitted Liens.

§6.4         Financial Statements. REIT Guarantor has furnished to Agent: (a) the consolidated balance sheet of REIT Guarantor and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the most recent period then ended (and available) certified by an Authorized Officer or the chief financial or accounting officer of REIT Guarantor, (b) as of the Closing Date, an unaudited statement of Net Operating Income for each of the Collateral Properties (if any) for the most recent period then ended (and available) certified by the chief financial or accounting officer of Parent Borrower as fairly presenting in all material respects the Net Operating Income for such parcels for such periods, and (c) certain other financial information relating to the Borrowers and the Real Estate (including, without limitation, the Collateral Properties). Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the consolidated financial condition of the REIT Guarantor and its Subsidiaries as of such dates and the consolidated results of the operations of the REIT Guarantor and its Subsidiaries for such periods.

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§6.5         No Material Changes. Since the later of Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4, as applicable, except as otherwise disclosed to Agent, there has occurred no materially adverse change in the financial condition, or business of the Borrowers, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the REIT Guarantor as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the calendar year then ended, other than changes that have not and could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, prospects, operations or business activities of any of the Collateral Properties from the condition shown on the statements of income delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had a Material Adverse Effect.

§6.6         Franchises, Patents, Copyrights, Etc. The Borrowers possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others. None of the Collateral Properties is owned or operated under or by reference to any registered or protected trademark, trade name, service mark or logo, except where such failure or conflict would not reasonably be expected to have a Material Adverse Effect.

§6.7         Litigation. As of the date hereof, except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrowers threatened against any Borrower or other Credit Party before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto. As of the date hereof, except as set forth on Schedule 6.7, there are no judgments, final orders or awards outstanding against or affecting any Borrower, the other Credit Parties or any Collateral Property individually or in the aggregate in excess of $1,000,000.

§6.8         No Material Adverse Contracts, Etc. None of the Credit Parties is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. None of the Credit Parties is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

§6.9         Compliance with Other Instruments, Laws, Etc. None of the Credit Parties or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

§6.10       Tax Status. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Credit Parties (a) has made or filed all federal and state income and all other Tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all Taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings or for which any of the Borrowers or their respective Subsidiaries, as applicable has set aside on its books provisions reasonably adequate for the payment of such Taxes, and (c) has made provisions reasonably adequate for the payment of all accrued Taxes not yet due and payable. Except as would not reasonably be expected to result in a Material Adverse Effect, there are no unpaid Taxes claimed by the taxing authority of any jurisdiction to be due by the Borrowers or their respective Subsidiaries, the officers or partners of such Person know of no basis for any such claim, and as of the Closing Date, there are no audits pending or to the knowledge of Borrowers threatened with respect to any Tax returns filed by Borrowers or their respective Subsidiaries. The taxpayer identification number for Parent Borrower is 26-3143822.

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§6.11       No Event of Default. No Default or Event of Default has occurred and is continuing.

§6.12       Investment Company Act; EEA Financial Institution. None of the Credit Parties or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940. None of the Credit Parties is an EEA Financial Institution.

§6.13       Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens or as disclosed on the lien search reports delivered to and approved by the Agent, there is no financing statement (but excluding any financing statements that may be filed against any Borrower or Subsidiary Credit Party without the consent or agreement of such Persons), security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any applicable filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any Collateral.

§6.14       Setoff, Etc. The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses by the Borrowers or any of their Subsidiaries or Affiliates or, to the best knowledge of Borrowers, any other Person other than Permitted Liens described in §8.2(i), (vi)(vii) and (viii).

§6.15        Certain Transactions. Except in connection with a BRG Exchange Management Agreement or any Exchange Loan Documents relating to a Permitted Exchange Property or as otherwise disclosed on Schedule 6.15 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of any Borrower is, nor shall any such Person become, a party to any transaction with any Borrower (other than for services as partners, managers, members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrowers than those that would be obtained in a comparable arms-length transaction.

§6.16       Employee Benefit Plans. Except as would not reasonably be expected to have a Material Adverse Effect, each Borrower and each ERISA Affiliate that is subject to ERISA has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, neither any Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under §412 of the Code in respect of any Multiemployer Plan or Guaranteed Pension Plan or (b) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under §4007 of ERISA. Neither any Borrower nor any ERISA Affiliate has failed to make any contribution or payment to any Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Multiemployer Plan or Guaranteed Pension Plan, which has resulted or would reasonably be expected to result in the imposition of a Lien. None of the Collateral Properties constitutes a “plan asset” of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan in each case, that is subject to ERISA.

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§6.17        Disclosure. All of the representations and warranties made by Borrowers or Guarantors in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects. All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by any Borrower or Guarantor, is and will be true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading when taken as a whole. The written information, reports and other papers and data with respect to the Borrowers, any Subsidiary or the Collateral Properties (other than projections and estimates) furnished to the Agent or the Lenders by Borrowers or Guarantors in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrowers’ counsel or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrowers (except to the extent the related assumptions were when made manifestly unreasonable) except to the extent that any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

§6.18       Trade Name; Place of Business. No Credit Party uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. The principal place of business of the Borrowers and the other Credit Parties is c/o Bluerock Residential Growth REIT, Inc., 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105.

§6.19       Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. No Borrower or other Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.20       Environmental Compliance. Except as set forth on Schedule 6.20 or as specifically set forth in the written environmental site assessment reports of the Environmental Engineer provided to the Agent on or before the date hereof, or in the case of Collateral Property acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent:

(a)            None of the Collateral Properties, nor to Borrowers’ knowledge, any tenant or operations thereon, is in violation, or alleged violation, of any Environmental Law, which violation would reasonably be expected to have a Material Adverse Effect.

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(b)            None of the Credit Parties has received written notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted, or has demanded that any Borrower conduct, a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages in connection with the release of Hazardous Substances in violation of applicable Environmental Law, which in the case of clauses (i) through (iii) above involves a Collateral Property and which would reasonably be expected to have a Material Adverse Effect.

(c)            (i) No portion of the Collateral Properties is used by Borrowers, or to the knowledge of Borrowers, by any tenant or operator thereon for the handling, processing, storage or disposal of Hazardous Substances except in compliance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Collateral Properties except those which are being operated and maintained, and, if required, remediated, in compliance with Environmental Laws; (ii) in the course of any business activities conducted by the Borrowers, their respective Subsidiaries or, to the Borrowers’ actual knowledge, the tenants and operators of their properties, no Hazardous Substances have been generated or are being used on the Collateral Properties except in the ordinary course of Borrowers or their tenants’ and operators’ business and in compliance with applicable Environmental Laws; (iii) to Borrowers’ actual knowledge, there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than in reasonable quantities to the extent necessary in the ordinary course of operation of Borrowers, their tenants’ or operators’ business and, in any event, in compliance with all Environmental Laws) (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the Collateral Properties, which Release would reasonably be expected to have a Material Adverse Effect; (iv) to Borrowers’ knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Collateral Properties which, through soil or groundwater contamination, have come to be located on the Collateral Properties, and which would be reasonably anticipated to have a Material Adverse Effect; and (v) to Borrowers’ actual knowledge, any Hazardous Substances that have been generated on any of the Collateral Properties have been transported off-site in accordance with all applicable Environmental Laws and in a manner that would not reasonably be expected to have a Material Adverse Effect.

(d)            Except for such matters that shall be complied with as of the Closing Date, by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby, none of the Borrowers nor the Collateral Properties will become subject to any applicable Environmental Law requiring the performance of environmental site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement pursuant to applicable Environmental Laws, which would reasonably be expected to have a Material Adverse Effect.

(e)            There are no existing or closed sanitary waste landfills, or hazardous waste treatment, storage or disposal facilities on the Collateral Properties except where such existence would not reasonably be expected to have a Material Adverse Effect.

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(f)            The Borrowers have not received any written notice from any party that any use, operation, or condition of any Collateral Properties has caused any adverse condition on any other property that would reasonably be expected to result in a claim under applicable Environmental Law that would have a Material Adverse Effect, nor does any Borrower have actual knowledge of any existing facts or circumstances that could reasonably be expected to form the basis for such a claim.

§6.21        Subsidiaries; Organizational Structure. Schedule 6.21 sets forth, as of the Closing Date, all of the Subsidiaries and Unconsolidated Affiliates of Parent Borrower (other than any Subsidiaries and Unconsolidated Affiliates that own no assets, directly or indirectly, and are not actively engaged in the Parent Borrower’s business) and the form and jurisdiction of organization of each of the Subsidiaries and Unconsolidated Affiliates of Parent Borrower, as well as the owners of the direct and indirect ownership interests in the Subsidiary Credit Parties. No Person owns, nor after giving effect to any Exchange Permitted Transfer, no Person will own any legal, equitable or beneficial interest in any of such Persons set forth on Schedule 6.21 except as set forth on such Schedule. The information included in the most recent Beneficial Ownership Certification is true and correct in all material respects.

§6.22       Leases.

(a)            An accurate and complete Rent Roll in all material respects as of the date of inclusion of each Mortgaged Property in the Collateral with respect to all Leases of any portion of such Mortgaged Property has been provided to the Agent. The Leases set forth in such Rent Roll (and any other commercial leases separately identified to Lender) constitute as of the date thereof the sole material agreements relating to leasing or licensing of space at such Mortgaged Property and in the Building relating thereto. To the best of the Borrower’s knowledge, the Leases reflected therein are, as of the date of inclusion of the applicable Mortgaged Property in the Collateral, in full force and effect in accordance with their respective terms, without any payment default thereunder. No security deposit or advance rental or fee payment (more than 2 months in advance) has been made by any lessee or licensor under the Leases except as may be specifically designated in the copies of the Leases furnished to the Agent or as otherwise disclosed to Agent in writing.

(b)            Each Outbound Ground Lease contains the entire agreement of the applicable Credit Party and the applicable owner of the leasehold interest in such Ground Leased Property (the “Outbound Ground Tenant”). The applicable Credit Parties and Outbound Ground Tenant have delivered a true and correct copy of each Outbound Ground Lease (together with any applicable amendments thereto) to the Agent and no Outbound Ground Lease has been modified, amended or assigned since last delivered to the Agent.

(c)            Each Outbound Ground Lease is in full force and effect and, to the Parent Borrower’s and Subsidiary Credit Parties’ knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under any Outbound Ground Lease (an “Outbound Ground Lease Default”) exists or has occurred on the part of a Credit Party or on the part of an Outbound Ground Tenant under any Outbound Ground Lease. All ground rent and additional rent, if any, due and payable under each Outbound Ground Lease has been paid. Outbound Ground Tenant has no option or preferential right to purchase the applicable Ground Leased Property and no right or interest with respect to the Ground Leased Property other than as Outbound Ground Tenant under the Outbound Ground Lease.

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§6.23        Property.

(a)            Except as noted on Schedule 6.23, the Credit Parties make the following representations and warranties with respect to each Mortgaged Property and Ground Leased Property, as applicable:

(i)            Off Site Utilities. All water, sewer, electric, gas, telephone and other utilities to the extent necessary for the use and operation of each Mortgaged Property and each Ground Leased Property that has been completed are installed to the property lines of such Collateral Property through dedicated public rights-of-way or through perpetual private easements approved by the Agent with respect to which the applicable Mortgage creates a valid and enforceable first lien or security title and, with respect to the Mortgaged Properties, are connected to the Buildings comprising such Mortgaged Property with valid permits and are adequate to service such Buildings in compliance with Applicable Law.

(ii)           Access, Etc. Except as shown on the Surveys for the Collateral Properties, the streets abutting such Collateral Property are dedicated and accepted public roads, to which such Collateral Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by motor vehicles and by foot to public roads) to which such Collateral Property has direct access approved by the Agent and with respect to which the applicable Mortgage creates a valid and enforceable first lien or security title. All private ways providing access to such Collateral Property are zoned in a manner which will permit access to the Buildings comprising or located on, as applicable, such Collateral Property over such ways by trucks and other motor vehicles.

(iii)          Independent Building. Unless otherwise disclosed to the Agent, the Buildings located on the Mortgaged Properties are, and to the best of the Credit Parties’ knowledge, the Buildings located on the Ground Leased Properties that are completed are, fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to offsite utilities located in public streets or ways or through insured perpetual private easements approved by Agent. Each Building is located on a lot which is separately assessed from any property other than Collateral Property for purposes of real estate tax assessment and payment. The Buildings, all personal property of the owners of such Mortgaged Property therein and all paved or landscaped areas related to or used in connection with the Buildings, and to the best of the Credit Parties’ knowledge, the Buildings located on the Ground Leased Properties, are located wholly within the perimeter lines of the lot or lots on which such Collateral Property is located, except as may be specifically shown on the Survey for such Collateral Property. To the Credit Parties’ knowledge, there are no Buildings, improvements or other material matters affecting such Mortgaged Property which should be shown on a current and accurate survey of such Mortgaged Property other than those shown on the Survey provided to Agent. No Credit Party has received notice of any material matters affecting a Ground Leased Property which should be shown on a current and accurate survey of such Ground Leased Property other than those shown on the Survey provided to Agent.

(iv)         Condition of Building; No Asbestos. Except as may otherwise be specifically disclosed in any written engineering report furnished by the Credit Parties to Agent prior to acceptance of a Collateral Property in the Collateral, the Buildings comprising such Mortgaged Property, or located on such Ground Leased Property, are to Credit Parties’ knowledge structurally sound, in good repair and free of material defects in materials and workmanship and have been constructed, and installed in material compliance with the plans and specifications relating thereto. Except as disclosed in written reports delivered to Agent in connection with the inclusion of Real Estate as a Collateral Property, to the Credit Parties’ knowledge all major building systems located within each such Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems (but excluding any systems which are required to be maintained by tenants), are in good working order and condition. Except as disclosed in a written engineering report or in a report of an Environmental Engineer delivered to Agent in connection with the inclusion of Real Estate as a Collateral Property, no asbestos is located in or on any Building comprising a Mortgaged Property, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer, and, to the best of the Credit Parties’ knowledge, no asbestos is located in or on any Building located on a Ground Leased Property, in each case, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

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(v)           Building Compliance with Law. Except as disclosed in written reports provided to Agent in connection with the inclusion of Real Estate as a Collateral Property, to the Credit Parties’ knowledge the Buildings as presently constructed, used, occupied and operated do not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws, including without limitation, the American With Disabilities Act or any state laws regarding disability requirements, or any lease, agreement, declaration, covenant or instrument to which Parent Borrower, any Subsidiary Credit Party or its respective Collateral Property may be subject (hereinafter referred to as the “Requirements”). Except as shown on the Survey for such Collateral Property, such Collateral Property is not located in a flood hazard area as defined by the Federal Insurance Administration. Except as disclosed in written reports provided to Agent, such Collateral Property is not located in Zone 3 or Zone 4 of the “Seismic Zone Map of the U.S.” Each Building located on a Mortgaged Property, and to the best of the Credit Parties’ knowledge each Building located on a Ground Leased Property, complies with applicable zoning laws and regulations and is not a so called non-conforming use. Except as disclosed in written reports provided to Agent in connection with the inclusion of Real Estate as a Collateral Property, the zoning laws permit use of each Building for its current use. Except as disclosed in written reports provided to Agent in connection with the inclusion of Real Estate as a Collateral Property, there is such number of parking spaces on the lot or lots on which such Collateral Property is located as is adequate under the zoning laws and regulations to permit use of each Building for its current use. Such Collateral Property constitutes separate parcels, which have been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby, and neither the execution and delivery of the applicable Mortgage nor the exercise of any remedies thereunder by Agent shall violate any such law or regulation relating to the subdivision of real property. There is no evidence of illegal activities with respect to controlled substances on such Collateral Property.

(vi)          No Required Collateral Property Consents, Permits, Etc. Neither any Borrower nor any Guarantor has received any written notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by Applicable Law affecting such Collateral Property for the maintenance, operation, servicing and use of such Collateral Property or any Building for its current use (hereinafter referred to as the “Project Approvals”) which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No Project Approvals will terminate, or become void or voidable or terminable on any foreclosure sale of such Collateral Property pursuant to the applicable Mortgage. To the Credit Parties’ knowledge, except as disclosed to Agent, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, such Collateral Property or any part thereof.

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(vii)         No Violations. No Credit Party has received any notice of, nor has any knowledge of, any violation of any applicable Requirements or Project Approvals or any other material violation of restrictions or agreements by which any Credit Party or such Collateral Property is bound which would have a Material Adverse Effect.

(viii)        Insurance. No Credit Party has received any notice from any insurer or its agent requiring performance of any work with respect to such Collateral Property or canceling or threatening to cancel any policy of insurance, and such Collateral Property complies with the requirements of all of the applicable Credit Party’s insurance carriers and the insurance requirements under any Outbound Ground Lease, as applicable.

(ix)           Real Property and other Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against such Collateral Property or any part thereof, including, without limitation, any payments in lieu of taxes, which are payable by any Credit Party (except only real estate or other taxes or assessments, that are not yet delinquent or subject to any penalties, interest or other late charges). There are no unpaid or outstanding gross receipts, rent or sales taxes payable by any Credit Party, with respect to the use and operation of such Collateral Property which are due and payable. The Credit Parties have delivered to the Agent true and correct copies of real estate tax bills and private assessments for such Collateral Property for the past year. Except as disclosed to Agent, no abatement proceedings are pending with reference to any real estate taxes or private assessments assessed against such Collateral Property. Except as disclosed to Agent, there are no betterment assessments or other special assessments presently pending with respect to any portion of such Collateral Property, and neither any Borrower nor any Guarantor has received any notice of any such special assessment being contemplated.

(x)            Historic Status. No Building comprising or located on such Collateral Property is a historic structure or landmark and no Building or Collateral Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

(xi)           Eminent Domain; Casualty. There are no pending eminent domain proceedings against such Collateral Property or any part thereof, and, to the knowledge of the Borrowers, no such proceedings are presently threatened or contemplated by any taking authority. Neither such Collateral Property, any Building comprising or located on such Collateral Property nor any part thereof is now materially damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(xii)          Initial Collateral Properties. Schedule 6.23 attached hereto sets forth all of the Collateral Properties included as Collateral as of the Closing Date. Schedule 6.23 may be amended in connection with any addition or release of Collateral Properties to set forth all of the Collateral Properties included as Collateral as of such date.

(xiii)         No Options or Other Material Agreements. Except as disclosed to Agent, as of the date of acceptance of Real Estate as a Collateral Property, no Person has any right of first refusal, right of first offer or other option to acquire such Collateral Property or any Building on a Mortgaged Property or any portion thereof or interest therein. Except as set forth in the Title Policy, there are no material agreements (exclusive of service contracts and other customary operational agreements) pertaining to such Collateral Property other than as described in this Agreement (including the Schedules hereto) or the Title Policy except for those that can be terminated upon at least thirty (30) days’ notice.

(xiv)         Mold Condition. Neither the improvements located on such Mortgaged Property nor any operations therein, is now or has during the applicable Subsidiary Credit Party’s period of ownership been damaged, impacted, or otherwise affected by or subject to the growth or existence of a Mold Condition (as defined in the Indemnity). To the best of the Credit Parties’ knowledge, neither the improvements located on such Ground Leased Property nor any operations therein, is now or has during the applicable Subsidiary Credit Party’s period of ownership of the Ground Leased Property been damaged, impacted, or otherwise affected by or subject to the growth or existence of a Mold Condition.

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(b)            Forfeiture. There has not been and shall never be committed by any Borrower or Guarantor or any agent of such Persons any act or omission affording the federal government or any state or local government the right of forfeiture as against any Collateral Property or any part thereof or any monies paid in performance of any Borrower’s and Guarantor’s obligations under any of the Loan Documents.

(c)            Conviction of Criminal Acts. None of the Borrowers or Guarantors has ever been convicted of a crime (which shall not include traffic violations) and is not currently the subject of any pending or threatened criminal investigation or proceeding. The Credit Parties have disclosed to the Agent in writing any civil action (whether or not such action resulted in a judgment) and regulatory or enforcement proceeding to which any of the Borrowers or Guarantors was a defendant or respondent in which it was alleged that such Person engaged in fraud, deception or misrepresentation, or with respect to which such Person was ordered or agreed not to engage in the banking or securities industry.

(d)            Homestead. No Collateral Property forms part of any property owned, used or claimed by any Borrower or Guarantor as a residence or business homestead and is not exempt from forced sale under the laws of the State in which such Collateral Property is located. Each Borrower for itself and each Guarantor hereby disclaim and renounce each and every claim to all or any portion of the Collateral Property as a homestead.

§6.24        Brokers. None of the Borrowers nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.25        Other Debt. None of the Credit Parties is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of any Borrower. Schedule 6.25 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements, including, without limitation, any Derivatives Contracts, binding upon the Borrowers or their respective properties and entered into by the Borrowers with respect to any Indebtedness of the Borrowers, and the Borrowers have provided the Agent with true, correct and complete copies thereof.

§6.26        Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, and, including, without limitation the provisions of §37 hereof, no Credit Party is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, each Credit Party is able to pay its debts as they become due, and each Credit Party has sufficient capital to carry on its business.

§6.27        No Bankruptcy Filing. No Credit Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Credit Parties have no knowledge of any Person contemplating the filing of any such petition against it.

§6.28        No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the incurrence of indebtedness or the performance of any actions required hereunder or thereunder is or will be undertaken by any Credit Party with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted. Without limitation to the foregoing, no transfer of property has been or will be made by any Credit Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Credit Party.

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§6.29        Transaction in Best Interests of Borrowers; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of each Borrower. The direct and indirect benefits to inure to the Borrowers pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrowers pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Subsidiary Credit Party to be a co-borrower or guarantor of the Loan, the Borrowers would be unable to obtain the financing contemplated hereunder which financing will enable the Borrowers to have available financing to conduct and expand their business. Borrowers further acknowledge and agree that Borrowers constitute a single integrated and common enterprise and that each receives a benefit from the availability of credit under this Agreement.

§6.30        OFAC. None of the REIT Guarantor, the Borrowers, any of their respective directors, officers, employees, Affiliates or any agent or representative of the Credit Parties or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, is (or will be) (i) a Sanctioned Person, (ii) located, organized or resident, or has its assets located, in a Designated Jurisdiction, (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions, or (iv) has violated any Anti-Money Laundering Law in any material respect. No Loan or Letter of Credit, nor the proceeds from any Loan or Letter of Credit, has been used, directly or indirectly, or has otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business with any Sanctioned Person, or in any other manner that will result in a violation by any Credit Party or Subsidiary thereof, or any Lender, the Agent, the Issuing Lender, of Sanctions. Neither the making of the Loans nor the issuance of Letters of Credit hereunder nor the use of proceeds thereof will violate the Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Each of the Credit Parties and its Subsidiaries, and to the knowledge of the Credit Parties, each director, officer, employee, agent and Affiliate of the Credit Parties and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Credit Parties have implemented and maintain in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Credit Parties, their Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Credit Parties or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

§6.31        Inbound Ground Lease.

(a)            Each Inbound Ground Lease contains the entire agreement of the applicable Credit Party and the applicable owner of the fee interest in such Mortgaged Property (the “Fee Owner”). With respect to a Mortgaged Property subject to an Inbound Ground Lease, the applicable Credit Party has no estate, right, title or interest in or to the Mortgaged Property except under and pursuant to the Inbound Ground Lease or except as may be otherwise approved in writing by Agent. The applicable Credit Party has delivered a true and correct copy of the Inbound Ground Lease to the Agent and the Inbound Ground Lease has not been modified, amended or assigned, with the exception of written instruments that have been recorded in the applicable real estate records and referenced in the Title Policy for such Mortgaged Property.

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(b)            The applicable Fee Owner is the exclusive fee simple owner of the Mortgaged Property, subject only to the Inbound Ground Lease and all Liens and other matters disclosed in the applicable Title Policy for such Mortgaged Property, and the applicable Fee Owner is the sole owner of the lessor’s interest in the Inbound Ground Lease.

(c)            There are no rights to terminate the Inbound Ground Lease other than the applicable Fee Owner’s right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the Inbound Ground Lease.

(d)            Each Inbound Ground Lease is in full force and effect and, to the Parent Borrower’s and Subsidiary Credit Parties’ knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under any Inbound Ground Lease (an “Inbound Ground Lease Default”) exists or has occurred on the part of a Credit Party or on the part of a Fee Owner under any Inbound Ground Lease. All base rent and additional rent, if any, due and payable under each Inbound Ground Lease has been paid through the date such Mortgaged Property is added hereto and no Credit Party is required to pay any deferred or accrued rent after the date hereof under any Inbound Ground Lease. No Credit Party has received any written notice that a Ground Lease Default has occurred or exists, or that any Fee Owner or any third party alleges the same to have occurred or exist.

(e)            The applicable Credit Party is the exclusive owner of the ground lessee’s interest under and pursuant to each Inbound Ground Lease and has not assigned, transferred or encumbered its interest in, to, or under the Inbound Ground Lease, except to Agent under the Loan Documents.

§7.       AFFIRMATIVE COVENANTS. The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

§7.1        Punctual Payment. The Borrowers will, subject to applicable cure periods, duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents in accordance with the terms hereof.

§7.2        Maintenance of Office. The Credit Parties will maintain their respective chief executive office at 1345 Avenue of the Americas, 32nd Floor, New York, NY 10105, or at such other location as the Borrowers shall designate upon prompt written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Credit Parties in respect of the Loan Documents may be given or made.

§7.3        Records and Accounts. The Borrowers will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP (in each case, in all material respects) and (b) make adequate provision for the payment of all Taxes (including income taxes). Neither any Borrower nor any of their respective Subsidiaries shall, without the prior written consent of the Agent (x) make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4 (unless required by GAAP or other applicable accounting standards), or (y) change its fiscal year.

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§7.4        Financial Statements, Certificates and Information. Borrowers will deliver or cause to be delivered to the Agent:

(a)            not later than one hundred twenty (120) days after the end of each calendar year, the audited Consolidated balance sheet of the REIT Guarantor at the end of such year, and the related audited Consolidated statements of income, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by an Authorized Officer or the chief financial officer or accounting officer of the REIT Guarantor that the information contained in such financial statements fairly presents in all material respects the financial position of the REIT Guarantor and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by a member firm of Grant Thornton or another nationally recognized accounting firm, and any other information the Agent may reasonably request to complete a financial analysis of Parent Borrower and its Subsidiaries;

(b)            not later than sixty (60) days after the end of each calendar quarter of each year, copies of the unaudited Consolidated balance sheet of the REIT Guarantor as at the end of such quarter, and the related unaudited Consolidated statements of income and cash flows for the portion of the REIT Guarantor’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by an Authorized Officer or the chief financial officer or accounting officer of REIT Guarantor that the information contained in such financial statements fairly presents in all material respects the financial position of the REIT Guarantor and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)            simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, an executed Borrowing Base Availability Certificate in the form of Exhibit E and a statement (a “Compliance Certificate”) certified by an Authorized Officer or the chief financial officer or chief accounting officer of REIT Guarantor in the form of Exhibit F hereto (or in such other form as the Agent may reasonably approve from time to time) setting forth in reasonable detail computations of the various covenants set forth therein. REIT Guarantor shall submit with the Compliance Certificate a Borrowing Base Availability Certificate in the form of Exhibit E attached hereto pursuant to which the REIT Guarantor shall calculate the amount of the Borrowing Base Availability as of the end of the immediately preceding calendar quarter. All income, expense, debt and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable. The Compliance Certificate shall be prepared on a basis consistent with the statements furnished to the Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by an Authorized Officer or the chief financial officer or chief accounting officer of REIT Guarantor that the information contained in such statement fairly presents in all material respects the calculations of the various covenants set forth therein;

(d)            simultaneously with the delivery of the financial statements referred to in clause (a) above, the statement of all contingent liabilities involving amounts of $1,000,000 or more of the Borrowers which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

(e)            simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, (i) a Rent Roll for each of the Mortgaged Properties and a summary thereof in form reasonably satisfactory to Agent as of the end of each calendar quarter (including the fourth calendar quarter in each year), (ii) an operating statement for each of the Mortgaged Properties and, if available, for any Ground Leased Properties for each such calendar quarter and year to date and a consolidated operating statement for the Mortgaged Properties for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to Agent), including a receivables aging, and (iii) a schedule or report of Ground Leased Properties, specifically identifying any Ground Leased Properties with respect to which ground rent is not being paid current and providing identifying information for the related stand-by letter of credit posted by the applicable Outbound Ground Tenant with respect thereto and with respect to each Ground Leased Property, specifying the amount of any tenant allowance under the applicable Outbound Ground Lease, any amount of such tenant allowance that has been funded, the amount that remains to be funded, and such other information related thereto as the Agent may reasonably request;

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(f)             simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, upon request by Agent, a statement (i) listing the Real Estate owned by the Borrowers and their Subsidiaries (or in which the Borrowers or their Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrowers and their Subsidiaries, which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of the Borrowers and their Subsidiaries which are under development and providing a brief summary of the status of such development;

(g)            notice of any audits pending or threatened in writing with respect to any tax returns filed by any Borrower or Guarantor promptly following notice of such audit;

(h)            to the extent requested by Agent, evidence reasonably satisfactory to Agent of the timely payment of all real estate taxes for the Collateral Properties;

(i)             from time to time such other financial data and information in the possession of the Credit Parties (including without limitation auditors’ management letters, status of litigation or investigations against the Borrowers and any settlement discussions relating thereto (unless the Borrowers in good faith believe that such disclosure could result in a waiver or loss of attorney work product, attorney-client or any other applicable privilege), property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Credit Parties or Collateral Properties, as applicable) as the Agent may reasonably request.

The Borrowers’ delivery obligations with respect to any reports under §7.4(a) and (b) shall be deemed satisfied if such reports are publicly filed and available within the time period set forth in §7.4(a) and/or (b), respectively.

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The Borrowers shall reasonably cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrowers. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrowers to the Agent (collectively, “Information Materials”) pursuant to this Section and the Borrowers shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrowers and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information.” Unless and until Agent or the Lenders receive written notification to the contrary, the Borrowers hereby designate all Information Materials as “Private Information” for purposes of this Section and this Agreement. Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof. Upon the request of Agent, the Borrowers shall deliver paper copies thereof to Agent. The Borrowers and the REIT Guarantor authorize Agent and Arranger to disseminate any such materials, including without limitation the Information Materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system (an “Electronic System”). Any such Electronic System is provided “as is” and “as available.” The Agent and the Arranger do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of Borrowers that is distributed over or by any such Electronic System (“Communications”). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Agent or the Arranger in connection with the Communications or the Electronic System. In no event shall the Agent, the Arranger or any of their directors, officers, employees, agents or attorneys have any liability to the Borrowers or the Guarantors, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Guarantor’s, the Agent’s or any Arranger’s transmission of Communications through the Electronic System, and the Borrowers and the Guarantors release Agent, the Arranger and the Lenders from any liability in connection therewith. Certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers, the Guarantors, their Subsidiaries or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities.

The Borrowers hereby agree that they will identify that portion of the Information Materials that may be distributed to the Public Lenders and that (i) all such Information Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Information Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Agent, the Lenders and the Arranger to treat such Information Materials as not containing any material non-public information with respect to the Borrowers, the Guarantors, their Subsidiaries, their Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Information Materials constitute confidential information, they shall be treated as provided in §18.7); (iii) all Information Materials marked “PUBLIC” are permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation; and (iv) the Agent and the Arranger shall treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation.

§7.5        Notices.

(a)            Defaults. The Borrowers will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”. If any Person shall give any written notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Borrower is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a Material Adverse Effect, the Borrowers shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

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(b)            Environmental Events. The Borrowers will give notice to the Agent within ten (10) Business Days of becoming aware of (i) any known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that any Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any written inquiry, proceeding, or investigation, including a written notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in the case of any of clauses (i) – (iii) above involves any Collateral Property and would reasonably be expected to have a Material Adverse Effect, or materially adversely affect the Agent’s liens or security title on the Collateral pursuant to the Security Documents.

(c)            Notification of Claims Against Collateral. The Borrowers will give notice to the Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims (including, with respect to the Collateral Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject, which could have a Material Adverse Effect.

(d)            Notice of Litigation and Judgments. The Borrowers will give notice to the Agent in writing within five (5) Business Days of becoming aware of any pending litigation and proceedings affecting any Borrower or to which any Borrower is a party involving an uninsured claim against any Borrower that could either cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrowers will give notice to the Agent, in writing, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against any Borrower or any of their respective Subsidiaries in an amount in excess of $10,000,000.

(e)            ERISA. The Borrowers will give notice to the Agent within ten (10) Business Days after the Borrowers or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in §4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice (including any received from the trustee of a Multiemployer Plan) of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan, in each case if such event or occurrence would reasonably be expected to have a Material Adverse Effect.

(f)            Derivatives Contracts. The Borrowers will give notice to the Agent within five (5) Business Days after entering into any Derivatives Contract, together with a copy of such contract, which is applicable to any Loan.

(g)            Inbound Ground Lease. The Parent Borrower or a Subsidiary Credit Party will promptly notify the Agent in writing of any default by a Fee Owner in the performance or observance of any of the terms, covenants and conditions on the part of a Fee Owner to be performed or observed under an Inbound Ground Lease. The Parent Borrower and/or Subsidiary Credit Parties will promptly deliver to the Agent copies of all material notices, certificates, requests, demands and other instruments received from or given by a Fee Owner to Parent Borrower or any Subsidiary Credit Party under an Inbound Ground Lease.

(h)            Notification of Lenders. Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

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(i)            Beneficial Ownership. Promptly following any change in beneficial ownership of the Credit Parties that would render any statement in the existing Beneficial Ownership Certification materially untrue or inaccurate, an updated Beneficial Ownership Certification for the Credit Parties.

§7.6        Existence; Maintenance of Properties.

(a)          The Borrowers will preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation. The Borrowers will preserve and keep in full force all of their rights and franchises, the preservation of which is necessary to the conduct of their business, to the extent that the failure to do so could reasonably be expected to result in a Material Adverse Effect.

(b)          Each Borrower (i) will cause all of the Collateral Properties to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in each case under (i) or (ii) above in which the failure to do so would cause a Material Adverse Effect. Without limitation of the obligations of the Borrowers under this Agreement with respect to the maintenance of the Collateral Properties, the Borrowers shall promptly and diligently comply with the reasonably and necessary recommendations of the Environmental Engineer concerning the maintenance, operation or upkeep of the Collateral Properties contained in the building inspection and environmental reports delivered to the Agent or otherwise obtained by Borrowers with respect to the Collateral Property, that are required by Environmental Laws.

§7.7        Insurance; Condemnation.

(a)          The Borrowers will, at their expense, procure and maintain, or cause the applicable Outbound Ground Tenant to procure and maintain, for the benefit of the applicable Credit Parties and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are reasonably acceptable to the Agent, taking into consideration the property size, use, and location that a commercially prudent lender would require (provided such insurance is generally available in the commercial markets and being required of other similarly situated borrowers), providing the following types of insurance covering each applicable Collateral Property:

(i)           For each Mortgaged Property, all Risks” or “Special Form” property insurance, coverage from loss or damage arising from flood, earthquake, and acts of terrorism (with such coverage satisfactory to Agent), and comprehensive boiler and machinery or “breakdown” coverages on each Building owned by the Credit Parties in an amount not less than the full insurable replacement cost of each Building. As approved by Agent, flood, earthquake and boiler and machinery/breakdown coverages may be subject to sublimits less than the Building’s insurable replacement cost. Losses shall be valued on a replacement cost basis, and coinsurance (if any) shall be waived. The deductibles shall not exceed $250,000 for physical damage, a 24-hour waiting period for business interruption and five percent (5%) of the insured value per location for earthquake or named windstorm. Full insurable replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation thereof;

(ii)          If not covered by or under the terms or provisions of the policies required in clause (i) above, during the course of construction or repair of any Building on a Mortgaged Property or of any renovations or repairs that are not covered by Credit Parties’ property insurance, the insurance required by clause (i) above shall be written on a builder’s risk, completed value, non-reporting form, with recovery not affected by interim reports of value submitted for premium accounting purposes, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Collateral Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

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(iii)          If not insured by the flood insurance required under (i) above, flood insurance if at any time any Building on a Mortgaged Property (or any contents) or structure is located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E), in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program and otherwise from such providers, on such terms and in such amounts as required by the Flood Disaster Protection Act as amended from time to time or as otherwise required by the Agent and all Lenders, and in any event in compliance with all applicable flood insurance regulation and law;

(iv)          For each Mortgaged Property, rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for such Mortgaged Property for a twelve (12) month period, including a provision for an extended period of indemnity of not less than one year;

(v)           Commercial general liability insurance against claims for bodily injury and property damage liability, on an occurrence basis, including personal injury and advertising injury liability, contractual liability coverage, and completed operations coverage with a general aggregate limit of not less than $2,000,000, a completed operations aggregate limit of not less than $2,000,000, a limit of not less than $1,000,000 per occurrence for bodily injury and property damage liability, and a limit of not less than $1,000,000 for personal injury and advertising injury;

(vi)          Umbrella liability insurance with limits of not less than $10,000,000 to be in excess of the limits of the insurance required by clause (v) above, with coverage at least as broad as the primary coverages, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall include language to provide defense coverage obligations; and

(vii)        Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Collateral Property.

The Borrowers shall pay, or cause the applicable Outbound Ground Tenant to pay, all premiums on insurance policies. The insurance policies with respect to all Collateral Properties provided for in clauses (v) and (vi) shall name or contain provisions granting coverage to the Agent and each Lender as an additional insured and shall contain severability provisions. The insurance policies provided for in clauses (i), (ii) and (iii) above as to each Mortgaged Property shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender’s loss payable endorsements in form and substance acceptable to the Agent. The Borrowers shall deliver certificates of insurance for all such policies to the Agent, and the Borrowers shall promptly furnish to the Agent duplicate originals or certified copies of all such policies, all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least ten (10) days prior to the expiration date of the policies, the Borrowers shall deliver to the Agent evidence of continued coverage, including a certificate of insurance, as may be reasonably satisfactory to the Agent; provided, however, if Borrowers are continuing insurance renewal negotiations at such date, then Borrowers shall inform Agent in writing of the status of such insurance renewal negotiations and any anticipated or potential material changes in coverages, deductibles or limits, and shall in any event provide evidence of extension, renewal or replacement prior to the expiration date of the current policies.

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Without limiting the foregoing or any other provision of this Agreement, (a) any increase of the Total Commitment (including pursuant to §2.11 above), or extension or renewal (including pursuant to §2.11 above) of the Loans shall be subject to flood insurance due diligence and flood insurance compliance which is satisfactory to the Agent and each Lender, (b) each Lender shall have the right to engage directly with the Borrowers in order to get information necessary to conduct flood due diligence and flood insurance compliance.

(b)          All policies required by clauses (i), (ii) and (iii), above shall contain standard mortgagee clauses or endorsements to the effect that (i) no act or omission of the Credit Parties or anyone acting for the Credit Parties (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of any Collateral Property for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to any Collateral Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) such policies shall not be canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice except in cases of non-payment of premium, then with at least ten (10) days prior written notice, to the Agent, and (iii) that the Agent or the Lenders shall have the right but not any obligation to pay any premiums thereon or any assessments thereunder, and to file claims; and under all policies, (i) the insurer waives any right of set off, counterclaim, subrogation, or any deduction in respect of any liability of the Borrowers and the Agent, and (ii) such insurance is primary and without right of contribution from any other insurance which may be available.

(c)           The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Credit Parties and other Persons not included in the Collateral Property, provided that such blanket policy or policies comply with all of the terms and provisions of this §7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision and a lender’s loss payable endorsement favoring the Agent with respect to property insurance and a per location aggregate that applies to the commercial general liability insurance.

(d)          All policies of insurance required by this Agreement shall be issued by companies authorized to do business in the State where the policy is issued and also in the States where the Collateral Property is located and having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X.”

(e)           No Credit Party shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this §7.7.

(f)            In the event of any loss or damage to a Mortgaged Property in excess of $5,000,000, the Borrowers shall give prompt written notice to the insurance carrier and the Agent. Subject to the provisions of (g) below, each Credit Party hereby irrevocably authorizes and empowers the Agent, at the Agent’s option and in the Agent’s sole discretion or at the request of the Required Lenders in their sole discretion, as its attorney in fact, to make proof of such loss, to appear in and prosecute any action arising from such insurance policies, to collect and receive Insurance Proceeds and Condemnation Proceeds, and to deduct therefrom the Agent’s reasonable expenses incurred in the collection of such Insurance Proceeds; provided, however, that so long as no Event of Default has occurred and is continuing and so long as the applicable Credit Party shall in good faith diligently pursue such claim, the applicable Credit Party may make proof of loss and appear in and prosecute any proceedings or negotiations with respect to the adjustment of such claim and collect and receive Insurance Proceeds and Condemnation Proceeds of $5,000,000 or less, except that the applicable Credit Party may not settle, adjust or compromise any such claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that the applicable Credit Party may make proof of loss and settle, adjust and compromise any claim under hazard insurance policies which is in an amount less than $5,000,000 so long as no Event of Default has occurred and is continuing and so long as the applicable Credit Parties shall in good faith diligently pursue such claim. Subject to the provisions of (g) below, the Borrowers further authorize the Agent, at the Agent’s option, to (i) apply such Insurance Proceeds and Condemnation Proceeds to the payment of the Obligations whether or not then due, or (ii) if the Agent shall require the reconstruction or repair of the applicable Mortgaged Property, to hold such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Mortgaged Property which are then due and payable and the Obligations as they become due during the course of reconstruction or repair of the Mortgaged Property and to pay, in accordance with such terms and conditions as the Agent or other lenders of construction projects may prescribe, for the costs of reconstruction or repair of the Mortgaged Property, and upon completion of such reconstruction or repair to pay the excess to Borrower. Insurance Proceeds and Condemnation Proceeds in respect of any loss or damage to a Ground Leased Property will be applied in accordance with the terms of the applicable Outbound Ground Lease.

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(g)           Notwithstanding the foregoing or anything to the contrary contained in the Mortgages for any Mortgaged Property, the Agent shall make Insurance Proceeds and Condemnation Proceeds available to the Credit Parties to reconstruct and repair such Mortgaged Property, in accordance with such customary terms and conditions as the Agent may reasonably prescribe in the Agent’s discretion for the disbursement of the proceeds, provided that (i) the cost of such reconstruction or repair is not estimated by the Agent to exceed forty percent (40%) of the replacement cost of the damaged Building (as reasonably estimated by the Agent), (ii) no Default or Event of Default shall have occurred and be continuing (other than any Event of Default occurring solely as a result of such casualty or condemnation), (iii) the Credit Parties shall have provided to the Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of the Insurance Proceeds or Condemnation Proceeds received which will be required to complete such repair or restoration, (iv) the Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration, not to be unreasonably withheld, delayed or conditioned, and reasonably determined that the repaired or restored Collateral Property will provide the Agent with adequate security for the Obligations (which security should be deemed adequate if such security is substantially comparable to the security in place prior to such casualty or condemnation) (provided that the Agent shall not disapprove such plans and specifications if the Building is to be restored to substantially its condition immediately prior to such damage), (v) the Agent shall reasonably determine that such repair or reconstruction can be completed prior to the Maturity Date, (vi) the Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding complies in all respects with any and all applicable state, federal and local laws, ordinances and regulations, including without limitation, zoning laws, ordinances and regulations, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to materially impede the progress of restoration, (vii) the Agent shall receive customary evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against any Credit Party or the Agent (or the Credit Parties shall have provided security for any amounts with respect to which the insurance carrier is asserting any defense to payment), and (viii) with respect to any Taking, Agent shall determine that following such repair or restoration there shall be no more than the lesser of (i) a twenty-five percent (25%) reduction in occupancy or rental income from the Collateral Property so affected by such specific condemnation or taking (excluding any proceeds from rental loss insurance or proceeds from such award allocable to rent) or (ii) a fifteen percent (15%) reduction in occupancy or in rental income from all of the Collateral Properties (excluding any proceeds from rental loss insurance or proceeds of such award allocable to rent), after giving effect to the current condemnation or taking and any previous condemnations or takings which may have occurred. Any excess Insurance Proceeds shall be paid to the applicable Credit Parties, or if an Event of Default has occurred and is continuing (other than any Event of Default occurring solely as a result of such casualty or condemnation), such proceeds shall be applied to the payment of the Obligations, unless in either case by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer. Any excess Condemnation Proceeds shall be applied to the payment of the Obligations. In no event shall the provisions of this section be construed to extend the Maturity Date or to limit in any way any right or remedy of the Agent upon the occurrence of an Event of Default hereunder. If the Collateral Property is sold or the Collateral Property is acquired by the Agent, all right, title and interest of the Credit Parties in and to any insurance policies and unearned premiums thereon (other than in connection with any blanket policy) and in and to the proceeds thereof resulting from loss or damage to the Collateral Property prior to the sale or acquisition shall pass to the Agent or any other successor in interest to the Credit Parties or purchaser of the Collateral Property.

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§7.8        Taxes; Liens.  The Borrowers will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Collateral Properties or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies, that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral or other property of Borrowers, or, with respect to their respective Subsidiaries that in case of any of the foregoing could reasonably be expected to have a Material Adverse Effect, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and such Borrower or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, such Borrower or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.

§7.9         Inspection of Collateral Properties and Books.  The Borrowers will, and will cause their respective Subsidiaries to, permit the Agent and the Lenders, at the Borrowers’ reasonable expense (subject to the limitation set forth below) and upon reasonable prior notice, to visit and inspect any of the Collateral Properties during normal business hours, to examine the books of account of the Borrowers (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall not be required to pay for such visits and inspections more than once in any twelve (12) month period. The Agent and the Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrowers and their respective Subsidiaries.

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§7.10      Compliance with Laws, Contracts, Licenses, and Permits.  The Borrowers will comply in all material respects with (i) all Applicable Law now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by Applicable Laws for the conduct of its business or the ownership, use or operation of its properties. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrowers or such Subsidiary will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof, except where the failure to obtain the foregoing could not reasonably be expected to have a Material Adverse Effect. The Credit Parties shall maintain in effect and enforce policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Credit Parties, their Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives that will act in any capacity in connection with or benefit from this Agreement and shall promptly advise Agent in writing in the event that the Credit Parties shall determine that any investors in the Credit Parties are in violation of such act. Promptly following any request therefor, Borrowers shall provide information and documentation reasonably requested by the Agent or any Lender pursuant to policies reasonably designed to promote compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including, without limitation, with respect to any beneficial owner with ownership in excess of the KYC Threshold.

§7.11       Further Assurances.  The Credit Parties will cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12       Management.  The Borrowers shall not, and shall not permit any other Credit Party to, enter into any Management Agreement (including any property Management Agreement in connection with a Reverse Exchange) with a third-party manager for the Collateral Property without the prior written consent of the Agent (which shall not be unreasonably withheld, delayed or conditioned), and after such approval, no such Management Agreement shall be modified in any material respect or terminated without Agent’s prior written approval, such approval not to be unreasonably withheld, delayed or conditioned; provided that, in connection with any Exchange Permitted Transfer, the applicable BRG Exchange Management Agreement may be terminated, restated or replaced with a Management Agreement on similar terms between the applicable Permitted Exchange Property Owner and the applicable property manager. Agent may condition any approval of a new manager upon the execution and delivery to Agent of collateral assignment of such Management Agreement to Agent and a subordination of the manager’s rights thereunder to the rights of the Agent and the Lenders under the Loan Documents. The Management Agreements described on Schedule 6.23 hereto relating to the initial Collateral Properties are approved by Agent.

§7.13       Leases of the Property.  The Borrowers shall use commercially reasonable efforts to maintain all apartment units in each Mortgaged Property (the “Residential Units”) leased at no less than fair market rents. Neither the Parent Borrower nor any Subsidiary Credit Party shall amend, supplement or otherwise modify any economic or other material term of any Outbound Ground Lease that has a material and adverse impact to any applicable Credit Party, terminate or cancel, or accept the surrender of (except pursuant to its terms), or consent to the assignment or subletting of, or grant any material monetary concessions (including any abatement of ground rent thereunder) to or waive the performance of any material monetary obligations of any Outbound Ground Tenant, lessee or licensee under, any now existing or future Outbound Ground Leases without the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

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§7.14       Business Operations.  The Borrowers shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and in compliance with the terms and conditions of this Agreement and the Loan Documents. The Borrowers and their respective Subsidiaries will not, directly or indirectly, engage in any line of business other than the ownership, operation and development of apartment properties in the United States and other activities ancillary thereto including the leasing of ancillary related facilities or other mixed use activities.

§7.15       Registered Servicemark.  Without prior written notice to the Agent, none of the Collateral Properties shall be owned or operated by the Borrowers or their Subsidiaries under any registered or protected trademark, tradename, servicemark or logo. In the event any of the Collateral Properties shall be owned or operated under any registered or protected tradename, trademark, servicemark or logo owned or controlled by Parent Borrower or any Affiliate, the applicable Borrower or Guarantor shall enter into an agreement with Agent, in form and substance satisfactory to Agent, granting to Agent, any successful bidder at a foreclosure sale of such Collateral Property and any subsequent transferee the right and/or license to continue operating such Collateral Property under such tradename, trademark, servicemark or logo.

§7.16       Ownership of Real Estate.  Without the prior written consent of Agent, all Real Estate and all interests (whether direct or indirect) of Parent Borrower or REIT Guarantor in any real estate assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by Parent Borrower or a Wholly Owned Subsidiary of Parent Borrower; provided, however that REIT Guarantor and Parent Borrower shall be permitted to own or lease interests in Real Estate through non-Wholly Owned Subsidiaries and Unconsolidated Affiliates as permitted by §8.3.

§7.17       Distributions of Income to Parent Borrower.  Parent Borrower shall cause all Subsidiary Credit Parties to promptly distribute to Parent Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by such Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties and other reasonable resources approved by such Subsidiary in the course of its business.

§7.18       Plan Assets.  The Borrowers will do, or cause to be done, all things necessary to ensure that none of the Collateral Properties will be deemed to be Plan Assets at any time.

§7.19       Guarantor Covenants.  Borrowers shall cause REIT Guarantor to comply with the following covenants:

(a)            REIT Guarantor will not make or permit to be made, by voluntary or involuntary means, any transfer or encumbrance of its interest in Parent Borrower, or any dilution of its interest in Parent Borrower, that would result in a Change of Control; and

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(b)            REIT Guarantor shall not dissolve, liquidate or otherwise wind-up its business, affairs or assets.

§7.20       Collateral Properties.  Without limiting the further covenants contained in the Security Documents, at all times the Parent Borrower shall use commercially reasonable efforts to cause each other Borrower and Subsidiary Guarantor, to:

(a)            pay all real estate and personal property taxes, assessments, water rates or sewer rents, ground rents, maintenance charges, impositions, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Collateral Property, as applicable, now or hereafter levied or assessed or imposed against any Collateral Property, as applicable, or any part thereof (except those which are being contested in good faith by appropriate proceedings diligently conducted where the failure to pay any of the foregoing could reasonably be expected to have a Material Adverse Effect).

(b)            promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with any Collateral Property (except those which are being contested in good faith by appropriate proceedings diligently conducted where the failure to pay any of the foregoing could reasonably be expected to have a Material Adverse Effect), and in any event never permit to be created or exist in respect of any Collateral Property or any part thereof any other or additional Lien or security interest other than Liens permitted hereunder (or if any such Lien attaches remove, by bonding or otherwise, such Lien within thirty (30) days.)

(c)            operate the Mortgaged Properties in a good and workmanlike manner and in all material respects in accordance with all Applicable Laws in accordance with such Borrower’s or Subsidiary’s prudent business judgment, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

§7.21       REIT Guarantor.  The common Equity Interests of REIT Guarantor shall at all times be publicly traded on the New York Stock Exchange (NYSE :AMERICAN), or some other comparable stock exchange approved by Agent. The REIT Guarantor shall at all times comply with all requirements of applicable laws necessary to maintain its status as a real estate investment trust under the Code, shall elect to be treated as a real estate investment trust and shall operate its business in compliance with the terms and conditions of this Agreement applicable to REIT Guarantor and the other Loan Documents to which it is a party.

§7.22       Keepwell.  Each Credit Party that is a Qualified ECP Party at the time that this Agreement becomes effective with respect to any Hedge Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Party”) to honor all of its obligations under this Agreement in respect of Hedge Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Party’s obligations and undertakings under this §7.22 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Party under this §7.22 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Party intends this §7.22 to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Party for all purposes of the Commodity Exchange Act.

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§8.           NEGATIVE COVENANTS.  The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any of the Lenders has any obligation to make any Loans:

§8.1         Restrictions on Indebtedness.  The Borrowers will not, and will not permit the REIT Guarantor to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(i)            Indebtedness to the Lenders arising under any of the Loan Documents and Hedge Obligations to a Lender Hedge Provider;

(ii)           current liabilities of the Parent Borrower and the Subsidiary Credit Parties incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(iii)          Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(iv)          Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;

(v)           endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(vi)          Indebtedness incurred to any other landowners, government or quasi-government or entity or similar entity in the ordinary course of business in connection with the construction or development of any Real Estate, including, without limitation, subdivision improvement agreements, development agreements, reimbursement agreements, infrastructure development agreements, agreements to construct or pay for on-site or off-site improvements and similar agreements incurred in the ordinary course of business in connection with the development of Real Estate or construction of infrastructure in connection therewith;

(vii)         Indebtedness of the REIT Guarantor under carve-out guaranties and environmental indemnifications on first mortgage or other property related loans;

(viii)        Indebtedness of the REIT Guarantor and certain of their Subsidiaries (but not any Subsidiaries that are Credit Parties) under the Equity Line;

(ix)          the REIT Guarantor will not incur any Indebtedness other than (i) Indebtedness under guaranties of the REIT Guarantor consisting of carve-out guaranties and environmental indemnifications on first mortgage or other property related loans; (ii) Indebtedness under the Guaranty; and (iii) other Indebtedness (which shall include the amounts outstanding under the Equity Line and recourse guaranties related to Indebtedness of Subsidiaries) in an aggregate amount at any one time not in excess of ten percent (10%) of Total Asset Value; provided that such limit in this subclause (iii) shall increase to fifteen percent (15%) of Total Asset Value from and after the date when REIT Guarantor shall have delivered financial statements described in §7.4(a) or (b) evidencing Total Asset Value of $1,500,000,000 or more; and

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(x)            Indebtedness of a Permitted Exchange Property Owner under the applicable Exchange Loan; provided that such Exchange Loan shall be subject to an Exchange Loan Subordination Agreement.

Notwithstanding anything in this Agreement to the contrary, none of the Indebtedness described in §8.1 above shall have any of the Collateral Properties or any interest therein or any direct ownership interest in any Subsidiary Credit Party as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness (provided that the foregoing shall not preclude Subsidiaries of the REIT Guarantor (other than the Parent Borrower and any Subsidiary Credit Party) to incur Indebtedness which would be prohibited by the terms of this §8.1).

§8.2         Restrictions on Liens, Etc.  The Borrowers will not and will not permit any other Credit Party to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, or other security interest of any kind upon the Collateral Properties, the Equity Interests in any Subsidiary Credit Party, or any of the Subsidiary Credit Party’s material respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of the Subsidiary Credit Party’s material property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever as to the Collateral Properties over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse other than in exchange for equivalent consideration; or (f) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Parent Borrower and any Subsidiary Credit Party may create or incur or suffer to be created or incurred or to exist:

(i)            Liens not yet due or payable on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings diligently conducted with adequate reserves being maintained by such parties in accordance with GAAP or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents;

(ii)           deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iii)          deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(iv)          judgment liens and judgments that do not constitute an Event of Default;

(v)           Liens consisting of pledges of security interests in, or negative pledges concerning, the ownership interests of any Subsidiary which is (A) not a Subsidiary Credit Party or (B) the direct or indirect owner of an interest in a Subsidiary Credit Party securing Indebtedness which is permitted by §8.1, or is a lien securing Indebtedness otherwise permitted herein;

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(vi)          encumbrances on a Collateral Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which a Subsidiary Credit Party is a party, purchase money security interests and other liens or encumbrances, which do not individually or in the aggregate have a Material Adverse Effect;

(vii)         Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations and the Hedge Obligations;

(viii)        Liens granted by REIT Guarantor and certain of its Subsidiaries (but not any Subsidiaries that are Credit Parties) under the Equity Line, provided no such Liens shall be granted with respect to any Collateral or in the Equity Interests in any Subsidiary Credit Party; and

(ix)           Liens and encumbrances on a Collateral Property expressly permitted under the terms of the Mortgage relating thereto.

§8.3         Restrictions on Investments.

(a)            Neither the Borrowers nor any other Credit Party will make or permit to exist or to remain outstanding any Investment except Investments in:

(i)            marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by Parent Borrower or Subsidiary Credit Party;

(ii)            marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(iii)           demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

(iv)          securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody’s Investors Service, Inc. or by Standard & Poor’s Corporation at not less than “P 1” if then rated by Moody’s Investors Service, Inc., and not less than “A 1”, if then rated by Standard & Poor’s Corporation;

(v)           repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing subsection (i), (iv) and (vi) with banks described in the foregoing subsection (iii) or with financial institutions or other corporations having total assets in excess of $500,000,000;

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(vi)          shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (i) through (iv) and have total assets in excess of $50,000,000;

(vii)         the acquisition of fee interests or long-term ground lease interests by a Borrower (directly or indirectly) in real estate and investments incidental thereto, any and all construction and development related thereto;

(viii)        Investments by Parent Borrower (directly or indirectly) in Subsidiaries of Parent Borrower;

(ix)           Investments which constitute Indebtedness to the extent such Indebtedness is permitted pursuant to §8.1;

(x)            Investments in (A) preferred equity (including preferred limited partnership interests) in entities owning, directly or indirectly, real estate projects and/or (B) mezzanine loans issued to entities owning, directly or indirectly, real estate projects;

(xi)           Investments in real estate including the acquisition of entities (or interest therein) that are either publicly traded or privately held that own, manage, develop or construct commercial real estate including without limitation REITs and other real estate related entities such as private real estate funds, real estate management companies, real estate development companies and debt funds, acquisition of real estate preferred securities or preferred equity investments and other equity interests, including common stock in companies related directly or indirectly to real estate; and

(xii)          real estate debt of any kind or nature whatsoever, either directly or indirectly, including but not limited to origination of and participation in commercial real estate loans, mortgage notes, collateralized mortgage notes, collateralized mortgage back securities and collateralized debt obligations (including any subordinated promissory notes secured by real estate), and mezzanine loans.

(b)           The Parent Borrower shall not permit Investments (“Restricted Investments”) by the Parent Borrower and/or the REIT Guarantor or any of their Subsidiaries to be outstanding at any one time with Value in excess of the following percentage of Total Asset Value:

Restricted Investment	Maximum % of Total Asset Value “Level A”	Maximum % of Total Asset Value “Level B”
Unimproved Land	5%	10%
“Ground up” construction and “ground up” Development Projects or mezzanine loans/Preferred Equity Investments therein	25%	30%
Mortgage Loans	10%	10%
Aggregate Restricted Investments	30%	35%

If the Restricted Investments exceed the respective Level A maximums in the table above, Total Asset Value shall be reduced for the amount of such excess for purposes of calculating the financial covenants under §9 below. If the Restricted Investments exceed the respective Level B maximums in the table above, such occurrence shall constitute an Event of Default.

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§8.4         Merger, Consolidation.  No Credit Party will become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, Division, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing (including a Division), in each case without the prior written consent of the Required Lenders except for (i) the merger or consolidation of one or more of the Subsidiaries of Parent Borrower (other than any Subsidiary that is a Subsidiary Credit Party) with and into Parent Borrower (it being understood and agreed that in any such event Parent Borrower will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of Parent Borrower (other than any Subsidiary that is a Subsidiary Credit Party), (iii) in connection with the release of all Collateral owned by such Subsidiary Credit Party; or (iv) in connection with an Exchange Permitted Transfer.

§8.5        Sale and Leaseback.  The Borrowers will not enter into any arrangement, directly or indirectly (including a Division), whereby such Person shall sell or transfer any Real Estate owned by it in order that then or thereafter such Person shall lease back such Real Estate without the prior written consent of Agent, such consent not to be unreasonably withheld.

§8.6        Compliance with Environmental Laws.  None of the Borrowers will do, or permit the Subsidiary Credit Parties to do, any of the following: (a) use any of the Collateral Properties or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of the applicable Subsidiary Credit Party’s or its tenants’ business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Collateral Properties any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Collateral Properties except in material compliance with Environmental Laws, (d) conduct any activity at any Collateral Properties or use any Collateral Properties in any manner that would reasonably be expected to cause a Release of Hazardous Substances on, upon or into the Collateral Properties or any surrounding properties which would reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws), except, any such use, generation, conduct or other activity described in clauses (a) to (e) of this §8.6 would not reasonably be expected to have a Material Adverse Effect.

The Borrowers shall, and shall require each applicable Subsidiary Credit Party to:

(i)            in the event of any material change in applicable Environmental Laws governing the assessment, release or removal of Hazardous Substances, if requested by Agent take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrowers) to confirm that no previously undisclosed Hazardous Substances are or ever were Released or disposed of on the Collateral Properties in violation of applicable Environmental Laws; and

(ii)            if any Release or disposal of Hazardous Substances which Borrowers or any Subsidiary Credit Parties are legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on any Collateral Property (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of such Collateral Property by the Borrowers or applicable Subsidiary Credit Party), the relevant Borrower or applicable Subsidiary Credit Party shall, after obtaining knowledge thereof, and to the extent required by the applicable Governmental Authority, cause prompt containment and removal of such Hazardous Substances and remediation of the Collateral Property in full compliance with all applicable Environmental Laws; provided, that each of the Borrowers or applicable Subsidiary Credit Party shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage such event to the reasonable satisfaction of the Agent or has taken and is diligently pursuing a challenge to any such alleged legal obligation through appropriate administrative or judicial proceedings and no action shall have been commenced by any enforcement agency. The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.

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At any time after and during the continuation of an Event of Default shall have occurred hereunder, the Agent may at its election (and will at the request of the Required Lenders) obtain such environmental assessments of any or all of the Collateral Properties prepared by an Environmental Engineer as may be reasonably necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at any such Collateral Property in a quantity or condition that is required, after taking into account all existing no further action and similar waivers, to be contained, corrected or otherwise remediated by the owner or operator of the Collateral Property pursuant to applicable Environmental Laws and (ii) whether the use and operation of any such Collateral Property complies with all Environmental Laws to the extent required by the Loan Documents. Additionally, at any time that the Agent or the Required Lenders shall have reasonable and objective grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred at or from any Collateral Property which the owner or operator of such property would be obligated to contain, correct or otherwise remediate pursuant to applicable Environmental Laws, or that any of the Collateral Property is not in compliance with Environmental Laws to the extent required by the Loan Documents, Borrowers shall promptly or shall cause the applicable Subsidiary Credit Party to promptly upon the request of Agent obtain and deliver to Agent such environmental assessments of such Collateral Property prepared by an Environmental Engineer as may be reasonably necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at such Collateral Property and (ii) whether the use and operation of such Collateral Property complies with all Environmental Laws to the extent required by the Loan Documents. Environmental assessments may include detailed visual inspections of such Collateral Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of such Collateral Property and the use and operation thereof with all applicable Environmental Laws. All reasonable expenses of environmental assessments contemplated by this §8.6 shall be at the sole cost and expense of the Borrowers or applicable Subsidiary Creditor Party.

§8.7        Distributions.  If an Event of Default is in existence, no Credit Party shall pay any Distribution to its partners, members, or other owners or shareholders, as applicable (including by way of a Division), except that (a) each Credit Party shall be permitted to make Distributions in an amount not less than the amount that would be required to be distributed by REIT Guarantor taking into account all other sources of net income in order to maintain REIT qualification, avoid U. S. federal income tax liability and avoid the imposition of any excise tax liability for undistributed income, (b) each of REIT Guarantor and Parent Borrower may make Distributions in the form of issuance of common stock and other non-cash Distributions; and (c) except in the case of an existing and continuing Event of Default under §§12.1(a)(b)(g)(h) or (i), Parent Borrower and REIT Guarantor may make Permitted Preferred Distributions for a period of ninety (90) days after the occurrence of an Event of Default. Notwithstanding the foregoing, if an Event of Default is in existence, in no event shall the Preferred Distributions with respect to any class of Preferred Securities exceed the dollar amount per share which was paid on such class of Preferred Securities in the prior calendar quarter; provided, however, this limitation shall not be construed to limit any increased Distributions arising out of any escalation feature of the Series T Preferred Stock or any annual proration feature of the Series B Preferred Stock. Prior to the Exchange Permitted Transfer with respect to any Permitted Exchange Property, the applicable Permitted Exchange Property will not pay any Distributions to its partners, members and other owners; provided that this §8.7 will not restrict payments to a BRG Exchange Manager under a BRG Exchange Management Agreement that are permitted under the applicable Subordination of Management Agreement.

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§8.8        Asset Sales.  The Parent Borrower and Subsidiary Credit Parties will not sell, transfer or otherwise dispose of any material asset (including pursuant to a Division) other than pursuant to a bona fide arm’s length transaction or if replaced with an asset of equal value, and subject in all instances to §5.4 hereof.

§8.9        Collateral Properties.  The Parent Borrower and Subsidiary Credit Parties shall not, directly or indirectly:

(a)            use or occupy or conduct any activity on, or knowingly permit the use or occupancy of or the conduct of any activity on any Collateral Properties by any tenant, in any manner which violates any Applicable Law or which constitutes a public or private nuisance in any manner which would have a Material Adverse Effect or which makes void, voidable, or cancelable any insurance then in force with respect thereto or makes the maintenance of insurance in accordance with §7.7(a) commercially unreasonable (including by way of increased premium);

(b)            without the prior written consent of Agent (which consent shall not be unreasonably withheld, conditioned or delayed), except in connection with any construction, development or redevelopment of any real estate, initiate or permit any zoning reclassification of any Collateral Property or seek any variance under existing zoning ordinances applicable to any Collateral Property or in any event use or knowingly permit the use of any Collateral Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Applicable Laws if such nonconforming use would reasonably be expected to have a Material Adverse Effect;

(c)            without the prior written consent of Agent (which consent shall not be unreasonably withheld, conditioned or delayed), except in connection with any construction, development or redevelopment of any real estate, (i) impose any material easement, restrictive covenant, or encumbrance upon any Collateral Property, other than the easements entered into the ordinary course of business and that would customarily be agreed to by a reasonably prudent land owner, (ii) execute or file any subdivision plat or condominium declaration affecting any Collateral Property, or (iii) consent to the annexation of any Collateral Property to any municipality;

(d)            do any act which would reasonably be expected to materially decrease the value of any Collateral Property as reflected in the most-recent Appraisal (including by way of negligent act);

(e)            subject to any prior grants or transfer of mineral rights, without the prior written consent of all the Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), take any affirmative action to permit any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Collateral Property regardless of the depth thereof or the method of mining or extraction thereof; or

(f)            without the prior consent of the Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), unless in connection with the release of any Mortgaged Property or the acquisition of the fee interest in the related real estate, surrender the leasehold estate created by any applicable Inbound Ground Lease (accepted by the Agent and the Lenders) respecting a Mortgaged Property or terminate or cancel any such Inbound Ground Lease or materially modify, change, supplement, alter, or amend any such Inbound Ground Lease, either orally or in writing.

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§8.10       Restriction on Prepayment of Indebtedness.  The Credit Parties will not after the occurrence and continuance of any Event of Default (a) voluntarily prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any material Indebtedness other than the Obligations and the Hedge Obligations; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed primarily from the proceeds of a new loan or external equity which would otherwise be permitted by the terms of §8.1; and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied primarily from the proceeds of a sale of the Real Estate securing such Indebtedness or external equity; and (b) modify any document evidencing any material Indebtedness (other than the Obligations) to accelerate the maturity date of such Indebtedness.

§8.11       Derivatives Contracts.  No Borrower shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for Derivative Contracts made in the ordinary course of business and not prohibited pursuant to §8.1 which are not secured by any portion of the Collateral granted to the Agent under any of the Loan Documents (other than Hedge Obligations).

§8.12       Transactions with Affiliates.  No Borrower or Subsidiary Credit Party shall permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of Parent Borrower), except (i) transactions in connection with the Management Agreements in accordance with §7.12, (ii) transactions in connection with a Reverse Exchange, including, under the applicable QEAA, an Exchange Permitted Transfer, or any Exchange Loan so long as it is subject to an Exchange Loan Subordination Agreement, (iii) transactions set forth on Schedule 6.15 attached hereto, (iv) transactions pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, and (v) distributions permitted under §8.7.

§8.13       Management Fees.  Borrowers shall not pay, and shall not permit to be paid, any property management, advisory or acquisition fees or other payments under any Management Agreement (or any portion thereof) to the extent same has been subordinated to the Obligations in accordance with §7.12 if an Event of Default is in existence; provided that such fees may continue to accrue while such Event of Default is in existence and be paid at such time as no Event of Default is in existence.

§8.14       Changes to Organizational Documents.  Other than in connection with the Exchange Permitted Transfers, Borrowers shall not amend or modify, or permit the amendment or modification of, the limited liability company agreements or other formation or organizational documents of any Credit Party or general partner thereof in any material respect, without the prior written consent of Agent, except that, without the consent of the Lender, (i) the charter of the REIT Guarantor and the Limited Partnership Agreement of the Parent Borrower may be amended in connection with any offering or issuance of additional shares of Series B preferred stock and Series B units of Parent Borrower, (ii) any amendments to any Series B preferred stock or Series B preferred units to address any clean up amendments (in each case, that would not adversely affect the Lenders’ rights under, or Borrowers’ ability to meet their obligations under, the Loan Documents) and/or to effectuate any knock out preferred interests, (iii) any amendments in connection with the establishment and issuance of the Series T Preferred Equities, (iv) the Limited Partnership Agreement of Parent Borrower may be amended to reflect additional issuances of long term incentive plan units (“LTIP Units”), or other pari passu or junior classes or series of limited partnership interests in the Parent Borrower, and (v) to the extent required, any such organizational documents may be amended to reflect any changes in the dividend reinvestment plan and any incentive plans of the REIT Guarantor entered into in the ordinary course of business. Without limiting the foregoing, other than as set forth above in connection with the issuance of additional shares of preferred stock, any amendment to the provisions of any Preferred Securities of Parent Borrower or another Credit Party, or to the rights or powers of the holders of the Preferred Securities shall be a material amendment requiring the consent of Agent.

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§8.15       Options to Purchase.  Without the prior written approval of Agent, no Borrower or Subsidiary Credit Party shall grant any Person any right of first refusal, right of first offer or other option to acquire a Collateral Property or any Building thereon or any portion thereof or interest therein (provided that this §8.15 shall not prohibit a Borrower or Subsidiary Credit Party from entering into a contract to sell a Collateral Property in the ordinary course of business).

§8.16       Sanctions and Anti-Money Laundering.  The Borrowers shall not, and shall not permit any other Credit Party or any other Subsidiary to, use any proceeds of the Loans or any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Designated Jurisdiction, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

§9.           FINANCIAL COVENANTS.  The Borrowers and REIT Guarantor covenant and agree that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans, the Borrowers and REIT Guarantor, as applicable, shall comply with the following covenants. The Borrowers’ and REIT Guarantor’s compliance with the following covenants shall be tested quarterly, as of the close of each fiscal quarter.

§9.1         Maximum Leverage Ratio.  The Consolidated Leverage Ratio shall not exceed sixty-five percent (65%).

§9.2         Minimum Liquidity.  The REIT Guarantor’s Liquidity shall not be less than $10,000,000; provided that, as of the last day of any fiscal quarter when the Consolidated Leverage Ratio is 55% or less, the required Liquidity in this §9.2 shall be reduced to $5,000,000.

§9.3         Minimum Debt Service Coverage Ratio.  The REIT Guarantor’s Debt Service Coverage Ratio shall not be less than 1.50 to 1.0.

§9.4         Minimum Tangible Net Worth.  Consolidated Tangible Net Worth of the REIT Guarantor and its respective Subsidiaries shall not be less than the sum of (i) $745,727,000.00, plus (ii) an amount equal to seventy-five percent (75%) of the Net Offering Proceeds from any issuance of common or preferred Equity Interests in REIT Guarantor or Parent Borrower following the Closing Date (excluding any issuances of Equity Interests in connection with any long term incentive plan units issued for payment of any management fees).

§9.5         Pool Covenants

(a)           Minimum Pool Interest Coverage Ratio.  The Pool Interest Coverage Ratio shall not be less than 1.60 to 1.00, commencing with the fiscal quarter ending March 31, 2020; provided that a breach of this §9.5(a) shall not result in an Event of Default unless the Pool Interest Coverage Ratio shall be less than the ratio required under this §9.5(a) as of the last day of at least two consecutive fiscal quarters.

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(b)           Minimum Mortgaged Property DSCR.  The Mortgaged Property DSCR shall not be less than 1.30 to 1.0.

(c)           Minimum Ground Leased Debt Yield.  The Ground Leased Debt Yield shall not be less than 6.0%.

(d)           Maximum Mortgaged Property LTV Ratio.  The Mortgaged Property LTV Ratio shall not exceed 65%; provided, that as of the last day of any fiscal quarter when the Fixed Charge Ratio is less than 1.0 to 1.0, the Mortgaged Property LTV Ratio shall not exceed 55%.

(e)           Maximum Ground Leased Property LTV Ratio.  The Ground Leased Property LTV Ratio shall not exceed sixty percent (60%).

§9.6         Minimum Fixed Charge Ratio.  The Fixed Charge Ratio shall not be less than (i) as of the last day of any fiscal quarter occurring on or prior to March 31, 2022, 1.0 to 1.0 and (ii) for any fiscal quarter ending thereafter, 1.10 to 1.0; provided that a breach of this §9.6 shall not result in an Event of Default unless the Fixed Charge Ratio shall be less than the ratio required under this §9.6 as of the last day of at least two consecutive fiscal quarters.

§9.7         Interest Rate Protection.  The aggregate amount of Unhedged Variable Rate Debt shall not exceed thirty percent (30%) of Total Asset Value.

§9.8         Collateral Covenant Cure.  A breach by the Borrowers or Guarantors of any of the covenants set forth in §9.5 shall not constitute an Event of Default under §12.1 if the Borrowers make a principal payment on the Loans (or cash collateralized Letter of Credit Obligations) within five (5) Business Days of written notice from the Agent of such breach in an amount such that the Borrowers and Guarantors would then be in compliance with the subject covenant.

§10.        CLOSING CONDITIONS.  The obligation of the Lenders to make Loans or issue Letters of Credit or to include any Real Estate in the Collateral Properties shall be subject to the satisfaction of the following conditions precedent:

§10.1       Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document.

§10.2       Certified Copies of Organizational Documents.  The Agent shall have received from each Credit Party a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and in which the Collateral Properties are located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of such Credit Party, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification provided that, if any such document delivered to the Agent pursuant to the Existing Credit Agreement has not been modified or amended since the date when it was last certified to the Agent, and remains in full force and effect, a certificate so stating may be delivered in lieu of delivery of another copy of such document.

§10.3       Resolutions.  All action on the part of each Credit Party, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

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§10.4       Incumbency Certificate; Authorized Signers.  The Agent shall have received from each Credit Party an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; provided that, if any such document delivered to the Agent pursuant to the Existing Credit Agreement has not been modified or amended since the date when it was last certified to the Agent, and remains in full force and effect, a certificate so stating may be delivered in lieu of delivery of another copy of such document. The Agent shall have also received from each Credit Party a certificate, dated as of the Closing Date, signed by a duly authorized representative of such Credit Party and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of such Credit Party under the Loan Documents.

§10.5       Opinion of Counsel.  The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to each Credit Party in form and substance reasonably satisfactory to the Agent.

§10.6       Payment of Fees.  The Borrowers shall have paid to the Agent the fees payable pursuant to §4.2.

§10.7       Insurance.  The Agent shall have received certificates evidencing that the Agent and the Lenders are named as mortgagee and additional insured, as applicable, on all policies of insurance as required by this Agreement or the other Loan Documents.

§10.8       Performance; No Default.  Each Credit Party shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.9       Representations and Warranties.  The representations and warranties made by the Credit Parties in the Loan Documents or otherwise made by or on behalf of the Credit Parties and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date (unless such representations and warranties are limited by their terms to a specific date).

§10.10     Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require and are customarily required in connection with similar transactions.

§10.11     Eligible Real Estate Qualification Documents.  The Eligible Real Estate Qualification Documents for each Collateral Property included in the Collateral as of the Closing Date shall have been delivered to the Agent at the Borrowers’ expense and shall be in form and substance reasonably satisfactory to the Agent.

§10.12     Compliance Certificate.  The Agent shall have received a Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein. Further, such Compliance Certificate shall include within the calculation of Net Operating Income, any Collateral Properties which have been owned for less than a calendar quarter, and shall be based upon financial data and information with respect to Collateral Properties as of the end of the most recent calendar month as to which data and information is available.

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§10.13     Appraisals.  The Agent shall have received Appraisals of each of the Collateral Properties being included as a Collateral Property on the Closing Date in form and substance satisfactory to the Agent and the Lenders, reflecting the Appraised Value for such Collateral Properties, including an updated Appraisal for the Sands Parc Mortgaged Property.

§10.14     Consents.  The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§10.15     KYC; Beneficial Ownership.  The Agent shall have received, at least five (5) days prior to the Closing Date, (x) the documentation and other information reasonably requested by any Lender at least ten (10) Business Days prior to the Closing Date in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case in form and substance reasonably satisfactory to such Lender and (y) if any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party.

§10.16     Payment of Existing Debt.  The Parent Borrower shall have repaid Loans under the Existing Credit Agreement in an amount such that, after giving effect to such prepayment and immediately prior to the transactions described on §1.5(b), the Revolving Credit Exposure shall not exceed the Total Commitment.

§10.17     Other.  The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested and are customarily required in connection with similar transactions.

§11.       CONDITIONS TO ALL BORROWINGS.  The obligations of the Lenders to make any Loan or issue a Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

§11.1     Prior Conditions Satisfied.  All conditions set forth in §10 and in §5.3 shall continue to be satisfied as of the date upon which any Loan is to be made provided that this §11.1 shall not require (a) the delivery of any new Appraisal not otherwise specifically required pursuant to the terms hereof, and (b) any Credit Party to comply with the conditions set forth in §§§10.2, §10.3, §10.4, §10.5with respect to any Real Estate which has previously been included in the Collateral.

§11.2     Representations True; No Default.  Each of the representations and warranties made by or on behalf of the Credit Parties or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.

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§11.3     Borrowing Documents. The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information (including, without limitation, a Compliance Certificate and a Borrowing Base Availability Certificate) as required by §2.7.

§11.4     Future Advances Tax Payment. In addition to the requirements of §15 hereof, as a condition precedent to any Lender’s obligations to make any Loans available to the Borrowers hereunder, the Borrowers will obtain a letter from the Title Insurance Company or local counsel stating that any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Collateral Properties are located, have been paid (or will be paid in connection with the closing of the associated Loan).

§12.        EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1     Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, following such events but prior to such notice or lapse of time, “Defaults”) shall occur:

(a)            the Borrowers shall fail to pay any principal of the Loans or any reimbursement obligations with respect to the Letters of Credit when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)            the Borrowers shall fail to pay any interest on the Loans within five (5) days of the date that the same shall become due and payable, or any fees or other sums due hereunder (other than any voluntary prepayment) or under any of the other Loan Documents within five (5) days after notice from Agent, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)            any of the Borrowers or the other Credit Parties or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained in (i) §7.6(a), (ii) §8, (iii) subject to the cure rights provided therein, §7.20, or (iv), §9.1, §9.2, §9.3, §9.4, §9.6, §9.7, or, subject to §9.8, §9.5;

(d)            any of the Borrowers or the other Credit Parties shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §12 (including, without limitation, §12.2 below) or in the other Loan Documents), and such failure shall continue for thirty (30) days after Borrowers receive from Agent written notice thereof, and in the case of a default that cannot be cured within such thirty (30)-day period despite Borrowers’ diligent efforts but is susceptible of being cured within ninety (90) days of Borrowers’ receipt of Agent’s original notice, then Borrowers shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of ninety (90) days from Borrowers’ receipt of Agent’s original notice; provided that with respect to any defaults under §7.4, §7.5, §7.7, or §7.9, the thirty (30) day cure period described above shall be reduced to a period of fifteen (15) days and no additional cure period shall be provided with respect to such defaults;

(e)            any representation or warranty made by or on behalf of the Credit Parties or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated except to the extent it is not reasonably expected to have a Material Adverse Effect;

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(f)            Any (a) Parent Borrower or other Credit Party defaults under any recourse Indebtedness in an aggregate amount equal to or greater than $35,000,000 with respect to all uncured defaults at any time, or (b) Parent Borrower, REIT Guarantor or any Subsidiary thereof defaults under any Non-Recourse Indebtedness in an aggregate amount equal to or greater than $100,000,000 with respect to all uncured defaults at any time;

(g)            any of the Borrowers or other Credit Party, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize any of the foregoing;

(h)            a petition or application shall be filed (other than by any Lender) for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers or other Credit Party or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced (other than by any Lender) against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within ninety (90) days following the filing or commencement thereof;

(i)            a decree or order is entered appointing a trustee, custodian, liquidator or receiver for any of the Borrowers or other Credit Party or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j)            there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, one or more uninsured or unbonded final judgments against REIT Guarantor or Parent Borrower or any Subsidiary Credit Party that, either individually or in the aggregate, exceed in excess of $5,000,000.00 in the case of the REIT Guarantor or the Parent Borrower or $500,000.00 in the case of any Subsidiary Credit Party;

(k)            any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Required Lenders (and not reinstated within thirty (30) days), or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the material Loan Documents shall be commenced by or on behalf of any of the Credit Parties, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the material Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof (and such action is not stayed or overturned within thirty (30) days);

(l)            any dissolution, termination, partial or complete liquidation, Division, merger or consolidation of any of the Credit Parties shall occur or any sale, transfer or other disposition of the assets of the Credit Parties shall occur other than as permitted under the terms of this Agreement or the other Loan Documents;

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(m)           with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and such event reasonably would be expected to result in liability of any of the Credit Parties to pay money to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and one of the following shall apply with respect to such event: (x) such event in the circumstances occurring reasonably would be expected to result in the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or

(n)            any Change of Control shall occur; then, and upon any such Event of Default, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent. Upon demand by Agent or the Required Lenders in their absolute and sole discretion after the occurrence of and during the continuation of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Loan have been satisfied, the Lenders will cause a Loan to be made in the undrawn Outstanding amount of all Letters of Credit. The proceeds of any such Loan will be pledged to and held by Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations. In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence of and during the continuation of an Event of Default, Borrowers will deposit into the Collateral Account and pledge to Agent cash in an amount equal to the Outstanding amount of all undrawn Letters of Credit. Such amounts will be pledged to and held by Agent for the benefit of the Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations. Upon any draws under Letters of Credit, at Agent’s sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations and Hedge Obligations or if there are no outstanding Obligations and Hedge Obligations and the Lenders have no further obligation to make Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrowers will be released to the Borrowers.

§12.2     Certain Cure Rights. In the event that there shall occur any Default that affects only certain Collateral Property or the owner(s) thereof (if such owner is a Borrower or Subsidiary Credit Party) or the removal of certain Collateral Property would cure the Default, then the Borrowers may elect to cure such Default (so long as no other Default or Event of Default would arise as a result) by electing to have Agent remove such Collateral Property from the calculation of the Borrowing Base Availability (and the Borrowers’ compliance with §3.2 as a result thereof), subject in all instances to the other requirements of §5.4, in which event such removal and reduction shall be completed within thirty (30) days after receipt of notice of such Default from the Agent or the Required Lenders.

§12.3     Termination of Commitments. If any one or more Events of Default specified in §12.1(g), §12.1(h) or §12.1(i) shall occur, then, immediately and without any action on the part of the Agent or any Lender, the Commitments hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue or renew Letters of Credit to the Borrowers. If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Lenders shall, by notice to the Borrowers terminate the Commitments and the Lenders shall have no further obligation to make Loans or issue or renew Letters of Credit to the Borrowers. No termination under this §12.3 shall relieve the Borrowers of their obligations to the Lenders arising under this Agreement or the other Loan Documents.

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§12.4     Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Lenders may, and upon the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by Applicable Law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note or any Lender Hedge Provider is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default. If any Credit Party fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrowers upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the rate for overdue amounts as set forth in this Agreement. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrowers shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.

§12.5     Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of Credit Parties, such monies shall be distributed for application as follows:

(a)            First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent in accordance with the terms of the Loan Documents to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(b)            Second, to all other Obligations (including any Letter of Credit Liabilities, interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2; (ii) in the event that any Lender is a Defaulting Lender, payments to such Lender shall be governed by §2.13; and (iii) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Lenders, pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable;

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(c)            Third, to any Hedge Obligations owed to the Agent or the Lenders, pro rata; and

(d)            Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

§12.6      Remedies in Respect of Hedge Obligations. Notwithstanding any other provision of this Agreement or other Loan Document, each Lender Hedge Provider shall have the right, with prompt notice to the Agent, but without the approval or consent of or other action by the Agent, the Issuing Lenders or the Lenders, and without limitation of other remedies available to such Lender Hedge Provider under contract or Applicable Law, to undertake any of the following: (a)  to declare an event of default, termination event or other similar event under any Hedge Obligation and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Derivatives Contracts to which it is a party in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Lender Hedge Provider and (d) to prosecute any legal action against the Borrowers, any Credit Party or other Subsidiary to enforce or collect net amounts owing to such Lender Hedge Provider pursuant to any Derivatives Contract.

No Lender Hedge Provider that obtains the benefits of §12.5(c) by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Derivative Contracts with respect to Hedge Obligations unless the Agent has received written notice of such Derivatives Contracts, together with such supporting documentation as the Agent may request, from the applicable Lender Hedge Provider.

§12.7     Collateral Account.

(a)            As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations and Hedge Obligations, each Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this section.

(b)            Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

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(c)            If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrowers and the Lenders authorize the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d)            If an Event of Default exists, the Required Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations and Hedge Obligations in accordance with §12.5.

(e)            So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing and the pro rata share of any Letter of Credit Obligations of any Defaulting Lender after giving effect to §2.13(c), the Agent shall, from time to time, at the request of the Borrowers, deliver to the Borrowers within 10 Business Days after the Agent’s receipt of such request from the Borrowers, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of the Letter of Credit Liabilities at such time.

(f)            The Borrowers shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein. Each Borrower authorizes Agent to file such financing statements as Agent may reasonably require in order to perfect Agent’s security interest in the Collateral Account, and Borrowers shall promptly upon demand execute and deliver to Agent such other documents as Agent may reasonably request to evidence its security interest in the Collateral Account.

§12.8     No Recourse to Exchange Accommodator. Notwithstanding anything to the contrary in this Agreement, the Notes or any of the other Loan Documents, Agent and Lenders hereby waive any right to obtain a money judgment against any Exchange Accommodator, its shareholders, directors, officers, partners, or employees, whether by an action brought under this Agreement or any of the other Loan Documents and agree that the extent of liability on the part of such parties with respect to this Agreement or any of the other Loan Documents is and shall for all purposes be limited to the direct or indirect membership interests of Exchange Accommodator in any applicable Permitted Exchange Property Owner, and the Lenders’ only recourse for the satisfaction of the Obligations and the performance of any covenant, stipulation, promise, indemnity, agreement, or obligation contained herein with respect to Exchange Accommodator shall be Agent’s exercise of its rights and remedies on behalf of itself and the Lenders with respect to the applicable Permitted Exchange Property and/or any other Collateral held by Agent for the benefit of the Lenders as security for the Obligations.

§13.     SETOFF. Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender or any Affiliate thereof to Parent Borrower or any Subsidiary Credit Party and any securities or other property of such parties in the possession of such Lender or any Affiliate may, without notice to any Borrower or any Subsidiary Credit Party (any such notice being expressly waived by Borrowers) but with the prior written approval of Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers or any Subsidiary Credit Party to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from a Borrower or any Subsidiary Credit Party, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

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§14.       THE AGENT.

§14.1     Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent and all other powers not specifically reserved to the Lenders, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrowers and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

§14.2     Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

§14.3     No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to the Lenders for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Required Lenders or such greater number of Lenders as may be expressly required pursuant to §27. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent has received notice from a Lender or the Borrowers referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

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§14.4      No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrowers or any of their respective Subsidiaries, or the value of the Collateral or any other assets of the Borrowers or any of their respective Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

§14.5      Payments.

(a)            A payment by the Borrowers to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then until such time as such Lender is no longer a Defaulting Lender, each payment of the Borrowers hereunder shall be applied in accordance with §2.13(d).

(b)            If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

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§14.6     Holders of Notes. Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7     Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8     Agent as Lender. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

§14.9     Resignation. The Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Lenders and the Borrowers. The Required Lenders may remove the Agent from its capacity as Agent in the event of the Agent’s gross negligence or willful misconduct. Any such resignation or removal may at Agent’s option also constitute Agent’s resignation as Issuing Lender (with the Commitment Percentage of the Lender which is acting as Agent shall not be taken into account in the calculation of Required Lenders for the purposes of removing Agent in the event of the Agent’s willful misconduct or gross negligence). Upon any such resignation, or removal, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender, (i) any Lender or (ii) any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender shall be reasonably acceptable to the Borrowers and shall have a minimum Commitment of at least $5,000,000. If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Required Lender’s removal of the Agent, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be (i) any Lender or (ii) any financial institution whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent and, if applicable, Issuing Lender, hereunder by a successor Agent and, if applicable, Issuing Lender, such successor Agent and, if applicable, Issuing Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and, if applicable, Issuing Lender, and the retiring or removed Agent and, if applicable, Issuing Lender, shall be discharged from its duties and obligations hereunder as Agent and, if applicable, Issuing Lender. After any retiring Agent’s resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent and Issuing Lender. If the resigning or removed Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Upon any change in the Agent under this Agreement, the resigning or removed Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning or removed Agent.

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§14.10     Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Without limiting the generality of the foregoing, if Agent reasonably determines payment is in the best interest of all the Lenders, Agent may without the approval of the Lenders pay taxes and insurance premiums and rents due under any Inbound Ground Lease and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and Agent shall promptly thereafter notify the Lenders of such action. Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrowers or out of the Collateral within such period with respect to the Collateral Properties. The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.

§14.11     Bankruptcy. In the event a bankruptcy or other insolvency proceeding is commenced by or against any Borrower or Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all of the Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that Agent file such proof of claim.

§14.12     Request for Agent Action. Agent and the Lenders acknowledge that in the ordinary course of business of the Borrowers, (a) a Collateral Property may be subject to a Taking, (c) a Borrower may desire to enter into easements or other agreements affecting the Collateral Properties, or take other actions or enter into other agreements in the ordinary course of business which similarly require the consent, approval or agreement of the Agent. In connection with the foregoing, the Lenders hereby expressly authorize the Agent to (x) execute releases of liens in connection with any Taking, (y) execute consents or subordinations in form and substance satisfactory to Agent in connection with any easements or agreements affecting the Collateral Property, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of Borrowers’ business.

§14.13     Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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§14.14     Approvals. If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders or the Required Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of Agent, such Lender shall in such notice to Agent describe the actions that would be acceptable to such Lender. If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Lenders have otherwise been notified in writing.

§14.15     Borrowers Not Beneficiary. Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrowers, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrowers.

§14.16     Reliance on Hedge Provider. For purposes of applying payments received in accordance with §12.5 or any other provision of the Loan Documents, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof. Notwithstanding the foregoing, Hedge Obligations (and any guaranties in respect thereof) shall be excluded from the application described in §12.5 if the Agent has not received written notice thereof, together with such supporting documentation as the Agent may request, from the applicable Lender Hedge Provider. Each Lender Hedge Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agent pursuant to the terms of §14 for itself and its Affiliates as if a “Lender” party hereto.

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§14.17    Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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§15.     EXPENSES. The Borrowers agree to pay (a) the reasonable out-of-pocket costs incurred by the Agent of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any Indemnified Taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent’s or any Lender’s gross or net income, except that the Agent and the Lenders shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Collateral Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Mortgages and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrowers hereby agreeing to indemnify the Agent and each Lender with respect thereto), provided the Agent shall use commercially reasonable efforts to work with the Borrowers to limit the recovery under any Mortgage being recorded in a jurisdiction with a mortgage tax so as to minimize the tax due, (c) all title insurance premiums, engineer’s fees, environmental reviews and the reasonable fees, expenses and disbursements of the outside counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) all other reasonable out of pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Collateral Properties or other Collateral (in connection with each Loan and/or otherwise), the making of each Loan hereunder, the issuance of Letters of Credit, and the out-of-pocket costs and expenses incurred in connection with the syndication of the Commitments pursuant to §18 hereof, (e) the reasonable out-of-pocket fees, costs, expenses and disbursements of Agent incurred in connection with the syndication and/or participation of the Loans, and (f) without duplication, all out-of-pocket expenses (including reasonable attorneys’ fees and costs, and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Credit Parties or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Lenders’ relationship with the Borrowers under the Loan Documents or with respect to the Loans, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (g) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by Agent in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (h) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans in accordance with the terms of this Agreement. The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§16.     INDEMNIFICATION. The Borrowers, jointly and severally, agree to indemnify and hold harmless the Agent, the Lenders and the Arranger and each director, officer, employee, agent and Affiliate thereof and any Person who controls the Agent or any Lender or the Arranger against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to any claim, action, suit or litigation arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Collateral Properties or the Loans by parties claiming by or through Borrowers, (b) any condition of the Collateral Properties or any other Real Estate, (c) any actual or proposed use by the Borrowers of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers, (e) the Borrowers entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Collateral Properties or any other Real Estate, (g) with respect to the Borrowers and their respective properties and assets, subject to any limitations set forth in the Indemnity Agreements, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrowers shall not be obligated under this §16 or otherwise to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. No person indemnified hereunder shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. If, and to the extent that the obligations of the Borrowers under this §16 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under Applicable Law. The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder. References in this §16 to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Lender Hedge Providers.

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§17.       SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers, Guarantors, or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit. The indemnification obligations of the Borrowers provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Parent Borrower, REIT Guarantor, or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18.       ASSIGNMENT AND PARTICIPATION.

§18.1     Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent and the Issuing Lender and, so long as no Default or Event of Default exists hereunder, the Parent Borrower, shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to an Approved Fund, to an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment in the event an interest in the Loans is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit G annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any Borrower or Guarantor, and (e) such assignee shall acquire an interest in the Commitments of not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof (or if less, the remaining Commitment of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, by the Parent Borrower. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrowers and Guarantors and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Parent Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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§18.2     Register. The Agent, acting for this purpose as a non-fiduciary agent for the Borrowers, shall maintain on behalf of the Borrowers a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of and interest on the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.

§18.3     New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note (if requested by the subject Lender) to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrowers.

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§18.4     Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §4.7, §4.8 and §4.9, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrowers, (e) such participant shall be entitled to the benefits of §4.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §18.1, but shall not be entitled to receive any greater payment under §4.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, (f) such sale is effected in accordance with all Applicable Laws, and (g) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by any of the Borrowers and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the Maturity Date pursuant to §2.12), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Borrower or Guarantor (except as otherwise permitted under §5.4, §5.6 or §5.7). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

§18.5     Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or any other central banking authority, or to such other Person as the Agent elects. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

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§18.6     No Assignment by Borrowers. The Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each of the Lenders.

§18.7     Disclosure. Borrowers agree to promptly and reasonably cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. The Borrowers agree that, in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder, but in all events subject to the terms hereof. Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from Borrowers that has been identified in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7, and agree to destroy or return all confidential information if it does not become an assignee or participant), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7), (c), disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by Applicable Law or court order, each Lender shall notify Borrowers of any request by any Governmental Authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information and provide (if permitted under Applicable Laws) Borrowers a reasonable opportunity to challenge the disclosure or require that such disclosure be made under seal. In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7). In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments provided notwithstanding the foregoing the Agent and the Lenders will not disclose any such information to any competitor of Parent Borrower. Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrowers, or is disclosed with the prior approval of Borrowers. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

§18.8     Titled Agents. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

§18.9     Amendments to Loan Documents. Upon any such assignment or participation, the Borrowers shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

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§18.10   Mandatory Assignment. In the event the Borrowers request that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request requires approval of all of the Lenders or all of the Lenders directly affected thereby and is approved by the Required Lenders, but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrowers’ receipt of notice of such disapproval by such Non-Consenting Lender, the Borrowers shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent and, as long as no Default or Event of Default has occurred, by Borrowers). In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Commitment, then the Agent shall use its best efforts to find a new Lender or Lenders to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement in the form attached hereto as Exhibit G and such Non-Consenting Lender’s original Note. The purchase price for the Non-Consenting Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrowers to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to §4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Commitment (provided that the Borrowers may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender).

§19.       NOTICES.

(a)            Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by telegraph or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the parties at the address set forth on Schedule 19.

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Borrowers, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

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(b)            Loan Documents and Notices under the Loan Documents may, with Agent’s approval, be transmitted and/or signed by facsimile and by signatures delivered in “PDF” format by electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrowers, the Guarantors, Agent and Lenders. Agent may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.

(c)            Notices and other communications to the Agent, the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to §2 if such Lender or Issuing Lender, as applicable, has notified the Agent that it is incapable of receiving Notices under such Section by electronic communication. The Agent or the Borrowers may, in their discretion, agree to accept Notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) Notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such Notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such Notice, e-mail or other communication is not sent during the normal business hours of the recipient, such Notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

§20.     RELATIONSHIP. Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrowers or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrowers is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21.     GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401. THE BORROWERS, THE AGENT AND THE LENDERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). THE BORROWERS, THE AGENT AND THE LENDERS FURTHER ACCEPT, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND (ii) WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR ASSETS OF BORROWERS, EXIST AND THE BORROWERS, CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. THE BORROWERS, EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE FOREGOING CHOICE OF NEW YORK LAW WAS A MATERIAL INDUCEMENT TO THE AGENT AND THE LENDERS IN ENTERING INTO THIS AGREEMENT AND IN MAKING THE LOANS HEREUNDER.

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§22.     HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23.     COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24.     ENTIRE AGREEMENT, ETC. This Agreement and the Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25.     WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT EACH PARTY AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

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§26.       DEALINGS WITH THE BORROWERS. The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrowers and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder. The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them. Each Borrower acknowledges, on behalf of itself and its Affiliates, that the Agent and each of the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) in which such Borrower and its Affiliates may have conflicting interests regarding the transactions described herein and otherwise. Neither the Agent nor any Lender will use confidential information described in §18.7 obtained from any Borrower by virtue of the transactions contemplated hereby or its other relationships with such Borrower and its Affiliates in connection with the performance by the Agent or such Lender or their respective Affiliates of services for other companies, and neither the Agent nor any Lender nor their Affiliates will furnish any such information to other companies. Each Borrower, on behalf of itself and its Affiliates, also acknowledges that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to such Borrower, confidential information obtained from other companies. Each Borrower, on behalf of itself and its Affiliates, further acknowledges that one or more of the Agent and Lenders and their respective Affiliates may be a full service securities firm and may from time to time effect transactions, for its own or its Affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of such Borrower and its Affiliates.

§27.       CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any material term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders and, with respect to any amendment of any term of this Agreement or of any other instrument related hereto or mentioned herein, the Borrowers or the other Credit Parties, as the case may be. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender adversely affected thereby: (a) a reduction in the rate of interest on the Loans or Notes (other than a reduction or waiver of default interest); (b) an increase in the amount of the Commitment of any of the Lenders (except as provided in §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; (d) a change in the amount or date fixed for any payment of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loans; (f) an extension of the Maturity Date (except as provided in §2.12); (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of any Borrower, other Credit Party, or any Collateral except as otherwise provided in §5.4, §5.6 or §5.7; (i) an amendment of the definition of Required Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrowers other than based on its Commitment Percentage; (k) an amendment to this §27; (l) any amendment, consent, or waiver that would result in a Change of Control of the Borrowers or the Guarantors; (m) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action, (n) any modification, amendment or waiver of any provision of the Agreement with respect to each Lender’s rights regarding flood insurance diligence and flood insurance compliance, or (o) waive any Event of Default resulting from, or otherwise modifying the definition of, a Change of Control. The provisions of §14 may not be amended without the written consent of the Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

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Notwithstanding anything to the contrary in this Agreement, including this §27, this Agreement may be amended by the Borrowers and Agent to provide for any Commitment Increase in the manner contemplated by §2.11 and the extension of the Revolving Credit Maturity Date as provided in §2.12.

Notwithstanding anything to the contrary in this §27, if the Agent and the Borrowers have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Agent and the Borrowers shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not materially adversely affect the interests of the Lenders and the Issuing Lender. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement

§28.       SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29.       TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation under this Agreement and the other Loan Documents.

§30.       NO UNWRITTEN AGREEMENTS. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31.       REPLACEMENT NOTES. Upon receipt of evidence reasonably satisfactory to Borrowers of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrowers or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrowers will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

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§32.       NO THIRD PARTIES BENEFITED. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the Agent, the Lender Hedge Providers, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders, and their permitted successors and assigns, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrowers or any of their Subsidiaries of any development or the absence therefrom of defects.

§33.       PATRIOT ACT. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify such Borrower in accordance with the Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required, with respect to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to obtain a Beneficial Ownership Certification in connection with the execution and delivery of this Agreement.

§34.       Acknowledgement and consent to bail-in of eea financial institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

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§35.       JOINT AND SEVERAL LIABILITY. Each of the Borrowers covenants and agrees that each Borrower is obligated to repay the Obligations and Hedge Obligations (provided that the Hedge Obligations shall not include any Excluded Swap Obligations) as joint and several obligors under this Agreement and each applicable Derivatives Contract and that each and every covenant and obligation of any Borrower hereunder and under the other Loan Documents shall be the joint and several obligations of each Borrower.

§36.       ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF BORROWERS.

§36.1     Attorney-in-Fact. For the purpose of implementing the joint borrower provisions of the Loan Documents, the Borrowers hereby irrevocably appoint Parent Borrower as their agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

§36.2     Accommodation. It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. Accordingly, the Agent and the Lenders are entitled to rely, and shall be exonerated from any liability for relying upon, any Loan Request or any other request or communication made by a purported officer of any Borrower without the need for any consent or other authorization of any other Borrower and upon any information or certificate provided on behalf of any Borrower by a purported officer of such Borrower, and any such request or other action shall be fully binding on each Borrower as if made by it.

§36.3     Waiver of Automatic or Supplemental Stay. Each of the Borrowers represents, warrants and covenants to the Lenders and Agent that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the other of the Borrowers at any time following the execution and delivery of this Agreement, none of the Borrowers shall seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of the Lenders or Agent to enforce any rights it has by virtue of this Agreement, the Loan Documents, or at law or in equity, or any other rights the Lenders or Agent has, whether now or hereafter acquired, against the other Borrowers or against any property owned by such other Borrowers.

§36.4     Waiver of Defenses. To the extent permitted by Applicable Law, each of the Borrowers hereby waives and agrees not to assert or take advantage of any defense based upon:

(a)          Any right to require Agent or the Lenders to proceed against the other Borrowers or any other Person or to proceed against or exhaust any security held by Agent or the Lenders at any time or to pursue any other remedy in Agent’s or any Lender’s power or under any other agreement before proceeding against a Borrower hereunder or under any other Loan Document;

(b)          The defense of the statute of limitations in any action hereunder or the payment or performance of any of the Obligations;

(c)          Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of Agent or any Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

(d)          Any failure on the part of Agent or any Lender to ascertain the extent or nature of any Collateral or any insurance or other rights with respect thereto, or the liability of any party liable under the Loan Documents or the obligations evidenced or secured thereby;

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(e)          Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind (except for such notices as are specifically required to be provided to Borrowers pursuant to the Loan Documents), or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Borrower, Agent, any Lender, any endorser or creditor of Borrowers or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Agent or any Lender;

(f)           Any defense based upon an election of remedies by Agent or any Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of a Borrower or the rights of a Borrower to proceed against the other Borrowers for reimbursement, or any of them;

(g)          Any right or claim of right to cause a marshaling of the assets of Borrowers;

(h)          Any duty on the part of Agent or any Lender to disclose to Borrowers any facts Agent or any Lender may now or hereafter know about Borrowers or the Collateral, regardless of whether Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which each Borrower intends to assume or has reason to believe that such facts are unknown to Borrowers or has a reasonable opportunity to communicate such facts to Borrowers, it being understood and agreed that each Borrower is fully responsible for being and keeping informed of the financial condition of the other Borrowers, of the condition of the Collateral Property or the Collateral and of any and all circumstances bearing on the risk that liability may be incurred by Borrowers hereunder and under the other Loan Documents;

(i)           Any inaccuracy of any representation made by or on behalf of any Borrower or other Credit Party contained in any Loan Document;

(j)           Subject to compliance with the provisions of this Agreement, any sale or assignment of the Loan Documents, or any interest therein;

(k)          Subject to compliance with the provisions of this Agreement, any sale or assignment by a Borrower or any other Person of any Collateral, or any portion thereof or interest therein, not consented to by Agent or any Lender;

(l)           Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(m)         Any deficiencies in the Collateral or any deficiency in the ability of Agent or any Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(n)          An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of the other Borrowers) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Agent or any Lender to enforce any of its rights, whether now or hereafter required, which Agent or any Lender may have against a Borrower or the Collateral owned by it;

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(o)          Any modifications of the Loan Documents or any obligation of Borrowers relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(p)          Any release of a Borrower or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Agent’s or the Lenders’ voluntary act or otherwise;

(q)          Any action, occurrence, event or matter consented to by Borrowers under any provision hereof, or otherwise;

(r)           The dissolution or termination of existence of any Borrower;

(s)          Subject to compliance with the provisions of this Agreement, any renewal, extension, modification, amendment or any other changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations;

(t)           Any defense of Borrowers, other than that of prior performance, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations;

(u)          To the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Borrowers might otherwise be entitled, it being the intention that the obligations of Borrowers hereunder are absolute, unconditional and irrevocable; or

(v)          Subject to compliance with the provisions of this Agreement, any lack of notice of disposition or manner of disposition of any Collateral except for notices required by law.

§36.5     Waiver. Each of the Borrowers waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by Lenders or Agent of any of their respective remedies under the Loan Documents and, to the fullest extent that the Borrowers may lawfully so do, such Person waives any and all right to have the assets comprised in the security intended to be created by the Security Documents (including, without limitation, those assets owned by the other of the Borrowers) marshaled upon any foreclosure of the lien created by such Security Documents. Each of the Borrowers further agrees that the Lenders and Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect. Without limiting the foregoing, each of the Borrowers further agrees that upon the occurrence of an Event of Default, the Lenders and Agent may exercise any of such rights and remedies without notice to any of the Borrowers except as required by law or the Loan Documents and agrees that neither the Lenders nor Agent shall be required to proceed against the other Borrowers or any other Person or to proceed against or to exhaust any other security held by the Lenders or Agent at any time or to pursue any other remedy in Lender’s or Agent’s power or under any of the Loan Documents before proceeding against a Borrower or its assets under the Loan Documents.

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§36.6      Subordination. So long as the Commitments have not been terminated or any Loans are outstanding, each of the Borrowers hereby expressly defers and agrees (a) not to assert any right of contribution from or indemnity against the others, whether at law or in equity, arising from any payments made by such Person pursuant to the terms of this Agreement or the Loan Documents, and (b) not to proceed against the others for reimbursement of any such payments. In connection with the foregoing, each of the Borrowers expressly defers and agrees not to assert or take advantage of (i) any rights of subrogation to the Lenders or Agent against the other Borrowers, (ii) any rights to enforce any remedy which the Lenders or Agent may have against the other Borrowers and any rights to participate in any Collateral or any other assets of the other Borrowers. In addition to and without in any way limiting the foregoing, each of the Borrowers hereby subordinates any and all indebtedness it may now or hereafter owe to such other Borrowers to all indebtedness of the Borrowers to the Lenders and Agent, and agrees with the Lenders and Agent that none of the Borrowers shall claim any offset or other reduction of such Borrower’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the Collateral or any other assets of the other Borrowers so long as the Loans are outstanding.

§36.7       Waiver of Rights Under Anti-Deficiency Rules. Without limiting any other provision of this §36, each Borrower understands and acknowledges that if the Agent forecloses judicially or nonjudicially against any real property Collateral for the Obligations, such foreclosure could impair or destroy any right or ability that such Borrower may have to seek reimbursement, contribution, or indemnification for any amounts paid by such Borrower under this Agreement. Each Borrower further understands and acknowledges that in the absence of this waiver such potential impairment or destruction of such Borrower’s rights, if any, may entitle such Borrower to assert a defense to this Agreement based on California Code of Civil Procedure §580d as interpreted in Union Bank v. Gradsky, (1968) 265 CA 2d 40, 71 CR 64, on the grounds, among others, that the Agent or the Lenders should be estopped from pursuing such Borrower because their election to foreclose may have impaired or destroyed such subrogation, reimbursement, contribution, or indemnification rights of such Borrower. By execution of this Agreement, each Borrower intentionally, freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Borrower will be liable under this Agreement even though the Agent has foreclosed judicially or nonjudicially against any real or personal property Collateral for the Obligations; (ii) agrees that such Borrower will not assert that defense in any action or proceeding which the Agent or the Lenders may bring to enforce this Agreement; and (iii) acknowledges and agrees that until the Obligations have been indefeasibly paid in full, the rights and defenses waived by such Borrower in this Agreement include any right or defense that such Borrower may have or be entitled to assert based on or arising out of California Civil Code §2848, to the extent now or hereafter applicable.

§36.8      Further Waivers. Each Borrower intentionally, freely, irrevocably and unconditionally waives and relinquishes all rights which may be available to it under any provision of California law or under any California judicial decision, including, without limitation, Section 580a and 726(b) of the California Code of Civil Procedure, to limit the amount of any deficiency judgment or other judgment which may be obtained against such Borrower under this Agreement to not more than the amount by which the unpaid Obligations exceeds the fair market value or fair value of any real or personal property of such Borrower securing the Obligations, including, without limitation, all rights to an appraisement of, judicial or other hearing on, or other determination of the value of said property. Each Borrower acknowledges and agrees that, as a result of the foregoing waiver, the Agent or the Lenders may recover from such Borrower an amount which, when combined with the value of any real or personal property foreclosed upon by the Agent (or the proceeds of the sale of which have been received by the Agent and the Lenders) and any sums collected by the Agent and the Lenders from any other Borrower, the other Guarantors or other Persons, might temporarily exceed the amount of the Obligations.

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§37.       ACKNOWLEDGMENT OF BENEFITS; EFFECT OF AVOIDANCE PROVISIONS.

(a)          Without limiting any other provision of §36, each Borrower acknowledges that it has received, or will receive, significant financial and other benefits, either directly or indirectly, from the proceeds of the Loans made by the Lenders to the Borrowers pursuant to this Agreement; that the benefits received by such Borrower are reasonably equivalent consideration for such Borrower’s execution of this Agreement and the other Loan Documents to which it is a party; and that such benefits include, without limitation, the access to capital afforded to the Borrowers pursuant to this Agreement from which the activities of such Borrower will be supported, the refinancing of certain existing indebtedness of such Borrower secured by such Borrower’s Collateral Property from the proceeds of the Loans, and the ability to refinance that indebtedness at a lower interest rate and otherwise on more favorable terms than would be available to it if the Collateral Property owned by such Borrower were being financed on a stand-alone basis and not as part of a pool of assets comprising the security for the Obligations. Each Borrower is executing this Agreement and the other Loan Documents in consideration of those benefits received by it and each Borrower desires to enter into an allocation and contribution agreement with each other Borrower as set forth in this §37 and agrees to subordinate and subrogate any rights or claims it may have against other Borrower’s as and to the extent set forth in §36.

(b)          Following an Event of Default, in the event any one or more Borrower (any such Borrower, a “Funding Credit Party”) is deemed to have paid an amount in excess of the principal amount attributable to it (such principal amount, the “Allocable Principal Balance”) (any deemed payment in excess of the applicable Allocable Principal Balance, a “Contribution”) as a result of (a) such Funding Credit Party’s payment of and/or performance on the Obligations and/or (b) Agent’s and/or any Lender’s realization on the Collateral owned by such Funding Credit Party (whether by foreclosure, deed in lieu of foreclosure, private sale or other means), then after payment in full of the Loans and the satisfaction of all of Borrowers’ other obligations under the Loan Documents, such Funding Credit Party shall be entitled to contribution from each benefited Borrower for the amount of the Contribution so benefited (any such contribution, a “Reimbursement Contribution”), up to such benefited Borrower’s then current Allocable Principal Balance. Any Reimbursement Contributions required to be made hereunder shall, subject to §36, be made within ten (10) days after demand therefor.

(c)          If a Borrower (a “Defaulting Credit Party”) shall have failed to make a Reimbursement Contribution as hereinabove provided, after the later to occur of (a) payment of the Loans in full and the satisfaction of all of all Borrowers’ other obligations to Lenders or (b) the date which is 366 days after the payment in full of the Loans, the Funding Credit Party to whom such Reimbursement Contribution is owed shall be subrogated to the rights of Lenders against such Defaulting Credit Party, including the right to receive a portion of such Defaulting Credit Party’s Collateral in an amount equal to the Reimbursement Contribution payment required hereunder that such Defaulting Credit Party failed to make; provided, however, if Agent returns any payments in connection with a bankruptcy of a Borrower, all other Borrowers shall jointly and severally pay to Agent and Lenders all such amounts returned, together with interest at the Default Rate accruing from and after the date on which such amounts were returned.

(d)          In the event that at any time there exists more than one Funding Credit Party with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from Defaulting Credit Parties pursuant hereto shall be equitably allocated among such Funding Credit Parties. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this paragraph, that Borrower shall be deemed to be a Funding Credit Party to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this §37.

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(e)          It is the intent of each Borrower, the Agent and the Lenders that in any proceeding under the Bankruptcy Code or any similar debtor relief laws, such Borrower’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders under the Loan Documents) to be avoidable or unenforceable against such Borrower in such proceeding as a result of Applicable Laws, including, without limitation, (i) Section 548 of the Bankruptcy Code and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Laws under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders under the Loan Documents) shall be determined in any such proceeding are referred to herein as “Avoidance Provisions”. Accordingly, to the extent that the obligations of a Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Borrower shall be liable hereunder shall be reduced to the greater of (A) the amount which, as of the time any of the Obligations are deemed to have been incurred by such Borrower under the Avoidance Provisions, would not cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders under the Loan Documents), to be subject to avoidance under the Avoidance Provisions or (B) the amount which, as of the time demand is made hereunder upon such Borrower for payment on account of the Obligations, would not cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders under the Loan Documents), to be subject to avoidance under the Avoidance Provisions. The provisions of this §37(e) are intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

§38.       ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

PARENT BORROWER:

BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership

By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

	By:	/s/ Michael Konig
	Name:	Michael Konig
	Title:	Chief Legal Officer and Secretary

REIT guarantor:

Bluerock residential GROWTH REIT, INC., a Maryland Corporation

By:	/s/ Michael Konig
Name:	Michael Konig
Title:	Chief Legal Officer and Secretary

[Signatures Continue on the Following Page]

[Signature Page to Amended and Restated Credit Agreement]

SUBSIDIARY guarantor:

BR SANDS PARC, LLC, a Delaware limited liability company

By:	BRG Sands Parc Manager, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Jordan B. Ruddy
	Name:	Jordan B. Ruddy
	Title:	Authorized Signatory

[Signatures Continue on the Following Page]

[Signature Page to Amended and Restated Credit Agreement]

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, as Agent, Issuing Lender, and a Lender

By:	/s/ Michael A. Bailin
Name:	Michael A. Bailin
Title:	Assistant Vice President

[Signatures Continue on the Following Page]

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

TRUIST BANK, successor by merger to SunTrust Bank, as a Lender

By:	/s/ Nick Preston
Name:	Nick Preston
Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

EXHIBIT A

FORM OF NOTE

$______________	_____________, 20__

FOR VALUE RECEIVED, the undersigned (collectively, “Maker”), hereby promises to pay, without offset or counterclaim, to ________________ __________________ (“Payee”), or order, in accordance with the terms of that certain Amended and Restated Credit Agreement, dated as of March ___, 2020, as from time to time in effect, among BLUEROCK RESIDENTIAL HOLDINGS, L.P., Bluerock Residential Growth REIT, Inc., the Subsidiary Credit Parties, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the lesser of the principal sum of _________________ ($__________), or such amount as may be advanced by the Payee under the Credit Agreement as one or more Loans with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time, or made by wire transfer in accordance with wiring instructions provided by the Agent.

This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall be governed by the laws of the State of New York, including, without limitation, New York General Obligations Law Section 5-1401.

The undersigned Maker and all guarantors and endorsers, to the extent permitted by Applicable Law, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership, by its general partner, Bluerock Residential Growth REIT, Inc., a Maryland corporation

By:
Name:
Title:

EXHIBIT B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (“Joinder Agreement”) is executed as of March 6, 2020, by BR FALLS AT FORSYTH, LLC, a Delaware limited liability company (“Joining Party”), and delivered to KeyBank National Association, as administrative agent (“Agent”) for itself and the other Lenders (as defined below), pursuant to §5.5 of the Amended and Restated Credit Agreement dated as of March 6, 2020, as from time to time in effect (the “Credit Agreement”), among BLUEROCK RESIDENTIAL HOLDINGS, L.P. (the “Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC., (the “REIT Guarantor”), the Subsidiary Credit Parties party thereto, Agent, and certain lenders from time to time party thereto (collectively, the “Lenders”, each a “Lender”). Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A.           Joining Party is required, pursuant to §5.5 of the Credit Agreement, to become an additional Subsidiary Credit Party, [Subsidiary Guarantor][Subsidiary Borrower] [, Maker] and Indemnitor under the Credit Agreement, the [Subsidiary Guaranty][Note], the Indemnity Agreement, and the other Loan Documents.

B.            Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrowers of the credit facilities under the Credit Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1.            Joinder. By this Joinder Agreement, Joining Party hereby becomes (a) a [“Guarantor” under the Subsidiary Guaranty, with respect to all the Obligations of Guarantors now or hereafter incurred under the Subsidiary Guaranty] [“Maker” under the Note, with respect to all the Obligations of Borrowers now or hereafter incurred under the Note], (b) a “Subsidiary Credit Party” and a [“Subsidiary Guarantor”][“Subsidiary Borrower”] under the Credit Agreement, with respect to all the Obligations of [Subsidiary Guarantors] [“Subsidiary Borrower”] now or hereafter incurred under the Credit Agreement, (c) an “Indemnitor” under the Indemnity Agreement, with respect to all the Obligations of the Indemnitors now or hereafter incurred under the Indemnity Agreement, and (d) an “Assignor” under the Collateral Assignment in Respect of Contracts, Licenses and Permits (the “Collateral Assignment”), with respect to all the Obligations of Assignors now or hereafter incurred under the Collateral Assignment. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Subsidiary Credit Party, [Subsidiary Guarantor, Guarantor,] [Subsidiary Borrower,] Indemnitor, and Assignor under the Credit Agreement, the [Subsidiary Guaranty] [Note], the Indemnity Agreement, the Collateral Assignment, and the other Loan Documents from and after the Effective Date.

2.            Amendment and Restatement. As of the Effective Date (as defined below), (i) Schedule 6.23 of the Credit Agreement is hereby amended and restated in its entirety to include the Collateral Property owned by Joining Party as set forth on Exhibit A attached hereto and (ii) “Exhibit A” of the Indemnity Agreement is hereby amended to include the Collateral Property owned by Joining Party as described on Exhibit B attached hereto.

Exhibit A

3.            Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent that, as of the Effective Date, except as provided in Section 2 of this Joinder Agreement or otherwise disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to Joining Party as a Subsidiary Credit Party, [Subsidiary Guarantor, Guarantor,] [Subsidiary Borrower,] Indemnitor and Assignor on and as of the Effective Date as though made on that date. As of the Effective Date, all covenants and agreements in the Loan Documents of the Credit Parties are true and correct with respect to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Credit Party, [Subsidiary Guarantor, Guarantor,] [Subsidiary Borrower,] Indemnitor and Assignor.

4.            Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Credit Agreement, the [Subsidiary Guaranty,] [Note,] the Indemnity Agreement, the Collateral Assignment and the other Loan Documents heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Credit Agreement, the [Subsidiary Guaranty,] [Note,] the Indemnity Agreement, the Collateral Assignment and the other Loan Documents to confirm such obligation.

5.            Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

6.            GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.            Counterparts. This Joinder Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

8.            Effective Date. The effective date (the “Effective Date”) of this Joinder Agreement is _____________.

IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.

“JOINING PARTY”

_________________________________________, a ________________________________

By:
Name:
Title:

[SEAL]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:

Its:
[Printed Name and Title]

EXHBIT A TO JOINDER AGREEMENT

SCHEDULE 6.23

COLLATERAL PROPERTies

Collateral Property Owner	Type of Subsidiary Credit Party (Subsidiary Borrower or Subsidiary Guarantor)	Collateral Property Address	Type of Collateral Property (Mortgaged Property or Ground Leased Property)	Non-Stabilized Mortgaged Property (Y/N)

A-7

EXHBIT B TO JOINDER AGREEMENT

LEGAL DESCRIPTION

B-1

EXHIBIT C

FORM OF REQUEST FOR LOAN

KeyBank National Association, as Agent
225 Franklin Street
Boston, Massachusetts 02110
Attention: Mr. Christopher T. Neil

Ladies and Gentlemen:

Pursuant to the provisions of §2.7 of the Amended and Restated Credit Agreement dated as of March 6, 2020 (as the same may hereafter be amended, the “Credit Agreement”), among BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership (“Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC. (“REIT Guarantor”), and the Subsidiary Credit Parties, KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

1.            Loan. The undersigned Borrower on behalf of all Borrowers hereby requests a [Loan under §2.7 of the Credit Agreement]:

Principal Amount: $__________
Type (LIBOR Rate, Base Rate):
Drawdown Date:
Interest Period for LIBOR Rate Loans:

by credit to the general account of the Borrowers with the Agent at the Agent’s Head Office.

2.            Use of Proceeds. Such Loan shall be used for purposes permitted by the Credit Agreement.

3.            No Default. The undersigned Authorized Officer or chief financial officer or chief accounting officer of Parent Borrower certifies that the Credit Parties are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Borrowing Base Availability Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Loan requested hereby. Except as set forth on Schedule 1 attached hereto, no condemnation proceedings are pending or, to the undersigned’s knowledge, threatened against any Collateral Property.

4.            Representations True. The undersigned Authorized Officer or chief financial officer or chief accounting officer of Parent Borrower certifies, represents and agrees that each of the representations and warranties made by or on behalf of the Credit Parties or their respective Subsidiaries (if applicable) contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all material respects.

C-1

5.            Other Conditions. The undersigned chief financial officer or chief accounting officer of Parent Borrower certifies, represents and agrees that all other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied.

6.            Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

The undersigned is providing the certifications and other statements set forth herein solely in the undersigned’s representative capacity and not in the undersigned’s personal capacity.

IN WITNESS WHEREOF, the undersigned has duly executed this request this _____ day of _____________, 20__.

BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership, by its general partner, Bluerock Residential Growth REIT, Inc., a Maryland corporation

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF LETTER OF CREDIT REQUEST

[DATE]

KeyBank National Association, as Agent
225 Franklin Street, 16th Floor
Boston, Massachusetts
Attn: Christopher T. Neil

Re:	Letter of Credit Request under Amended and Restated Credit Agreement dated as of March 6, 2020

Ladies and Gentlemen:

Pursuant to §2.10 of the Amended and Restated Credit Agreement dated as of March 6, 2020, among you, certain other Lenders, BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership (“Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC. (“REIT Guarantor”), and the Subsidiary Credit Parties (the “Credit Agreement”), we hereby request that you issue a Letter of Credit as follows:

(i)            Name and address of beneficiary:

(ii)           Face amount: $

(iii)          Proposed Issuance Date:

(iv)          Proposed Expiration Date:

(v)           Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

(vi)          Purpose of Letter of Credit:

This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.10 of the Credit Agreement.

The undersigned Authorized Officer or chief financial officer or chief accounting officer of Parent Borrower certifies that the Credit Parties are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of the Letter of Credit requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Borrowing Base Availability Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Letter of Credit requested hereby. Except as set forth on Schedule 1, no condemnation proceedings are pending or, to the undersigned knowledge, threatened against any Collateral Property.

We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by §2.10(e). All capitalized terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.

D-1

The undersigned Authorized Officer or chief financial officer or chief accounting officer of Parent Borrower certifies, represents and agrees that each of the representations and warranties made by or on behalf of the Credit Parties or their respective Subsidiaries (if applicable), contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made, is true as of the date hereof and shall also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, with the same effect as if made at and as of the proposed issuance date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all respects.

The undersigned is providing the certifications and other statements set forth herein solely in the undersigned’s representative capacity and not in the undersigned’s personal capacity.

Very truly yours,

BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership, by its general partner, Bluerock Residential Growth REIT, Inc., a Maryland corporation

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF BORROWING BASE AVAILABILITY CERTIFICATE

TO:	KeyBank National Association (“Administrative Agent”)

RE:	Amended and Restated Credit Agreement dated as of March 6, 2020 (as amended from time to time, the “Credit Agreement”) between Administrative Agent, the Lenders described therein, BLUEROCK RESIDENTIAL HOLDINGS, L.P, a
Delaware limited partnership (“Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC. (“REIT Guarantor”), and the Subsidiary Credit Parties

This Borrowing Base Availability Certificate is submitted by [Parent Borrower][REIT Guarantor] to Administrative Agent pursuant to the provisions of the Credit Agreement. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

Calculations of the Borrowing Base Availability are set forth on the Certificates annexed hereto.

The [Parent Borrower][REIT Guarantor]hereby further certifies, warrants and represents to Administrative Agent and the Lenders that: (i) to the best of the [Parent Borrower’s][REIT Guarantor’s] knowledge, the financial information provided by the [Parent Borrower][REIT Guarantor] to the Administrative Agent herein is true and accurate in all material respects; and (ii) to the best of the [Parent Borrower’s][REIT Guarantor’s] knowledge, an Event of Default which is continuing has not occurred under the Credit Agreement or any of the other Loan Documents.

(signature follows)

E-1

Executed as an instrument under seal as of the _______ day of _____________, 20__.

[BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership, by its general partner, Bluerock Residential Growth REIT, Inc., a Maryland corporation

By:
Name:
Title:	]

[Bluerock residential GROWTH REIT, INC., a Maryland corporation

By:
Name:
Title:	]

E-2

Borrowing Base Availability Calculation: The lesser of (a) the sum of (i) Mortgaged Property Availability plus (ii) Ground Leased Property Availability and (b) an amount that would provide a Pool Interest Coverage Ratio of 1.6 to 1.0.

(a)(i) Mortgaged Property Availability: (the lesser of (A) 65% of the Mortgaged Property Pool Value, or (B) an amount which would provide a Mortgaged Property DSCR of not less than 1.30 to 1.0): ___________

(A)	(B)
Mortgaged Property Pool Value (see attached) x 65%*	Mortgaged Property DSCR Calculation* (see attached)	Mortgaged Property Availability [Lesser of (A) or (B)]:
______________	______________	______________

* percentage adjusted to 55% as of any date of determination when the Fixed Charge Ratio calculated as of the end of the immediately preceding fiscal quarter is less than 1.0 to 1.0

(a)(ii) Ground Leased Property Availability (the lesser of (A) sixty percent (60%) of the Ground Leased Property Pool Value; or (B) an amount which would provide Ground Leased Debt Yield of not less than 6.0%): _________

(A)	(B)
Ground Leased Property Pool Value (see attached) x 60%	Ground Leased Debt Yield Calculation (see attached)	Ground Leased Property Availability** [Lesser of (A) or (B)]
______________	______________	______________

** adjusted so that, (x) Ground Leased Property Availability does not exceed twenty-seven and one half percent (27.5%) of Borrowing Base Availability and (y) Ground Leased Property Availability from any Ground Leased Properties with respect to which ground rent is not being paid current does not exceed fifteen percent (15%) of Borrowing Base Availability.

(b) Pool Interest Coverage Ratio (the ratio of (A) Net Operating Income from the Collateral Properties to (B) the interest actually due and payable on the Loans): _________

(A)	(B)
Net Operating Income (see attached)	Actual interest due and payable on the Loans (see attached)***	Pool Interest Coverage Ratio [Ratio of (A) to (B)]
______________	______________	______________

*** calculated solely on the actual interest expense hereunder and without giving effect to the adjusted interest calculation under clause (b)(ii) of the definition of Pool Interest Coverage Ratio.

Borrowing Base Availability (the lesser of (a) and (b)): _____________

E-3

Calculations

(a)(i) Mortgaged Property Availability

(A)	Mortgaged Property Pool Value (the Appraised Values of each Mortgaged Property or Total (A)): _______

Mortgaged Property	Appraised Value
_________
_________
_________
_________
_________
Total (A)	_________

(B)	Mortgaged Property DSCR (the ratio of ((1) plus (2)) to (3)): _______

Net Operating Income
(1) Non-Stabilized Mortgaged Property*	_________
_________
_________
(2) all other Mortgaged Property
_________
_________
Total ((1) +(2)):	_________

(3) Debt service amount calculated based upon (i) the outstanding principal balance of the Loan drawn under the Mortgaged Property Availability, (ii) a thirty (30) year amortization schedule and (iii) an interest rate equal to the greater of (a) five percent (5.00%), (b) the ten (10) year US Treasury rate plus two percent (2.00%) or (c) the effective all-in interest rate under the Loans:	_________

* For first 12 months after designation, based on the pro forma stabilized Net Operating Income thereof as set forth in the applicable Appraisal; if after 6 months after designation it is not at least 90% occupied, calculated based on the immediately preceding quarter, annualized.

Required Mortgaged Property DSCR of 1.30 to 1.0

E-4

(a)(ii) Ground Leased Property Availability

(A)	Ground Leased Property Pool Value (lesser of Appraised Value and acquisition cost (or Total (C)): _______

Ground Leased Property	(A) Cost Basis plus Improvements	(B) Appraised Value plus Improvements	(C) (Lesser of (A) and (B))
	_________	_________	_________
	_________	_________	_________
	_________	_________	_________
	_________	_________	_________
	_________	_________	_________
Total			_________

(B)	Ground Leased Debt Yield (the ratio of (1) to (2)): _______

Ground Leased Property	(A) Ground Leased Rent	(B) Unreimbursed Expenses	(C) Ground Leased NOI ((A) less (B))
	_________	_________	_________
	_________	_________	_________
	_________	_________	_________
	_________	_________	_________
	_________	_________	_________
Total Ground Leased NOI (1):			$_________

(2) Aggregate Revolving Credit Exposure advanced to finance Ground Lease Properties			$_________

Required Ground Leased Debt Yield of no less than 6.0%

E-5

(b) Pool Interest Coverage Ratio

Ratio of (Total (A)) to (B): ________

Net Operating Income***
(A) Collateral Properties	_________
_________
Total NOI for Collateral Properties (A):	_________

(B) Actual interest due and payable on the Loans:	_________

Required Pool Interest Coverage Ratio of at least 1.6 to 1.0

***only include (i) with respect to any Ground Leased Property, Ground Leased Rent payments received in cash during the most-recently ended two (2) consecutive quarters and (ii) actual Net Operating Income from each Mortgaged Property, including Non-Stabilized Mortgaged Properties. For purposes of this definition, the Net Operating Income from Collateral Properties that have been owned for less than two (2) full fiscal quarters will be calculated as agreed by the Agent.

E-6

Exhibit F

FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent
225 Franklin Street
Boston, Massachusetts 02110
Attn: Mr. Christopher T. Neil

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of March 6, 2020 (as the same may hereafter be amended, the “Credit Agreement”) by and among BLUEROCK RESIDENTIAL HOLDINGS, L.P, a Delaware limited partnership (“Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC. (“REIT Guarantor”), and the Subsidiary Credit Parties, KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, REIT Guarantor is furnishing to you herewith (or have most recently furnished to you) the consolidated financial statements of Guarantor for the most recently available quarter end (the “Balance Sheet Date”). Such financial statements have been prepared in accordance with GAAP and present fairly the Consolidated financial position in all material respects of REIT Guarantor at the date thereof and the results of its operations for the periods covered thereby.

This certificate is submitted in compliance with requirements of §2.11(d), §5.4(b), §7.4(c), §10.12 or §11.3 of the Credit Agreement. If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the Consolidated financial statements of REIT Guarantor as of the Balance Sheet Date adjusted in the best good faith estimate of REIT Guarantor to give effect to the making of a Loan, issuance of a Letter of Credit, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of REIT Guarantor of its effects are set forth in reasonable detail in an attachment hereto. The undersigned is an Authorized Officer or chief financial officer or chief accounting officer of Parent Borrower.

The undersigned (or people under the undersigned’s supervision) have reviewed the provisions of the Loan Documents and have no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrowers with respect thereto.)

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto. The undersigned is providing this certification solely in the undersigned's representative capacity and not in the undersigned's personal capacity.

F-1

IN WITNESS WHEREOF, the undersigned have duly executed this Compliance Certificate this _____ day of ___________, 20_.

BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership, by its general partner, Bluerock Residential Growth REIT, Inc., a Maryland corporation
By:
Name:
Title:

F-2

APPENDIX TO COMPLIANCE CERTIFICATE

1.	Maximum Leverage Ratio:

	a.	Consolidated Indebtedness of Parent Borrower and REIT Guarantor	$	_______________
	b.	Total Asset Value	$	_______________
	c.	Maximum Leverage Ratio (a divided by b)		_______________
	d.	Covenant (not in excess of 65%)		_______________

2.	Minimum Liquidity:

	a.	Unrestricted Cash and Cash Equivalents	$	_______________
	b.	Qualified Restricted Cash	$	_______________
	c.	REIT Guarantor’s Liquidity (a plus b)	$	_______________
	d.	Covenant (not less than $10,000,000.00; provided that if the Consolidated Leverage Ratio is less than or equal to 55%, then liquidity shall not be less than $5,000,000.00)		_______________

3.	Minimum Debt Service Coverage Ratio:

	a.	Adjusted EBITDA	$	_______________
	b.	Principal due and payable on Indebtedness (other than amounts paid in connection with balloon maturities, refinancings, unscheduled principal payments, hyper-amoritzation, or principal payments on the Loans)	$	_______________
	c.	Interest Expense	$	_______________
	d.	Debt Service (b plus c)	$	_______________
	e.	Actual (a divided by d)		_______________
	f.	Covenant (not less than 1.50 to 1.0)		_______________

4.	Consolidated Tangible Net Worth of REIT Guarantor:

	a.	Total assets	$	_______________
	b.	Intangible assets	$	_______________
	c.	Liabilities	$	_______________
	d.	Consolidated Tangible Net Worth (a less b less c)	$	_______________
	e.	Required Amount: ($745,727,000.00 plus 75% of Net Offering Proceeds from any issuance of common or preferred Equity Interests in REIT Guarantor or Parent Borrower following the Closing Date (excluding any issuances of Equity Interests in connection with any long term incentive plan units issued for payment of any management fees).	$	_______________
	f.	Covenant (Consolidated Tangible Net Worth not less than Required Amount)		_______________

5.	Minimum Pool Interest Coverage Ratio

	a.	1. Net Operating Income from the stabilized Mortgaged Properties for 2 prior quarters, annualized	$	_______________

F-3

		2. Adjustment for non-cash Ground Leased Rent	$	_______________
		3. Adjustment for non-cash Net Operating Income for Non-Stabilized Mortgaged Properties	$	_______________
		4. Net Operating Income (1 adjusted for 2 and 3)	$	_______________
	b.	Interest actually due and payable on the Loans for prior 2 quarters, annualized	$	_______________
	c.	Interest due and payable on the Loans for prior 2 quarters, annualized assuming a minimum LIBOR or Base Rate of 1.75%
	d.	Actual (a divided by greater of b and c)		_______________
	e.	Covenant (not less than 1.60 to 1.00)		_______________
	f.	If d. is less than required ratio, was prior quarter actual less than required ratio?

6.	Minimum Mortgaged Property DSCR:

	a.	Net Operating Income from the Mortgaged Properties for 2 prior quarters, annualized	$	_______________
	b.	Annual debt service amount calculated based upon, as of the date of calculation, (a) the outstanding Revolving Credit Exposure drawn under the Mortgaged Property Availability, (b) a thirty (30) year amortization schedule and (c) an interest rate equal to the greater of (1) five percent (5.00%), (2) the ten (10) year US Treasury rate plus two percent (2.00%) or (3) the effective all-in interest rate under the under the Loans	$	_______________
	c.	Actual (a divided by b)		_______________
	d.	Covenant (Mortgaged Property DSCR shall not be less than 1.30 to 1.0)		_______________

7.	Minimum Ground Leased Debt Yield:

	a.	Ground Leased NOI from the Ground Leased Properties
		1. Ground Leased Rent (last quarter annualized if paying rent, next contractual annual payment for ground leases where rent is starting within 36 months, zero for ground lease in default):	$	_______________
		2. expenses for prior 4 quarters:	$	_______________
		Actual Ground Leased NOI (1 less 2)	$	_______________
	b.	outstanding Revolving Credit Exposure drawn under the Ground Leased Availability	$	_______________
	c.	Actual (a divided by b)		_______________
	d.	Covenant (Ground Leased Debt Yield shall not be less than 6.0%)		_______________

8.	Minimum Fixed Charge Ratio:

	a.	Adjusted EBITDA	$	_______________

F-4

	b.	Principal due and payable on Indebtedness (other than amounts paid in connection with balloon maturities, refinancings, unscheduled principal payments or principal payments on the Loans)	$	_______________
	c.	Interest Expense	$	_______________
	d.	Debt Service (b plus c)	$	_______________
	e.	Cash dividends payable on any preferred stock	$	_______________
	f.	Fixed Charges (d plus e)	$	_______________
	g.	Actual (a divided by f)		_______________
	h.	Covenant (not less than 1.0 to 1.0 on or prior to March 31, 2022 or 1.10 to 1.0 thereafter)		_______________
	i.	If g. is less than required ratio, was prior quarter actual less than required ratio?

9.	Maximum Mortgaged Property LTV Ratio:

	a.	Outstanding Revolving Credit Exposure drawn under the Mortgaged Property Availability	$	_______________
	b.	Mortgaged Property Pool Value	$	_______________
	c.	Actual (a divided by b)		_______________
	d.	Covenant (not in excess of 65% or 55% if Fixed Charge Ratio is less than 1.0 to 1.0)		_______________

10.	Maximum Ground Leased Property LTV Ratio:

	a.	Outstanding Revolving Credit Exposure drawn under the Ground Leased Property Availability	$	_______________
	b.	Ground Leased Property Pool Value	$	_______________
	c.	Actual (a divided by b)		_______________
	d.	Covenant (not in excess of 60%)		_______________

11.	Interest Rate Protection:

	a.	Unhedged Variable Rate Debt	$	_______________
	b.	Total Asset Value	$	_______________
	c.	Actual (a divided by b)		_______________
	d.	Covenant (c not in excess of 30%)		_______________

12.	Permitted Investment Limits:

	a.	Total Asset Value – Level A	$	_______________
	b.	Total Asset Value – Level B	$	_______________

	c.	Investments in unimproved land	$	_______________
		i. Excess over 5% of Total Asset Value – Level A, if any	$	_______________
		ii. Covenant (not to exceed 10% of Total Asset Value – Level B)		_______________

	d.	Investments in “ground up” construction and “ground up” development projects or mezzanine loans/preferred equity investments therein	$	_______________
		i. Excess over 25% of Total Asset Value – Level A, if any	$	_______________
		ii. Covenant (not to exceed 30% of Total Asset Value – Level B)		_______________

F-5

	e.	Investments in Real Estate consisting of mortgage loans	$	_______________
		i. Excess over 10% of Total Asset Value – Level A, if any	$	_______________
		ii. Covenant (not to exceed 10% of Total Asset Value – Level B)		_______________

	f.	Aggregate Value of Restricted Investments described in (c) through (e)	$	_______________
		i. Excess over 30% of Total Asset Value – Level A, if any	$	_______________
		ii. Covenant (not to exceed 35% of Total Asset Value – Level B)		_______________

13.	Other Indebtedness

	a.	Other Recourse Indebtedness of the Credit Parties	$	_______________
	b.	Other Non-Recourse Indebtedness of the Credit Parties	$	_______________
	c.	Other Non-Recourse Indebtedness of the Subsidiaries	$	_______________
	d.	Aggregate Defaulted Other Recourse Indebtedness of the Credit Parties	$	_______________
Covenant: not to exceed $35,000,000
	e.	Aggregate Defaulted Other Non-Recourse Indebtedness of the Credit Parties and their Subsidiaries	$	_______________
Covenant: not to exceed $100,000,000

F-6

WORKSHEET

F-7

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated ____________________, by and between ____________________________ (“Assignor”), and ____________________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is a party to that certain Amended and Restated Credit Agreement dated as of March 6, 2020, by and among BLUEROCK RESIDENTIAL HOLDINGS, L.P, a Delaware limited partnership (“Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC. (“REIT Guarantor”), and the Subsidiary Credit Parties, the other lenders that are or may become a party thereto, and KEYBANK NATIONAL ASSOCIATION, individually and as Agent (the “Credit Agreement”); and

WHEREAS, Assignor desires to transfer to Assignee the Assigned Interest (as defined below) under the Credit Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

NOW, THEREFORE, for valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.            Definitions. Terms defined in the Credit Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.

2.            Assignment.

(a)          Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of its Commitment and outstanding Revolving Loans and a corresponding interest in and to all other rights and obligations of the Assignor under the respective facilities identified below (including without limitation any guarantees included in such facilities); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

Assigned Interest:

Class	Aggregate Amount of Commitment for all Lenders[1]	Amount of Commitment Assigned	Percentage Assigned of Commitment of such Class[2]		Amounts of Outstanding Loans Assigned
Commitment/Loans	$	$		%	$

(b)          Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Effective Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrowers and purchase participation interests in Letters of Credit issued for the account of the Borrowers with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

3.            Representations and Requests of Assignor.

(a)          The Assignor: (a) represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder; (iii) the financial condition of any Borrower, any Borrower’s subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document; or (iv) the performance or observance by any Borrower, any Borrower’s subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

(b)          Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Credit Agreement.

4.            Representations of Assignee. The Assignee: (a) represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to §7.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender; and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (c) agrees that: (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1              Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2              Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

5.            Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Effective Date, an amount equal to the “Amount of Outstanding Loans Assigned” set forth in the table describing the Assigned Interest in such Paragraph 1.

6.            Payments by Assignor. Assignor agrees to pay the Agent on the Effective Date the registration fee required by §18.2 of the Credit Agreement.

7.            Effectiveness.

(a)          The effective date for this Agreement shall be _______________ (the “Effective Date”). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b)          Upon such acceptance and recording and from and after the Effective Date, (i) Assignee shall be a party to the Credit Agreement and to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement.

(c)          Upon such acceptance and recording and from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Effective Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d)          All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

8.            Notices. Assignee specifies as its address for notices and its applicable Lending Office for all assigned Loans, the offices set forth below:

Notice Address:

Attn:
Facsimile:

Domestic Lending Office:  Same as above

LIBOR Lending Office:  Same as above

9.            Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to Agent.

10.          Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

11.          Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.          Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

13.          Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Credit Agreement.

[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ASSIGNEE:

By:
Title:

ASSIGNOR:

By:
Title:

RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Title:

EXHIBIT H

FORM OF LETTER OF CREDIT APPLICATION

(See Attached)

Exhibit H-1

EXHIBIT I-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of March 6, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BLUEROCK RESIDENTIAL HOLDINGS, L.P, a Delaware limited partnership (“Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC. (“REIT Guarantor”), and the Subsidiary Credit Parties, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit I-1 - 1

EXHIBIT I-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of March 6, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BLUEROCK RESIDENTIAL HOLDINGS, L.P, a Delaware limited partnership (“Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC. (“REIT Guarantor”), and the Subsidiary Credit Parties, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit I-2 - 1

EXHIBIT I-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of March 6, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BLUEROCK RESIDENTIAL HOLDINGS, L.P, a Delaware limited partnership (“Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC. (“REIT Guarantor”), and the Subsidiary Credit Parties, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit I-3 - 1

EXHIBIT I-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of March 6, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BLUEROCK RESIDENTIAL HOLDINGS, L.P, a Delaware limited partnership (“Parent Borrower”), BLUEROCK RESIDENTIAL GROWTH REIT, INC. (“REIT Guarantor”), and the Subsidiary Credit Parties, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with IRS Form W-8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit H -1

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage
KeyBank National Association 225 Franklin Street Boston, Massachusetts 02110 Attention: Christopher Neil Telephone: 617 385 6202 LIBOR Lending Office: Same as Above Domestic Lending Office: Same as Above	$50,000,000	50.0000000%
Truist Bank 303 Peachtree St., 22nd FL Atlanta, GA 30308 Attention: Toby Coons Telephone: 404-813-1883 LIBOR Lending Office: Same as Above Domestic Lending Office: Same as Above	$50,000,000	50.0000000%

Schedule 1.1 – Page 1

SCHEDULE 1.2

ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

With respect to any parcel of Real Estate of Parent Borrower or a Subsidiary Credit Party proposed to be included in the Collateral, each of the following (with the Agent delivering the items described in clauses (l), (m), (n), (q) and (u) at least ten (10) Business Days prior to the proposed date of acceptance of such Real Estate as Collateral, together with such other items as any Lender may request, promptly to each Lender), each in the similar form delivered to Agent as of the Closing Date (to the extent applicable):

(a)           Description of Property. A narrative description of the Real Estate, the improvements thereon and the tenants and Leases relating to such Real Estate, including a Rent Roll in the case of a Mortgaged Property.

(b)           Security Documents. Such Security Documents relating to such Real Estate as the Agent shall reasonably and customarily require, duly executed and delivered by the respective parties thereto. Without limiting the foregoing (i) , executed, acknowledged, and/or sworn to, as required, counterparts of the Mortgages shall have been delivered to the Title Company and released for recordation in the official records of the city or county in which such Real Estate is located, with the Agent agreeing that the principal amount secured by any Mortgage recorded in a jurisdiction with a material mortgage or similar tax shall be limited to an amount reasonably approved by the Agent, with the Agent, on behalf of the Lenders, receiving a Pledge Agreement to the extent any such Mortgage is so limited, and (ii) UCC-1 financing statements which shall have been furnished for filing in all filing offices that Agent may reasonably require;

(c)           Enforceability Opinion. If required by the Agent, the favorable legal opinion of counsel to Parent Borrower or such Subsidiary Credit Party, from counsel reasonably acceptable to the Agent and, with respect to any opinions applicable to the State in which the Real Estate is located qualified to practice in the State in which such Real Estate is located, addressed to the Lenders and the Agent covering the enforceability of such Security Documents, the Borrowers’ existence and authority to enter into such Security Documents, and such other matters as the Agent shall reasonably request.

(d)           Perfection of Liens. Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first lien or security title and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected.

(e)           Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification, and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under §7.8.

(f)           Title Insurance; Title Exception Documents. The Title Policy (or “marked” commitment/pro forma policy for a Title Policy) covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy and a copy of any applicable Inbound Ground Lease or Outbound Ground Lease.

(g)           UCC Certification. A certification from the Title Insurance Company, records search firm, or counsel satisfactory to the Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, financing statements or title retention agreements which affect any property, rights or interests of Parent Borrower or such Subsidiary Credit Party that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

Schedule 1.2 – Page 1

(h)           Bankruptcy and Litigation Searches. Bankruptcy and litigation searches with respect to the Borrowers performed by a search firm reasonably acceptable to the Agent in such jurisdictions as Agent may reasonably require, which searches shall be satisfactory to Agent.

(i)            Management Agreement. A true copy of the Management Agreement, if any, relating to such Real Estate, which shall be in form and substance reasonably satisfactory to the Agent.

(j)            Leases. True copies of all Leases relating to such Real Estate as the Agent or the Required Lenders may request and a Rent Roll for such Real Estate with respect to a Mortgaged Property certified by Parent Borrower or Subsidiary Credit Party as accurate and complete as of a recent date, each of which shall be in form and substance reasonably satisfactory to the Required Lenders.

If such Real Estate is held pursuant to an Inbound Ground Lease (each of which must be acceptable in form and substance to the Agent and the Required Lenders), (i) true and correct copies of such acceptable Inbound Ground Leases, and any guarantees thereof, (ii) to the extent required by the Agent or the Required Lenders in their reasonable discretion, recognition agreements and estoppel certificates executed by the lessor under such acceptable Inbound Ground Lease, in form and content reasonably satisfactory to Agent or the Required Lenders, as applicable.

If such Real Estate is subject to an Outbound Ground Lease (each of which must be acceptable in form and substance to the Agent and the Required Lenders), (i) true and correct copies of such acceptable Outbound Ground Leases, and any guarantees thereof, and (ii) recognition, subordination, non-disturbance and attornment agreements with the Outbound Ground Tenant and, if applicable, intercreditor agreement with the Outbound Ground Tenant’s lender, and estoppel certificates executed by Outbound Ground Tenant, each in form and content reasonably satisfactory to Agent or the Required Lenders, as applicable.

(k)           Lease Form. The form of Lease, if any, to be used by Parent Borrower or such Subsidiary Credit Party in connection with future leasing of such Collateral Property, which shall be in form and substance reasonably satisfactory to the Agent.

(l)            Certificates of Insurance. (1) With respect to Real Estate to be included in the Collateral as a Mortgaged Property, each of (i) a current certificate of insurance as to the insurance maintained by Parent Borrower or such Subsidiary Credit Party on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from Parent Borrower or such Subsidiary Credit Party, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement, including, without limitation, a PML study if reasonably requested by the Agent, and (2) with respect to Real Estate to be included in the Collateral as a Ground Leased Property, (i) a current certificate of insurance as to the liability insurance maintained by Parent Borrower or such Subsidiary Credit Party or the applicable Outbound Ground Tenant from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; and (ii) such further information and certificates from Parent Borrower or such Subsidiary Credit Party, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement and the terms of the applicable Outbound Ground Lease.

Schedule 1.2 – Page 2

(m)          Property Condition Report. For each Mortgaged Property, a property condition report, together with any seismic probable maximum loss assessment (if applicable) to the extent customarily required for properties in such location, with appropriate reliance letters if such reports or not addressed to the Agent, from a firm or firms of professional engineers or architects selected by Borrowers and reasonably acceptable to Agent (the “Inspector”) reasonably satisfactory in form and content to the Agent and the Required Lenders, dated not more than three hundred sixty (360) days prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Agent and the Required Lenders may reasonably require.

(n)           Hazardous Substance Assessments. A hazardous waste site assessment report addressed to the Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, the Agent) concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral, from the Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Required Lenders in their reasonable discretion and to otherwise be in form and substance reasonably satisfactory to the Agent in its sole discretion.

(o)          Zoning and Land Use Compliance. Such evidence regarding zoning and land use compliance as the Agent may reasonably request.

(p)          Certificate of Occupancy. If available to the Borrower, a copy of the certificate(s) of occupancy issued for such parcel of Real Estate permitting the use and occupancy of the Building thereon.

(q)          Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Agent and the Required Lenders as provided in §5.2 and dated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral.

(r)           Budget. For any Mortgaged Property, if requested by the Agent, an operating and capital expenditure budget for such Real Estate in form and substance reasonably satisfactory to the Agent.

(s)           Operating Statements. For any Mortgaged Property, operating statements for such Real Estate in the form of such statements delivered to the Lenders under §7.4(e) covering each of the four fiscal quarters ending immediately prior to the addition of such Real Estate to the Collateral, to the extent available.

(t)           Environmental Disclosure. Such evidence regarding compliance with §6.20(d) as Agent may reasonably require.

(u)          Subsidiary Credit Party Documents. With respect to Real Estate owned by a Subsidiary Credit Party, the Joinder Agreement and such other documents, instruments, reports, assurances, or opinions as the Agent may reasonably require, including the organizational documents of such Subsidiary Credit Party.

(v)          Additional Documents. Such other agreements, documents, certificates, reports or assurances as the Agent may reasonably require.

Schedule 1.2 – Page 3

SCHEDULE 6.3

LIST OF ALL ENCUMBRANCES ON ASSETS

None.

Schedule 6.3 – Page 1

SCHEDULE 6.5

NO MATERIAL CHANGES

None.

Schedule 6.5 – Page 1

SCHEDULE 6.7

SCHEDULE OF CURRENT LITIGATION

None.

Schedule 6.7 – Page 1

SCHEDULE 6.15

CERTAIN TRANSACTIONS

None.

Schedule 6.15 – Page 1

SCHEDULE 6.20(d)

REQUIRED ENVIRONMENTAL ACTIONS

None.

Schedule 6.20(d) – Page 1

SCHEDULE 6.21

SUBSIDIARIES

See Attached.

Schedule 6.21 – Page 1

SCHEDULE 6.23

Initial COLLATERAL PROPERTIES

Collateral Property Owner	Type of Subsidiary Credit Party (Subsidiary Borrower or Subsidiary Guarantor)	Collateral Property Address	Type of Collateral Property (Mortgaged Property or Ground Leased Property)	Non-Stabilized Mortgaged Property (Y/N)
BR SANDS PARC, LLC	Subsidiary Guarantor	100 Sands Parc Boulevard, Daytona Beach, Florida 32117	Mortgaged Property	N
BR FALLS AT FORSYTH, LLC	Subsidiary Guarantor	5310 Falls Drive, Cumming, Georgia 30028	Mortgaged Property	Y

Schedule 6.23 – Page 1

SCHEDULE 6.25

MATERIAL LOAN AGREEMENTS

1.	Equity Line Credit Agreement

Schedule 6.25 – Page 1

SCHEDULE 19

NOTICE ADDRESSES

If to the Agent or KeyBank:

KeyBank National Association

225 Franklin Street, 16th Floor

Boston, Massachusetts 02110

Attn: Mr. Christopher T. Neil

and

Riemer & Braunstein LLP

100 Cambridge Street, 22nd Floor

Boston, Massachusetts 02114

Attn: Kevin J. Lyons, Esquire

If to Guarantor or any Borrower:

Bluerock Residential Growth REIT, Inc.

27777 Franklin Road, Suite 900

Southfield, MI 48304

Attn: Christopher Vohs

Fax: (248) 353-3354

And

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

Attn: R. Ramin Kamfar

Fax: (646) 278-4220

With a copy to:

Bluerock Residential Growth REIT, Inc.

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

Attn: Michael Konig, Esquire

Fax: (646) 278-4220

And

Kaplan Voekler Cunningham & Frank PLC

1401 East Cary Street

Richmond, VA 23219

Attn: Richard Cunningham, Esquire

Fax: 804) 823-4099

Schedule 19 – Page 1

If to any other Lender which is a party hereto, at the address for such Lender set forth below, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender.

If to Truist Bank:

303 Peachtree St., 22nd FL

Atlanta, GA 30308

Attention: Toby Coons

Telephone: 404-813-1883

Schedule 19 – Page 2